                                             Exhibit 10(l)
                                             -------------
                                             (1 of 187)





                         Date:               1994
                         ---------------------------------


                         (1)  BRITISH TELECOMMUNICATIONS
                              public limited company

                         (2)  MOORGATE (TWELVE) LIMITED

                         (3)  MCI COMMUNICATIONS
                              CORPORATION

                         (4)  MCI VENTURES CORPORATION

                         (5)  CONCERT COMMUNICATIONS
                              COMPANY

                              ----------------------------

                              MODIFIED JOINT VENTURE
                              AGREEMENT

                              ----------------------------






















                                             Exhibit 10(l)
                                             -------------
                                             (2 of 187)

                              I N D E X


Clause    Description                                             Page
No.                                                                No.
          Parties .........................................1
          Recitals ........................................1
1.        Definitions              ..................................2
2.        Commencement of Agreement
          and Conditions Precedent..........................10
3.        Participation in NEWCO             .......................21
4.        Business of the Joint Venture             ................21
5.        Establishment of NEWCO             .......................23
6.        Closing and Closing Balance Sheet             ............26
7.        Management of NEWCO             ..........................30
8.        Appointment and Removal of Directors             .........32
9.        Meetings of Directors             ........................33
10.       Board Decisions             ..............................35
11.       Shareholder Consents             .........................35
12.       Shareholders' Meetings             .......................39
13.       Dividend Policy             ..............................40
14.       Accounts and Auditors             ........................41
15.       Financial Information             ........................43
16.       UK Tax Matters             ...............................43
17.       Shareholder Related Contracts             ................47
18.       Restrictions and Obligations on Shareholders             .48
19.       Restrictive Trade Practices Act             ..............55
20.       Business Plan and AOPB             .......................56
21.       Funding Obligations             ..........................58
22.       Breach of Funding Obligations             ................59
23.       Personnel             ....................................61
24.       Transfer of Shares             ...........................61
25.       Right of First Refusal on Transfer
          of Shares             ....................................62
26.       Put Option             ...................................69
27.       Confidentiality             ..............................73
28.       Warranties and Undertakings             ..................74
29.       Relevant Events             ..............................77
30.       Call Options             .................................84
31.       Termination and Liquidation of NEWCO             .........88
32.       Severability             .................................89
33.       No Partnership or Agency             .....................89
34.       Conflicts             ....................................89
35.       Exercise of Voting Rights and Consents             .......89
36.       Further Assurance             ............................90
37.       Corporate and Trading Names             ..................90




                                             Exhibit 10(l)
                                             -------------
                                             (3 of 187)

38.       Costs             ........................................90
39.       Waivers and Variations             .......................90
40.       Notices             ......................................91
41.       US Tax Treatment             .............................92
42.       Assignment             ...................................92
43.       Obligations of NEWCO             .........................93
44.       MCI Guarantee             ................................93
45.       BT Guarantee             .................................93
46.       Entire Agreement             .............................94
47.       Governing Law             ................................94
48.       Jurisdiction             .................................94


                              SCHEDULES


SCHEDULE 1
(Form of Memorandum and Articles).........................96

SCHEDULE 2
(Particulars of NEWCO following Closing)...................126

SCHEDULE 3
(Form of Deed of Adherence)..............................127

SCHEDULE 4
(United States Tax Treatment)            ..........................130

SCHEDULE 5
(List of Contracts)             ...................................145

SCHEDULE 6
(Treatment of Newco Funding
from Early Start Completion to Closing)..................146


                               ANNEXES
1.   Forms of Comfort Letter from the EC Commission             ...148












                                             Exhibit 10(l)
                                             -------------
                                             (4 of 187)

THIS AGREEMENT is made the       day of                           1994
BETWEEN

1. BRITISH TELECOMMUNICATIONS public limited company, a company incorporated in England and Wales under registration number 1800000, the registered office of which is at 81 Newgate Street, London, EC1A 7AJ England
     ("BT")

2. MOORGATE (TWELVE) LIMITED a company incorporated in England and Wales under registration number 2653079, the registered office of which is at 81 Newgate Street, London EC1A 7AJ, England ("BTH")

3. MCI COMMUNICATIONS CORPORATION a company incorporated under the laws of Delaware the principal office of which is at 1801 Pennsylvania Avenue NW, Washington DC 20006,
     USA ("MCI")

4. MCI VENTURES CORPORATION a company incorporated under the laws of Delaware the principal office of which is at 1801
     Pennsylvania Avenue NW, Washington DC 20006, USA ("MCH")

5. CONCERT COMMUNICATIONS COMPANY an unlimited company incorporated in England and Wales under registration number 2840475, the registered office of which is at 81
     Newgate Street, London EC1A 7AJ ("NEWCO")

RECITALS

(A) BT and MCI have entered into a Letter of Intent dated June 2, 1993 whereby they indicated their agreement in principle to merge certain of their activities in order to achieve joint success in the global telecommunications market and to offer a seamless set of global enhanced and value added products to the customers of MCI and BT.

(B) In order to foster the intent expressed in Recital (A) BT and MCI will be entering a series of agreements designed to:

          (a) enable the introduction of new, sophisticated information technology products more effectively, economically and rapidly;






                                             Exhibit 10(l)
                                             -------------
                                             (5 of 187)

          (b) secure a more comprehensive and technically-advanced product range while enabling BT and MCI to rationalise their respective product portfolios;

          (c) avoid duplication of effort, lead to improved global technical solutions, create greater choices for customers, and enable BT and MCI to meet specific customer needs more effectively; and

          (d) reduce costs through a combined technology platform and product portfolio, and these cost savings will be passed through to the customers due to strong competition in the global market.

(C) BT and MCI desire to create an integrated venture for the provision of the Global Platform and Global Products as defined herein.

(D) BTH is a wholly owned subsidiary of BT through which it will hold its investment in NEWCO.

(E) MCH is a wholly owned subsidiary of MCI through which it will hold its investment in NEWCO.

(F) BTH and MCH wish to establish a joint venture company to which the Ultimate Parents or their respective subsidiaries or affiliates will transfer certain of their activities and license certain of their technology rights relating to the provision of the Global Platform and Global Products.

(G) BTH and MCH desire to have NEWCO act, and NEWCO is desirous of acting, as the vehicle for the proposed joint venture activities and have set out below the terms governing the relationship of the shareholders in NEWCO, their respective contributions to its operations, capital, assets, and management. In addition BT and MCI have agreed to provide certain undertakings of a strictly limited nature without which the joint venture would not be formed between BTH and MCH.










                                             Exhibit 10(l)
                                             -------------
                                             (6 of 187)

OPERATIVE PROVISIONS

1.   Definitions

     1.1 In this Agreement the following words and expressions shall have the following meanings ascribed to them except as expressly stated herein:

     "Accounting Reference Date" means 31 March or such other accounting reference date of NEWCO as may apply from time to time;

     "'A' Director" means any director appointed by the 'A'
     Shareholder pursuant to the Articles;

     "affiliate" means any undertaking in respect of which a Participating Interest is held by a Party hereto, or by its Parent Undertaking or Ultimate Parent and any Subsidiary Undertaking of its Parent Undertaking or Ultimate Parent, save that neither Ultimate Parent shall be considered to be an affiliate of the other Ultimate Parent and NEWCO shall not be considered to be an affiliate of a Shareholder or either Ultimate Parent;

     "Agreement" means this Agreement, including all Schedules;

     "AOPB" means the annual operating plan and budget of NEWCO and the NEWCO Group, being a budget calendarised by month for the Business prepared in respect of each Financial Year in conjunction with or as a corollary to the annually reviewed and updated Business Plan to include all those matters identified and set out in Clause 20.6 and the identification, planning and development of Global Products, approved under the procedures of Clauses 11.1 or 20.4, except the first such AOPB, which is the "First AOPB", as defined in the Early Start Agreement;

     "Articles" means the articles of association of NEWCO as current from time to time;

     "'A' Shareholder" means the holder for the time being of the 'A' Shares and the 'C' Shares;






                                             Exhibit 10(l)
                                             -------------
                                             (7 of 187)

     "'A' Shares" means all issued 'A' ordinary shares of 10p each in the capital of NEWCO;

     "Auditors" means the auditors of NEWCO as current from time to time;

     "'B' Director" means any director appointed by the 'B'
     Shareholder pursuant to the Articles;

     "Board" means the board of directors of NEWCO as current from time to time;

     "'B' Shareholder" means the holder for the time being of the 'B' Shares;

     "'B' Shares" means all issued 'B' ordinary shares of 10p each in the capital of NEWCO;

     "Borrowing" means (without limitation):-

          (a) all moneys borrowed or raised (with or without security) by NEWCO or any Subsidiary
               Undertaking of NEWCO (other than any share capital unless that share capital is redeemable at the option of the holder) including without limitation the unpaid purchase price of any asset other than a trade debt incurred in the ordinary course of business;

          (b) the principal amount raised by NEWCO or any Subsidiary Undertaking of NEWCO by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house (not being acceptances in relation to the purchase of goods in the ordinary course of business the amounts raised whereunder are to remain outstanding for less than 120 days);












                                             Exhibit 10(l)
                                             -------------
                                             (8 of 187)

          (c)  amounts payable under any lease, lease
               purchase, conditional sale, credit sale or deferred purchase agreement where such amounts are treated as being in the nature of a finance lease for the purposes of the UK Statement of Standard Accounting Practice 2l (or any modification, amendment or replacement thereof);

          (d) receivables sold, assigned or discounted with any recourse; and

          (e) (but not so as to be counted more than once) all amounts of the type described in paragraphs (a) to (d) above which are for the time being guaranteed by or secured by assets of, or are the subject of any indemnity by, NEWCO or any of its Subsidiary Undertakings;

     "BT Distribution Agreement" means the agreement entered into after Early Start Completion between NEWCO and BT concerning the distribution of products and services of NEWCO;

     "BT Group" means BT and its 75% subsidiaries other than NEWCO and its subsidiaries and "75% subsidiary" shall be construed in accordance with Section 838 of ICTA;

     "BT N.A. Purchase Agreement" means the agreement dated 4th August 1993 (as amended) herewith between MCI, MCI Telecommunications Corporation, BT and BT North America Inc. concerning the sale to MCI of the business of BT North America Inc.;

     "BT Transfer Agreement" means the agreement entered into after Early Start Completion between NEWCO and BT whereby certain assets, contracts and leaseholds were transferred to NEWCO;

     "Business" means the activities of NEWCO and the NEWCO
     Group described in Clause 4.1;









                                             Exhibit 10(l)
                                             -------------
                                             (9 of 187)

     "Business Plan" means a rolling 5 year business plan for NEWCO and the NEWCO Group (which, without limitation, will deal with all material matters for the Business during the period in question and shall set out the Shareholders' joint funding commitment for the period to which it relates) together with all variations, updates and extensions approved under the procedures of Clause
     11.1 or 20.4, the first such Business Plan being as defined as the "First Business Plan" in the Early Start Agreement;

     "'C' Shares" means all issued 'C' ordinary shares of PS1 each in the capital of NEWCO;

     "CEO" means the chief executive officer of NEWCO from time to time;

     "Closing" means the completion of this Agreement in accordance with Clause 6;

     "Closing Balance Sheet" means the consolidated balance sheet of the NEWCO Group, as at the time immediately prior to Closing, as agreed or deemed to be agreed pursuant to Clause 6.6 or, failing which, as determined by the independent accountants instructed pursuant to Clause 6;

     "Companies Act" means the Companies Act 1985;

     "director" means a director of NEWCO as current from time to time and shall be deemed to include any alternate director validly appointed by such director in accordance with the Articles;

     "Distribution Agreements" means the BT Distribution
     Agreement and the MCI Distribution Agreement;

     "Distributable Reserves" means such sum that is available for distribution to the Shareholders being Newco's accumulated, realised profits as shown in the preceding
     Financial Year's audited individual accounts for Newco prepared pursuant to Clause 14.1(b), so far as not








                                             Exhibit 10(l)
                                             -------------
                                             (10 of 187)

     previously utilised by distribution or capitalisation, less its accumulated, realised losses as shown in the audited individual accounts for Newco for the preceding Financial Year prepared pursuant to Clause 14.1(b), so far as not previously written off in a reduction or reorganisation of capital duly made;

     "Early Start Agreement" means the agreement between the Parties dated [ ] 1994, relating to this Modified Joint
     Venture Agreement, and "Early Start Completion",

     "Early Start Balance Sheet" and "Early Start Term" shall have the same meanings as in that Early Start Agreement;

     "EC Commission" means the Commission of the European
     Communities;

     "EEC Treaty" means the Treaty establishing the European
     Community (Treaty of Rome);

     "Enhanced and Value-added Telecommunication Service" or "Enhanced and Value Added Services" means any international telecommunications service which regulation permits to be offered (other than those described in (i), (ii), (iii) and (iv) below) between two or more countries by members of a single Group and which regulation permits to be managed on an end to end basis but, for the avoidance of doubt, this shall not include (i) voice international simple resale (ii) international direct distance dialling provided on a correspondent basis (iii) the provision of international private leased circuits and (iv) any services which for regulatory reasons must be offered on a correspondent basis;

     "Financial Year" means in respect of the first Financial Year the period from the Early Start Completion to the next Accounting Reference Date (save in respect of Clause 16, where the first Financial Year will be deemed to be the period from Closing to the next Accounting Reference
     Date) and in respect of each subsequent Financial Year the period commencing with the date following the end of the previous Financial Year and ending on the next Accounting Reference Date;







                                             Exhibit 10(l)
                                             -------------
                                             (11 of 187)

     "Global Platform" means those transmission, switching, signalling, network intelligence and/or service management systems which from time to time are owned, leased, managed or contracted for by NEWCO excluding any Remote Network in order to provide the Services ("Services" and "Remote Network" being as defined in the Distribution Agreements);

     "Global Products" means any current or future Enhanced and Value-added Telecommunication Service between two or more countries;

     "Group," except in relation to BT Group in Clause 16, means any corporation and its Subsidiary Undertakings; "holding company", "subsidiary" and "wholly-owned subsidiary" have the meanings ascribed to them in Sections 736 and 736A of the Companies Act as in effect at the date hereof save (except in clauses 29.2(b) and (d)) that NEWCO shall not be considered to be a subsidiary of either Ultimate Parent and, for the avoidance of doubt, for the purpose of determining whether a company is a "wholly-owned subsidiary" any share held by a nominee shall be deemed to be held by the company appointing such nominee;

     "ICTA" means the Income and Corporation Taxes Act 1988;

     "Infonet" means Infonet Services Corporation;

     "Intellectual Property Agreement" means the agreement in the agreed form to be entered by NEWCO and each of the Ultimate Parents or their affiliates relating to intellectual property rights;

     "International Outsourcing Services" means the provision of the services described in Clause 4.1(d);

     "Investment Agreement" means the agreement of even date herewith between BT and MCI concerning the acquisition by BT of shares of the class A common stock in MCI and related terms in connection therewith;









                                             Exhibit 10(l)
                                             -------------
                                             (12 of 187)

     "MCI Distribution Agreement" means the agreement entered into after Early Start Completion by NEWCO and MCI
     Telecommunications Corporation concerning the distribution of products and services of NEWCO;

     "MCI Transfer Agreement" means the agreement in the agreed form between NEWCO and MCI and its affiliates whereby certain assets, contracts and leaseholds shall be transferred to NEWCO;

     "Memorandum" means the memorandum of association of NEWCO as current from time to time;

     "Merger Control Regulation" means EC Council Regulation
     4064/89;

     "Net Asset Value" means the value of the fixed and current assets (including cash) less the liabilities of the NEWCO Group as shown in the Closing Balance Sheet

     "NEWCO Group" means NEWCO and its Subsidiary Undertakings and for such purpose "Subsidiary Undertaking" shall have the meaning in sections 258 to 260 and Schedule 10A of the Companies Act as may be modified or amended from time to time;

     "Parent Undertaking", "Subsidiary Undertaking" and

     "Participating Interest" shall have the meaning given in sections 258 to 260 and Schedule 10A of the Companies Act, as amended by the Companies Act 1989, as current at the date hereof save that a Subsidiary Undertaking of Newco shall have the meaning in sections 258 to 260 and
     Schedule 10A of the Companies Act as may be modified or amended from time to time;

     "Party" means a party to this Agreement;

     "Percentage Interest" means the aggregate voting rights carried by the aggregate number of Shares held by a Shareholder expressed as a percentage of the total voting rights carried by all the Shares;








                                             Exhibit 10(l)
                                             -------------
                                             (13 of 187)

     "Registered Insolvency Practitioner" means an insolvency practitioner licensed under the Insolvency Act 1986;

     "Related Agreements" means the Investment Agreement, the Distribution Agreements, the Intellectual Property Agreement, the Syncordia Acquisition Agreement, the Services Agreements, the Transfer Agreements and the terms of Schedule 1 of the Early Start Agreement;

     "RTPA" means the Restrictive Trade Practices Act 1976;

     "Services Agreements" means the agreements entered into after Early Start Completion between NEWCO and BT and
     NEWCO and MCI Telecommunications Corporation whereby certain services shall be provided to NEWCO;

     "Share" means an 'A' Share, a 'B' Share or a 'C' Share;

     "Shareholders" means the 'A' Shareholder and the 'B'
     Shareholder;

     "Start-up Costs" shall have the same meaning as in that Early Start Agreement;

     "Syncordia Acquisition Agreement" means the agreement entered into after Early Start Completion whereby NEWCO acquired from BT BT's Syncordia business;

     "Taxes" means any US federal, state, county, local or non-US, including, without limitation, any income, transfer, sales, use, real or personal property taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability;

     "Transfer Agreements" means the BT Transfer Agreement and the MCI Transfer Agreement;










                                             Exhibit 10(l)
                                             -------------
                                             (14 of 187)

     "Treasury Regulation" means regulations drafted by the US
     Department of the Treasury pertaining to the Internal
     Revenue Code of 1986, as amended;

     "Ultimate Parents" means BT and MCI;

     "voice international simple resale" means voice over an international private leased circuit with break-out into the public switched telephone network at both ends;

     "voting rights" means the number of votes exercisable from time to time by a Shareholder in respect of the Shares held by it on a poll at a general meeting of NEWCO;

     "working days" means Monday to Friday (inclusive) excluding both English public and bank holidays and days on which banks are authorised by law to close for business in New York City;

     "$" means US Dollars;

     "PS" means UK pounds sterling.

     1.2 Except as expressly provided herein, any reference to any applicable legislation, including any Act of Parliament, Act of US Congress or any EC Regulation shall be deemed to include any amendment, replacement or re-enactment thereof for the time being in force and to include any bye-laws, licences, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made thereunder and any condition attaching thereto.

     1.3 In this Agreement, the singular shall include the plural and vice versa and the masculine shall include the feminine.

     1.4 The headings in this Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of any provision to which they refer.








                                             Exhibit 10(l)
                                             -------------
                                             (15 of 187)

     1.5 References herein to Clauses, Schedules and Annexes shall refer to clauses of, schedules and annexes to this Agreement.

     1.6 References herein to "FCC Order", "the HSR Act",
     "Exon-Florio", the "Certificate of Amendment" and the "Byelaws Amendment" shall have the same meaning as in the Investment Agreement.

     1.7 References herein to a Party being obliged to procure that another person shall do something or shall not do something shall be deemed to require that Party to exercise all voting rights and other powers of control available to that Party in relation to that person so as to procure, insofar as that Party is able by the exercise of such rights and powers, that that person does or does not do such thing, as appropriate.

     1.8 The recitals to this Agreement shall not be taken into account in the construction or interpretation of any provision of this Agreement.

     1.9 Whenever a document is referred to herein as being "in the agreed form", it shall be in the form of the document as initialled for identification purposes by duly authorised representatives of the Parties upon signature of this Agreement. Any note or text in bold type in the BT Distribution Agreement, the MCI Distribution Agreement, the Services Agreements and the Intellectual Property Agreement indicates that the provision in any clause or schedule remains to be inserted or completed. Such provision in the BT Distribution Agreement, the MCI Distribution Agreement, the Intellectual Property Agreement and/or the Services Agreements shall be subject to agreement by the Ultimate Parents prior to execution of the BT Distribution Agreement, the MCI Distribution Agreement, the Intellectual Property Agreement and/or the Services Agreements and shall (except in the case of the Intellectual Property Agreement) be consistent with the Business Plan.









                                             Exhibit 10(l)
                                             -------------
                                             (16 of 187)

2.   Commencement of Agreement and Conditions Precedent

     2.1 Until Closing only the following Clauses shall be in effect between the Parties, namely Clauses 1, 2, 5, 17, 19, 20.1, 20.2, 27, 28, 32 to 36 inclusive and 38 to 48 inclusive and from Closing all the Agreement shall be in effect.

     2.2 The following are conditions precedent of this
     Agreement:

          (a) the furnishing of particulars of this Agreement and the Related Agreements and all other documents relating to the arrangements contemplated thereby under the RTPA as referred to in Clause 2.5(b) shall have taken place and either:

               (i) the Director General of Fair Trading shall have indicated to either or both of the Ultimate Parents in writing that this Agreement and the Related Agreements are not registrable under the RTPA; or

               (ii) the Director General of Fair Trading shall have indicated to either or both of the Ultimate Parents in writing that he will refrain from taking proceedings before the Restrictive Practices Court under Section 21(1)(a) of the RTPA in respect of this Agreement and the Related Agreements; or

               (iii) the Secretary of State shall have given directions under Section 21(2) of the RTPA discharging the Director General of Fair Trading from taking proceedings in the Restrictive Practices Court in respect of this Agreement and the Related Agreements, subject only to conditions or undertakings which:

                    (A) unless BT agrees otherwise, have no
                    material adverse effect on the business
                    of BT taken as a whole or on BT's rights under this Agreement and the Related Agreements (other than the Investment






                                             Exhibit 10(l)
                                             -------------
                                             (17 of 187)

                    Agreement) or which, in BT's reasonable
                    opinion, would not materially diminish,
                    taken as a whole, BT's rights or
                    protections with respect to its
                    investment in MCI under the Investment
                    Agreement, the Certificate of Amendment
                    or the Byelaws Amendment; and

                    (B) unless MCI agrees otherwise, have no material adverse effect on the business of MCI taken as a whole or on MCI's rights under this Agreement and the Related Agreements; and

          (b) either one of the following conditions is satisfied:

               (i) the EC Commission shall have issued a decision under the Merger Control Regulation (or be deemed to have done so under such Regulation) declaring the arrangements contemplated in this Agreement and the Related Agreements compatible with the common market, subject only to conditions or undertakings which:

                    (A) unless BT agrees otherwise, have no
                    material adverse effect on the business
                    of BT taken as a whole or on BT's rights under this Agreement and the Related Agreements (other than the Investment Agreement) or which, in BT's reasonable opinion, would not materially diminish, taken as a whole, BT's rights or protections with respect to its investment in MCI under the Investment Agreement, the Certificate of Amendment or the Byelaws Amendment; and












                                             Exhibit 10(l)
                                             -------------
                                             (18 of 187)

                    (B) unless MCI agrees otherwise, have no material adverse effect on the business of MCI taken as a whole or on MCI's rights under this Agreement and the Related Agreements;

               For the avoidance of doubt, if the EC
               Commission shall have referred only part of the arrangements contemplated by this Agreement and the Related Agreements in the circumstances mentioned in the first proviso to this Clause 2.2(b), the arrangements mentioned in this Clause 2.2(b)(i) shall mean that part of the arrangements not so referred; or

               (ii) the EC Commission shall have issued a decision under the Merger Control Regulation concluding that the arrangements contemplated by this Agreement and the Related Agreements do not fall within the Merger Control Regulation and either:

                    (A) the Ultimate Parents shall have
                    received an unqualified and unequivocal
                    comfort letter or formal decision which
                    indicates that such arrangements are not prohibited as contrary to Article 85(1) or 86 of the EEC Treaty; or

                    (B) the Ultimate Parents shall have
                    received a formal decision from the EC
                    Commission granting an exemption in
                    respect of such arrangements under
                    Article 85(3) of the EEC Treaty subject
                    only to conditions or undertakings which:

                         (I) unless BT agrees otherwise, have
                         no material adverse effect on the
                         business of BT taken as a whole or
                         on BT's rights under this Agreement
                         and the Related Agreements (other
                         than the Investment Agreement) or
                         which, in BT's reasonable opinion,






                                             Exhibit 10(l)
                                             -------------
                                             (19 of 187)

                         would not materially diminish, taken
                         as a whole, BT's rights or
                         protections with respect to its
                         investment in MCI under the
                         Investment Agreement, the
                         Certificate of Amendment or the
                         Byelaws Amendment; and

                         (II) unless MCI agrees otherwise,
                         have no material adverse effect on
                         the business of MCI taken as a whole
                         or on MCI's rights under this
                         Agreement and the Related
                         Agreements; or

                    (C)  the Ultimate Parents shall have
                    received a comfort letter in standard
                    form unqualified in any way (which it is agreed would be the case if it were on terms substantially similar to one of the comfort letters contained in Annex 1), which indicates that the EC Commission proposes to take no action against such arrangements and, before the first anniversary of the date of this Agreement, the Ultimate Parents shall not have received any indication, which has been demonstrated by one Ultimate Parent to the reasonable satisfaction of the other Ultimate Parent to be unequivocal and authoritative, from the EC Commission that it intends to take a formal decision materially inconsistent with the terms of the comfort letter in respect of such arrangements subject only to conditions or undertakings which:

                         (I) unless BT agrees otherwise, have
                         no material adverse effect on the
                         business of BT taken as a whole or
                         on BT's rights under this Agreement
                         and the Related Agreements (other








                                             Exhibit 10(l)
                                             -------------
                                             (20 of 187)

                         than the Investment Agreement) or
                         which, in BT's reasonable opinion,
                         would not materially diminish, taken
                         as a whole, BT's rights or
                         protections with respect to its
                         investment in MCI under the
                         Investment Agreement, the
                         Certificate of Amendment or the
                         Byelaws Amendment; and

                         (II) unless MCI agrees otherwise,
                         have no material adverse effect on
                         the business of MCI taken as a whole
                         or on MCI's rights under this
                         Agreement and the Related
                         Agreements;

               For the avoidance of doubt, if the EC
               Commission shall have decided that the
               arrangements contemplated by this Agreement and the Related Agreements are a concentration as defined in the Merger Control Regulation but that such concentration does not have a Community dimension as defined in such Regulation, the arrangements mentioned in this Clause 2.2(b)(ii) shall mean that part of the arrangements which are neither a concentration as defined in such Regulation nor ancillary to such a concentration within the meaning of EC Commission Notice 14/8/90 (restrictions ancillary to concentrations);

          Provided that, if the EC Commission shall have referred (or have been deemed to have referred) either part of the arrangements contemplated by this Agreement and the Related Agreements to the regulatory authorities of the United Kingdom pursuant to Article 9 of the Merger Control Regulation or part or all of such arrangements pursuant to Article 21(3) of such Regulation, one of the conditions in Clause 2.2(c) shall also have been satisfied in relation to such of the arrangements as shall have been so referred and, in this regard, the conditions in Clause 2.2(c) shall






                                             Exhibit 10(l)
                                             -------------
                                             (21 of 187)

          be interpreted or modified as necessary to include the approval of such arrangements by the regulatory authority involved if it is neither the Office of Fair Trading nor the Monopolies and Mergers
          Commission;

          Provided further that, if the EC Commission shall have referred (or have been deemed to have referred) all of such arrangements to such authorities pursuant to Article 9 of such Regulation, one of the conditions in Clause 2.2(c) shall have been satisfied in relation to such arrangements and the conditions in Clause 2.2(b) shall not be required to be satisfied;

          Provided also that, if the EC Commission shall have issued such a decision as is provided in Clause 2.2(b)(i) with respect to only part of the arrangements contemplated in this Agreement and the Related Agreements, and shall have treated the remaining part of the arrangements as notified under Council Regulation 17/62, then Clause 2.2(b)(i) shall apply to the part subject to such decision, and Clause 2.2(b)(ii) shall apply to the remaining part reviewed under Council Regulation 17/62; and

          (c) unless the condition in Clause 2.2(b)(i) shall have been satisfied in circumstances where there have been no references as mentioned in the first two provisos to Clause 2.2(b), either one of the following conditions is satisfied:

               (i) the Office of Fair Trading shall have indicated in writing to either or both of the Ultimate Parents that it is not the intention of the Secretary of State for Trade and Industry to refer the arrangements contemplated by this Agreement and the Related











                                             Exhibit 10(l)
                                             -------------
                                             (22 of 187)

               Agreements to the Monopolies and Mergers
               Commission pursuant to part V of the Fair
               Trading Act 1973 subject only to orders or undertakings which:

                    (A) unless BT agrees otherwise, have no
                    material adverse effect on the business
                    of BT taken as a whole or on BT's rights under this Agreement and the Related Agreements (other than the Investment Agreement) or which, in BT's reasonable opinion, would not materially diminish, taken as a whole, BT's rights or protections with respect to its investment in MCI under the Investment Agreement, the Certificate of Amendment or the Byelaws Amendment; and

                    (B) unless MCI agrees otherwise, have no material adverse effect on the business of MCI taken as a whole or on MCI's rights under this Agreement and the Related Agreements; or

               (ii) following such a reference, the Secretary of State for Trade and Industry shall have permitted the arrangements contemplated by this Agreement and the Related Agreements to take place subject only to orders or undertakings which:

                    (A) unless BT agrees otherwise, have no
                    material adverse effect on the business
                    of BT taken as a whole or on BT's rights under this Agreement and the Related Agreements (other than the Investment Agreement) or which, in BT's reasonable opinion, would not materially diminish, taken as a whole, BT's rights or protections with respect to its investment in MCI under the Investment Agreement, the Certificate of Amendment or the Byelaws Amendment; and







                                             Exhibit 10(l)
                                             -------------
                                             (23 of 187)

                    (B) unless MCI agrees otherwise, have no material adverse effect on the business of MCI taken as a whole or on MCI's rights under this Agreement and the Related Agreements;

          For the avoidance of doubt, if the EC Commission shall have referred only part of the arrangements contemplated by this Agreement and the Related
          Agreements in the circumstances mentioned in the first proviso to Clause 2.2(b), the arrangements mentioned in this Clause 2.2(c) shall mean that part of the arrangements so referred; and

          (d) either:

               (i) the Secretary of State for Trade and Industry shall have notified either or both of the Ultimate Parents in writing that no class licence under the Telecommunications Act 1984 ("Class Licence") required by NEWCO to carry on the Business has been, or is to be, revoked in respect of NEWCO; or

               (ii) NEWCO has otherwise been licensed under the Telecommunications Act 1984 to the extent needed to carry on the Business and such licence shall not be subject to any conditions which have a material adverse effect on the business of NEWCO taken as a whole;

          and, in either case, if, as a direct result of the application or revocation of the Class Licence or the grant of a licence as referred to in Clause 2.2(d)(ii), the Secretary of State for Trade and Industry or the Director General of Telecommunications shall have required BT to, or shall have formally proposed to BT to, amend or modify the licence granted by the Secretary of State for Trade and Industry to BT on 22 June 1984 under Section 7 of the Telecommunications Act 1984, such amendment or modification shall not have a material adverse effect on the business of BT taken as a whole; and






                                             Exhibit 10(l)
                                             -------------
                                             (24 of 187)

          (e) the waiting period under the HSR Act shall have expired or been terminated, provided that such governmental approvals shall not be deemed to have been obtained for purposes hereof if such governmental approvals contain a condition or restriction that, in the reasonable opinion of BT or MCI, would materially diminish, taken as a whole, BT's or MCI's rights or protections under this Agreement; and

          (f) the following agreements have been entered into and, where they contain conditions precedent, have become unconditional save for any condition that this Agreement be unconditional:

               (i) the Investment Agreement; and

               (ii) the BT N.A. Purchase Agreement; and

          (g) MCI has divested itself of its investment in Infonet.

     2.3 This Agreement may be terminated at any time prior to
     Closing:

          (a) by BT or MCI with immediate effect by service of notice in writing on MCI or BT as appropriate at any time after 12 months of the date of this Agreement if any condition precedent is not fulfilled within such 12 month period until such time as all conditions are fulfilled, Provided, however, that if any condition shall not have been fulfilled on or before such date due to the wilful act or omission of MCI or BT that Party may not exercise such right; or

          (b) by consent in writing of the Parties; or













                                             Exhibit 10(l)
                                             -------------
                                             (25 of 187)

          (c) by BT or MCI if Closing shall violate any final non-appealable order, decree or judgment of any court or governmental body having competent jurisdiction; or

          (d) by MCI or BT if the other Party (being BT or BTH in the case of MCI or MCI or MCH in the case of
          BT) shall have failed to perform or comply in any material respect with any agreement or covenant contained herein that is required to be performed or complied with by it on or before Closing after having been provided written notice of, and a reasonable opportunity to cure, such failure by the other Party; or

          (e) by either party if the Investment Agreement shall have terminated in accordance with the terms thereof.

     2.4 If this Agreement is terminated pursuant to Clause 2.3, this Agreement shall forthwith cease to have effect between the Parties and all further obligations of the Parties under this Agreement shall terminate without further liability except that:

          (a) such termination shall not constitute a waiver of any rights any Party may have by reason of a breach of this Agreement; and

          (b) Clause 27 shall continue in full force and effect.

     2.5 The Ultimate Parents shall, at their own expense, use their best endeavours for the purpose of ensuring that the conditions precedent in Clause 2.2 (apart from Clause 2.2(e) (but without prejudice to the obligations of MCI and BT set out in the Investment Agreement) and Clause 2.2(g)) are fulfilled, including, but not limited to:












                                             Exhibit 10(l)
                                             -------------
                                             (26 of 187)

          (a) appealing (if requested by MCI in the case of BT and BTH and by BT in the case of MCI and MCH) and/or litigating any adverse ruling of any regulatory or governmental body; and

          (b) furnishing particulars of this Agreement and the Related Agreements and all other documents relating to the arrangements contemplated thereby to the Director General of Fair Trading promptly as required under the RTPA and, in any event, within 21 days of the date hereof, and promptly supplying all information reasonably and legitimately required by the Director General of Fair Trading following such furnishing to secure satisfaction of one of the conditions in Clause 2.2(a); and

          (c) continuing to lend each other, following the date of this Agreement, full co-operation and assistance in making a joint notification in respect of the arrangements contemplated by this Agreement and the Related Agreements in accordance with the Merger Control Regulation, requesting that such notification be treated as a notification under EC Council Regulation 17/62, if appropriate, and co-operating to provide promptly and accurately such further information as may be reasonably and legitimately requested by the EC Commission to secure satisfaction of one of the conditions in Clause 2.2(b) and, in the event of a decision by the EC Commission under the Merger Control Regulation concluding that the arrangements contemplated by this Agreement and the Related Agreements do not fall within the Merger Control Regulation, requesting such accelerated proceedings from the EC Commission as may be applicable to secure satisfaction of one of the conditions in Clause 2.2(b)(ii); and

          (d) with effect from the date of this Agreement, lending each other full co-operation and assistance in making a submission in respect of the arrangements contemplated by this Agreement and the Related Agreements to the Office of Fair Trading and, following a reference of such arrangements to






                                             Exhibit 10(l)
                                             -------------
                                             (27 of 187)

          the Monopolies and Mergers Commission pursuant to
          Part V of the Fair Trading Act 1973, the Monopolies and Mergers Commission and co-operating to provide promptly and accurately such further information as may be reasonably and legitimately requested by the Office of Fair Trading, the Monopolies and Mergers Commission or the Secretary of State for Trade and Industry to secure satisfaction of one of the conditions in Clause 2.2(c); and

          (e) offering to, or agreeing with, the EC
          Commission, the Office of Fair Trading, the
          Director General of Fair Trading, the Monopolies and Mergers Commission or the Secretary of State for Trade and Industry appropriate conditions or undertakings (or, in the case of the Secretary of State for Trade and Industry, agreeing to appropriate orders) to enable the conditions in Clauses 2.2(a), 2.2(b) and 2.2(c) to be satisfied (including, but without limitation, offering to, or agreeing with, the EC Commission and/or the Secretary of State for Trade and Industry appropriate conditions or undertakings to avoid the EC Commission initiating proceedings pursuant to the Merger Control Regulation in relation to the arrangements contemplated by this Agreement and the Related Agreements and the Secretary of State for Trade and Industry referring such arrangements to the Monopolies and Mergers Commission pursuant to
          Part V of the Fair Trading Act 1973); and

          (f) without prejudice to Clause 27 of this Agreement, taking all necessary actions to preserve the confidentiality (to the extent not for some other reason a matter of public record) of this Agreement and the Related Agreements, the arrangements contemplated thereby and all other documents furnished pursuant to Clause 2.5(b) (including, without limitation, the delivery of a memorandum to the Director General of Fair Trading requesting, pursuant to Section 23(3) of the RTPA, that those parts of this Agreement and the Related








                                             Exhibit 10(l)
                                             -------------
                                             (28 of 187)

          Agreements and other documents relating to the arrangements contemplated thereby which are, on reasonable grounds, regarded by an Ultimate Parent as being of a confidential nature and suitable for making such a request be included in the special section of the register maintained under the RTPA provided, however, that the taking of such actions shall not be continued to the extent that to do so might jeopardise the satisfaction of the condition in Clause 2.2(a) by the first anniversary of this Agreement); and

          (g) making all necessary filings in connection with this Agreement and the Related Agreements under the HSR Act as promptly as practicable after the date hereof and to use their best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested under the HSR Act;

     PROVIDED ALWAYS THAT in using such endeavours neither of the Ultimate Parents shall be required to divest itself (or to procure that any of its affiliates divests itself) of all, or part of, any of its existing businesses other than:
               (i) as contemplated by this Agreement
               including, without limitation, in the case of MCI, the divestment of its shareholding in Infonet pursuant to Clause 2.2(g)); or

               (ii) any one or more businesses or companies the fair market value of each of which on a going concern basis is less than $ 15,000,000 and if the other Ultimate Parent so requests on reasonable grounds for an independent expert to value the fair market value of any such business or company, the matter shall be referred to a person agreed between the parties or, in default of agreement within 7 days of notice from either party calling on the other so to agree, to a person chosen on the application of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales.






                                             Exhibit 10(l)
                                             -------------
                                             (29 of 187)

               Such person shall be instructed to reach his decision as soon as reasonably practicable.
               Such person shall be appointed as an expert and not as an arbitrator and the decision of such person shall be final and binding. The costs of such expert shall be borne by the requesting Party unless such expert shall decide one Party has acted unreasonably in which case he shall have discretion as to costs.

     2.6 For the avoidance of doubt, it is agreed that:

          (a) the requirement to divest (or the divestiture of) any business or company referred to in paragraph (ii) of the proviso to Clause 2.5; and

          (b) BT not having for any reason the benefit of the provisions of section 9.12(c) of the Investment
          Agreement:

     shall, either alone or taken with any other conditions, orders or undertakings, be treated as conditions, orders or undertakings which for the purposes of Clause 2.2:

          (a) have no material adverse effect on the business of BT taken as a whole or on BT's rights under this Agreement and the Related Agreements (other than the Investment Agreement) or, in BT's reasonable opinion, would not materially diminish, taken as a whole, BT's rights or protections with respect to its investment in MCI under the Investment Agreement, the Certificate of Amendment or the Byelaws Amendment; and

          (b) have no material adverse effect on the business of MCI taken as a whole or on MCI's rights under this Agreement and the Related Agreements.












                                             Exhibit 10(l)
                                             -------------
                                             (30 of 187)

     2.7 Each Ultimate Parent shall promptly inform the other of any communication with respect to this Agreement the Related Agreements and the transaction contemplated hereby and thereby from or to any regulatory authority and provide copies thereof.

3.   Participation in NEWCO

     Following Closing the issued share capital of NEWCO and the number of Shares held by each Shareholder shall be as set out in Schedule 2.

4.   Business of the Joint Venture

     4.1 The Business of the NEWCO Group shall be:

          (a) the planning and development of Global Products as identified in the AOPB and the Business Plan; as part of this function NEWCO shall review the Ultimate Parents' respective domestic products and product development plans and the regulatory constraints as existing from time to time so as to determine how best to formulate products for inclusion as Global Products in future AOPBs and future Business Plans and changes or additions thereto;

          (b) the establishment of the Global Platform and the provision of Services as defined in and in accordance with the Distribution Agreements;

          (c) the provision of billing services as the Ultimate Parents may request from time to time in connection with the provision of services, in the case of BT by BT pursuant to the terms of the BT Distribution Agreement and, in the case of MCI, by MCI Telecommunications Corporation pursuant to the terms of the MCI Distribution Agreement; and

          (d) the provision of telecommunications services management to a customer in two or more countries, including business process consulting, network systems and applications planning, design, integration and migration; network transport and assets management; enterprise network management;





                                             Exhibit 10(l)
                                             -------------
                                             (31 of 187)

          customer support function management; and including the acquisition and management of assets and staff from customers for any of the foregoing purposes. For the avoidance of doubt and for the purposes of this Clause 4.1(d), the United Kingdom of Great Britain and Northern Ireland (including the Channel Islands and the Isle of Man) shall be deemed to be a single country as will the United States and Puerto Rico, the US Virgin Islands and Guam.

     4.2 Without prejudice to the express rights and obligations of the Shareholders hereunder, the Shareholders agree to cooperate with each other in the running and operation of NEWCO in a manner consistent with the then current Business Plan and AOPB and to seek to achieve the objectives set out in this Agreement.

     4.3 NEWCO shall, and the Shareholders shall procure that NEWCO shall obtain such regulatory consents, approvals and licences as are needed to carry on the Business, Provided That such consents, approvals and licences shall be limited only to fulfilling such purpose.

     4.4 The Ultimate Parents shall and shall procure that their subsidiaries shall only obtain such regulatory consents, approvals and licences relating to the provision of Enhanced and Value-added Telecommunications Services in the Territory (as defined in the Distribution Agreement to which the other Ultimate Parent or its affiliate is a party) of the other Ultimate Parent or its affiliate as are necessary in order to fulfil the first-mentioned Ultimate Parent's or its affiliates obligations under its Distribution Agreement, subject to the prior written agreement of the other Ultimate Parent, such agreement not to be unreasonably withheld or delayed.

5.   Establishment of NEWCO

     5.1 BTH has incorporated NEWCO as a private unlimited company pursuant to the provisions of the Companies Act for adoption by the Shareholders as the corporate vehicle for their joint venture.








                                             Exhibit 10(l)
                                             -------------
                                             (32 of 187)

     5.2 BTH warrants to MCH that as at Closing:

          (a) NEWCO is duly incorporated as an unlimited company in England and Wales and has an authorised share capital of PS550,900, divided into 250,000 'A' ordinary shares of 10p each, 249,000 'B' ordinary shares of 10p each and 501,000 'C' ordinary shares of PS1 each, of which 50,000 'A' Shares and 100,200 'C' Shares have been issued fully paid up for the aggregate subscription monies of PS150,000,000, and are entirely beneficially owned by BTH;

          (b) NEWCO is resident for tax purposes only in the United Kingdom

          (c) NEWCO's memorandum and articles of association are in the form of the Memorandum and Articles as set out in Schedule 1;

          (d) other than as provided for in this Agreement there are no outstanding rights to call for or agreement for the issue of any shares or other security in NEWCO or any of its Subsidiary
          Undertakings.

     5.3 Subject to the remaining provisions of this Clause 5, BTH warrants as follows to MCH at Closing by reference to the facts and circumstances then subsisting, and undertakes to and agrees with MCH and NEWCO that if any such warranty is not true and accurate BTH shall pay to NEWCO such amount as may be necessary in order to put NEWCO in the position it would have been in at Closing had such warranty been true and accurate, and MCH shall have no rights under this Clause 5.3 other than requiring BTH to pay to NEWCO as aforesaid:

          (a) NEWCO has entered into the BT Transfer
          Agreement and the Syncordia Acquisition Agreement and, except as agreed with MCH:

               (i) such agreements have not been terminated or modified in any way;







                                             Exhibit 10(l)
                                             -------------
                                             (33 of 187)

               (ii) NEWCO has not waived any of its rights thereunder, and no liability of BT thereunder has been compromised, or performed otherwise than as stated therein;

               (iii) such agreements were completed as
               provided therein; and

               (iv) the aggregate consideration referred to in such agreements has been paid by NEWCO to BT in full;

          (b) NEWCO did not commence trading prior to the completion of the earlier of the Syncordia
          Acquisition Agreement or the BT Transfer Agreement and did not have any Subsidiary Undertakings prior to such date;

     5.4 BTH shall not be liable under Clause 5.3 in respect of a breach of any of the warranties given in Clause 5.3 if, and to the extent that, the subject matter of any claim by MCH or NEWCO:-

          (a) is provided for in the Closing Balance Sheet;

          (b) arose wholly or partly from an act or omission of MCH or MCI; or

          (c) has been or is made good fully to NEWCO or NEWCO is otherwise compensated fully therefor; or

          (d) arose wholly or partly as a result of the passing of an enactment or other government regulation, or as a result of any other act or omission compelled by law; or

          (e) is already the subject of a claim in respect of which notice has been given by NEWCO pursuant to the Syncordia Acquisition Agreement or the BT
          Transfer Agreement.

     5.5 No amount shall be required to be paid to NEWCO by BTH and BT in respect of the breach of:-







                                             Exhibit 10(l)
                                             -------------
                                             (34 of 187)

          (a) any warranty given in Clause 5.3;

          (b) any warranty given by BT pursuant to clause 12 of the Syncordia Acquisition Agreement; or

          (c) any warranty given by BT pursuant to clause 12 of the BT Transfer Agreement;

     not being true and accurate, unless the amount claimed exceeds $50,000, in which event the whole of such amount shall be aggregated for the purposes of Clause 5.6 and the terms of the Syncordia Acquisition Agreement and the BT Transfer Agreement shall be modified accordingly.

     5.6 No amount shall be required to be paid to NEWCO by BTH and BT in respect of the breach of:-

          (a) any warranty given in Clause 5.3;

          (b) any warranty given by BT pursuant to clause 12 of the Syncordia Acquisition Agreement; or

          (c) any warranty given by BT pursuant to clause 12 of the BT Transfer Agreement;

     unless the aggregate amount claimed in respect of all breaches thereof exceeds $1,000,000, and the terms of the Syncordia Acquisition Agreement and the BT Transfer
     Agreement shall be modified accordingly.

     5.7 Neither BTH nor BT shall be liable in respect of any claim made pursuant to any breach of any of the warranties referred to in Clause 5.6 unless the same shall have been made (or notice having been given in writing to BTH or BT to identify the matter giving rise to the claim) before the date which is twelve months after the date of Closing and the terms of the Syncordia Acquisition Agreement and the BT Transfer Agreement shall be modified accordingly.

     5.8 No claim shall be made against BTH or BT in respect of any breach of any of the warranties referred to in Clause 5.6 to the extent that any such claim would not have arisen, or would have been reduced, but for any






                                             Exhibit 10(l)
                                             -------------
                                             (35 of 187)

     failure on the part of the claimant to mitigate after Closing its loss arising from any matter giving rise to the claim.

     5.9 If BT has made a claim against NEWCO under either the Syncordia Acquisition Agreement or the BT Transfer Agreement and such claim is not included as a liability on the Closing Balance Sheet, NEWCO shall have no liability therefor following Closing and the terms of the Syncordia Acquisition Agreement and the BT Transfer Agreement shall be modified accordingly.

     5.10 (a) BTH shall indemnify NEWCO and each of its subsidiaries against the amount of each liability whatsoever of NEWCO or any of its subsidiaries which arises in respect of an event or events occurring prior to Closing which was not taken account of in the determination of Net Asset Value. NEWCO shall hold the benefit of this indemnity for itself and each of its subsidiaries;

          (b) MCH agrees to pay to NEWCO 24.9/75.1% of the value (as at Closing) of any tangible asset held by NEWCO or any of its subsidiaries immediately prior to Closing which was not taken account of in the determination of Net Asset Value;

          (c) If BTH or MCH (the "payer") is required to pay any amount under this Clause 5.10 it may elect to do so by subscribing additional Shares in NEWCO and shall notify the other and NEWCO of the number of Shares it wishes to subscribe, and the proposed issue price therefor (which shall be equal to such amount and which shall be an issue price of PS1,000 or as near thereto as practicable). Thirty days thereafter the payer shall subscribe such Shares at such issue price and NEWCO shall issue the same credited as fully paid and the other Shareholder shall subscribe at par and NEWCO shall issue the same credited as fully paid, such number of Shares as shall result in the Percentage Interest of each Shareholder being the same both before and after








                                             Exhibit 10(l)
                                             -------------
                                             (36 of 187)

          such issues of Shares to the payer and the other
          Shareholder.  Shares to be issued under this Clause
          5.10(c) shall be "A" Shares or "C" Shares if issued to BTH and "B" Shares if issued to MCH.

6.   Closing and Closing Balance Sheet
     Closing

     6.1 Subject to this Agreement becoming unconditional, the Parties shall procure that Closing occurs at the same place as and simultaneously with closing of the Investment Agreement.

     6.2 Upon Closing:

          (a) MCH shall sign and deliver to NEWCO an application in writing for the allotment to it of 49,800 'B' Shares credited as fully paid up and shall procure that the sum of PS49,733,688 is paid to NEWCO by bank electronic transfer;

          (b) BT shall procure that BT Nominees Limited takes such steps as necessary to transfer its 1 'A' Share to BTH and to procure that BTH is registered in the register of members in respect thereof;

          (c) BTH shall procure that a Board meeting of NEWCO shall be held at which:

               (i) an Extraordinary General Meeting shall be convened at short notice at Closing at which a resolution shall be passed, if still necessary, to change the name of NEWCO to such name as may be agreed between the Shareholders (but in default of such agreement no such change shall be made);

               (ii) following the Extraordinary General
               Meeting referred to in (i) above, the Board shall allot to the Shareholders the Shares respectively applied for by them, cause their respective shareholdings to be entered into the register of members of NEWCO and issue share certificates in respect of the same.






                                             Exhibit 10(l)
                                             -------------
                                             (37 of 187)

               (iii) to the extent necessary, the existing directors of NEWCO shall resign with effect from the end of the meeting, on terms that provide that they do not have any outstanding claims against NEWCO for loss of office or otherwise, and the following shall be appointed as 'A' Directors and 'B' Directors in their place (subject to any changes as may be made in writing by either BTH or MCH, as appropriate, serving notice on the other prior to Closing):

               'A' Directors

                    1. M Hepher
                    2. A Mockett
                    3. A Rudge
                    4. R Brace

               'B' Directors

                    1. G Taylor
                    2. T Price

          (d) BTH and MCH shall procure that a further Board meeting shall be held at which:

               (i) the Board shall resolve to approve and procure the entering into by NEWCO of the following agreements:

                    (A) the Intellectual Property Agreement;
                    and

                    (B) the MCI Transfer Agreement; and

               (ii) Christopher Earnshaw shall be appointed as CEO and the other officers referred to in Clause 11.1(m) shall be filled, pursuant to the terms of Clauses 9.9 or 11.1(m) as appropriate, all such officers (including the CEO) to be appointed on the same terms; and








                                             Exhibit 10(l)
                                             -------------
                                             (38 of 187)

               (iii) the Board will consider whether to replace and/or appoint any directors or secretaries of NEWCO's Subsidiary
               Undertakings;

          (e) the Parties shall, as appropriate, each execute in their own right or procure the execution by their affiliates as appropriate of the various agreements referred to in Clause 6.2(d)(i).

     6.3 The Parties shall take such steps as necessary either at or immediately following Closing to procure that the directors and secretaries of NEWCO's Subsidiary Undertakings resign, waiving all claims and rights to compensation and are replaced with such new directors and secretaries as the Board may decide in accordance with Clause 6.1(d)(iii).

     6.4 Immediately following Closing, the Parties and the Board will deal with such other items of business to give effect to the terms of this Agreement as may be necessary in connection herewith.

     Closing Balance Sheet

     6.5 NEWCO shall prepare and submit to the Shareholders within 18 days of Closing the proposed Closing Balance Sheet and a statement of proposed Net Asset Value for the purpose of determining the Net Asset Value, which shall be unaudited and based on NEWCO's then current management accounts.

     6.6 If MCH has not within 30 days of the date of receipt of the proposed Closing Balance Sheet pursuant to Clause
     6.5 served notice in writing to NEWCO pursuant to Clause 6.7, the proposed Closing Balance Sheet and proposed Net Asset Value set out therein, as made available to the Shareholders pursuant to Clause 6.5, shall be deemed to be agreed by the Shareholders for the purposes of this Agreement.

     6.7 If MCH serves notice in writing on NEWCO within the period referred to in Clause 6.6 with regard to the proposed Closing Balance Sheet, NEWCO shall instruct an






                                             Exhibit 10(l)
                                             -------------
                                             (39 of 187)

     independent firm of chartered accountants to prepare the Closing Balance Sheet and determine the Net Asset Value therefrom all in accordance with this Agreement (for the purposes of this Clause 6 "the independent accountants") chosen by agreement between the Shareholders and, failing such agreement within 7 days from the end of the 30 day period referred to in Clause 6.6, either Shareholder may request the President for the time being of the Institute of Chartered Accountants in England and Wales to nominate the independent accountants.

     6.8 The independent accountants shall be instructed by NEWCO to reach its decision as soon as practicable and in any event within 60 days from the date of instructions and shall act as an expert and not as an arbitrator. The Shareholders shall procure that the independent accountants are given full access to the personnel, books and records of the NEWCO Group, and to the auditors of each member of the NEWCO Group and their working papers. The decision of the independent accountants as to the Closing Balance Sheet and the Net Asset Value shall be final and binding on the Shareholders.

     6.9 The costs incurred by the independent accountants in preparing the Closing Balance Sheet pursuant to Clause
     6.8 shall be borne by MCH if the amount by which the proposed Net Asset Value is less than the Net Asset Value determined by the independent accountants is more than 10 per cent of the proposed Net Asset Value, and by BTH if the amount by which the proposed Net Asset Value exceeds the Net Asset Value determined by the independent accountants is more than 10 per cent of the proposed Net Asset Value, and otherwise the costs shall be borne equally between BTH and MCH.

     6.10 The Closing Balance Sheet, including the proposed Closing Balance Sheet, shall be prepared in accordance with all relevant statutes and generally accepted United Kingdom accounting principles, including all relevant Statements of Standard Accounting Practice consistent with such principles, practices and standards as are applied by BT in its consolidated audited accounts,








                                             Exhibit 10(l)
                                             -------------
                                             (40 of 187)

     applied on a consistent basis with prior periods, subject to the following specific points:

          (a) no revaluation of assets since 31st March 1993 will be reflected in the Closing Balance Sheet;

          (b) goodwill of the sterling equivalent of $50,000,000 shall be included as an asset of the NEWCO Group; and

          (c) an amount in respect of the funding of Newco by BT for the Early Start Term (the "Loss Adjustment") calculated in accordance with the terms of Schedule 6, shall be included as an asset of the Newco Group;

     and if the Closing Balance Sheet is prepared by the independent accountants pursuant to Clause 6.8, it shall also be audited by them.

     6.11 If the Net Asset Value derived from the Closing Balance Sheet deemed to be agreed pursuant to Clause 6.6 or determined by the independent accountants, as appropriate, is less than PS150,000,000 then BTH shall, within 30 days of the establishment of the Net Asset Value, pay such sum to NEWCO in cash as is equal to the amount of any such shortfall in return for the issue by NEWCO to BTH of 250 'A' Shares and 501 'C' Shares credited as fully paid up and MCH undertakes to NEWCO to subscribe for and Newco agrees to issue at the same time at par 249 'B' Shares credited as fully paid up. The amount of premium (if any) allocated as between the 'A' Shares and the 'C' Shares issued pursuant to this Clause
     6.11 shall be as required by BTH in writing to Newco.

     6.12 If the Net Asset Value as derived from the Closing Balance Sheet deemed to be agreed pursuant to Clause 6.6 or determined by the independent accountants, as appropriate, is more than PS150,000,000 then MCH shall, within 30 days of the establishment of the Net Asset Value, pay such sum to NEWCO in cash as is equal to:

                    24.9
                    75.1






                                             Exhibit 10(l)
                                             -------------
                                             (41 of 187)


     multiplied by the amount of any such excess, in return for the issue by NEWCO to MCH of 249 'B' Shares credited as fully paid up, and BTH undertakes to NEWCO to subscribe at the same time at par for 250 'A' Shares and 501 'C' Shares credited as fully paid up.

7.   Management of NEWCO

     7.1 Other than as provided in this Agreement, the Shareholders shall procure that the Board shall be responsible for the overall direction and management of NEWCO and that such direction and management is carried out in a manner which is consistent with the then current
     Business Plan and the AOPB.

     7.2 The Shareholders shall procure that the Board shall delegate the day to day management and operations of NEWCO to the CEO who shall be responsible to the Board for all matters in the ordinary course of business as would usually be delegated to a chief executive officer, and shall include without limitation:

          (a) the implementation of the Business Plan and AOPB;

          (b) the efficient and profitable management of NEWCO in accordance with good business practice in a manner consistent with the Business Plan and the AOPB;

          (c) compliance with all applicable legislation and regulations in all relevant jurisdictions; and

          (d) such further roles and management
          responsibilities as may be delegated by the Board from time to time













                                             Exhibit 10(l)
                                             -------------
                                             (42 of 187)

     PROVIDED ALWAYS THAT any such delegation:

               (i) shall be without prejudice to the overall authority of the Board as described in Clause
               7.1; and

               (ii) shall not extend to matters expressly reserved to be decided by the Board or Shareholders pursuant to this Agreement.

     7.3 Any delegation pursuant to Clause 7.2 shall be in the form of a resolution passed by the Board and shall among other things stipulate the matters or questions which must be referred by the CEO to the Board for decision. Such matters or questions shall include, without limitation:

          (a) any contract or connected contracts with an overall value equal to more than 7.5% of the aggregate budgeted revenue of the NEWCO Group for the then current Financial Year or a duration of more than 5 years;

          (b) Borrowings beyond the limits of what is provided for as Borrowings in the then current
          Business Plan or AOPB;

          (c) making any loan or advance or giving any credit to any person other than in the ordinary course of business (including the giving of trade credit);

          (d) giving any guarantee or indemnity to secure the liabilities or obligations of NEWCO or any subsidiary of NEWCO other than in the ordinary course of business; or

          (e) any matter referred to in Clause 11.1.

     7.4 The first CEO shall be Christopher Earnshaw subject to Clause 6.2(d)(ii).

     7.5 NEWCO shall procure that the CEO shall report to the Board on a regular basis and in reasonable detail. The
     CEO shall not be entitled to Board membership by virtue






                                             Exhibit 10(l)
                                             -------------
                                             (43 of 187)

     only of his or her appointment as CEO. However, the person who is appointed as CEO may be nominated by BTH as one of the 'A' Directors for the duration of his or her employment as CEO. NEWCO shall procure, subject to Clause 11.1(m), that the CEO shall be assisted by an executive management team possessing appropriate technical or professional qualifications and possessing suitable experience whose roles and responsibilities shall be defined by the Board.

     7.6 The directors shall not be entitled to any remuneration but shall be entitled to recover from NEWCO any reasonable expenses (including air travel) incurred in attending Board meetings in their capacity as directors.

     7.7 NEWCO will notify MCI of any proposed decision in respect of any of the following matters and will consult with MCI regarding the same and take account of any representations made by MCI, but NEWCO shall be free itself to make such decision:

          (a) the declaring or payment of dividends from subsidiaries of NEWCO to NEWCO (and other subsidiaries of NEWCO);

          (b) the conversion of a branch of NEWCO to subsidiary of NEWCO and vice versa, and other changes in composition or arrangement of NEWCO
          Group or of the business of each member of the NEWCO Group; and

          (c) proceeding with any action which may have adverse tax consequences for either of the Ultimate Parents provided that such obligation to notify either Ultimate Parent shall only apply to the extent that NEWCO is made aware beforehand of such potential adverse tax consequences.












                                             Exhibit 10(l)
                                             -------------
                                             (44 of 187)

8.   Appointment and Removal of Directors

     8.1 Subject to Clause 8.3 and 11.4 until the date on which the 'A' Shareholder's Percentage Interest falls below 65 per cent, the 'A' Shareholder shall have the right to appoint, maintain in office and remove from time to time 6 'A' Directors.

     8.2 Subject to Clauses 8.3, 11.4 and 26.5(c), the 'B'
     Shareholder shall have the right to appoint, maintain in office and remove from time to time two 'B' Directors.

     8.3 If the 'A' Shareholder's Percentage Interest falls below 65 per cent, then each Shareholder shall have the right to appoint such number of directors (assuming the number to be appointed to be equal to the maximum number of directors permitted in accordance with Article 49) as is proportionate to that Shareholder's Percentage Interest Provided That the number of directors that can be appointed by a Shareholder whose Percentage Interest is greater than 50% shall be rounded up, and if less than 50% rounded down.

9.   Meetings of Directors

     9.1 Unless the Shareholders agree otherwise, the Shareholders shall procure that the Board shall meet once every two calendar months. Each member of the Board shall be given at least five working days' notice of any Board meeting together with an agenda stipulating in reasonable detail the business to be dealt with at the meeting and relevant Board papers and proposals relating to that business, giving sufficient information to enable each director to make an informed decision as to any decision proposed, including as to whether the decision is one where a right covered by Clause 11.1 is involved. For such purposes, notice shall be given by telephoning each director to fix the date of the meeting, to be confirmed by letter sent by fax or by hand delivery.

     9.2 The notice period referred to in Clause 9.1 shall not apply in the event that either:

          (a) all the directors so agree; or






                                             Exhibit 10(l)
                                             -------------
                                             (45 of 187)

          (b) a matter arises requiring immediate
          consideration by the Board, Provided That in such circumstances notice shall be given to each director and as much in advance of the meeting as is practicable in the circumstances.

     9.3 The quorum for all meetings of the Board (or of any committee of directors appointed by the Board) shall be at least three directors which shall consist of two 'A'
     Directors and one 'B' Director.

     9.4 A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. The resolution may be contained in one document or in several documents in like form, each signed by one or more of the directors concerned.

     9.5 Any director may participate in a meeting of the Board by means of conference telephone or similar communications facilities whereby all the directors participating in the meeting can hear each other and all the directors participating in a meeting in this manner shall be deemed to be present in person at such meeting, except for the purposes of Clause 9.7.

     9.6 If a quorum as stipulated in Clause 9.3 is not present within half an hour of the time fixed for any Board meeting, that meeting shall be adjourned for five working days to be reconvened at the same time and place and the Shareholders and directors shall immediately be given notice thereof and those directors present at the resumed meeting shall constitute a quorum PROVIDED ALWAYS THAT at such a resumed meeting an 'A' Director is present.

     9.7 Unless the Board otherwise agrees, but without prejudice to Clause 9.3, there shall be no quorum at a Board meeting unless the majority of the directors participating in any meeting of the Board are physically present in the United Kingdom.









                                             Exhibit 10(l)
                                             -------------
                                             (46 of 187)

     9.8 The Board from time to time shall appoint a chairman from one of their number who shall have no additional or casting vote.

     9.9 If any matter is decided at a Board Meeting which should have been subject to the approval in writing of the Shareholders pursuant to Clause 11.1 but no 'B' Director or 'A' Director gave notice to the 'A' Shareholder or 'B' Shareholder as appropriate prior to such Board Meeting or noted the matter at the Board Meeting itself that such approval should be obtained, such decision shall be deemed to be valid notwithstanding the absence of any such approval, Provided That:

          (a) at least one 'B' Director and one 'A' Director is either physically present at the relevant Board meeting or any adjournment thereof at which the decision is made or participates in such meeting in the manner described in Clause 9.5, and at least one 'B' Director and one 'A' Director votes in favour of the relevant matter; and

          (b) the matter is on the actual agenda of the original Board meeting (and any adjourned Board meeting in the same form) and not raised under "any other business" and papers are circulated to directors in respect of the matter, as required by Clause 9.1; and

          (c) no such decision shall be deemed to be valid if made at a Board meeting called at short notice in accordance with Clause 9.2; and

          (d) for the avoidance of doubt, this Clause 9.9 shall not apply to any matter or question referred to in Clause 11.1 which may be delegated for decision in contravention of Clause 7.3.

     9.10 NEWCO shall procure that each Shareholder is given, at the request in writing of that Shareholder (which may be general in character) copies of all minutes of board and shareholder meetings of each Subsidiary Undertaking of the NEWCO Group and notices thereof, and each Shareholder shall have a right to attend thereat.






                                             Exhibit 10(l)
                                             -------------
                                             (47 of 187)

10.  Board Decisions

     10.1 Subject to Clause 11.1 the Board shall decide matters by simple majority of those present and voting at any Board meeting.

     10.2 The list of matters required to be referred to the Board under Clause 7.3 is not exclusive and is without prejudice to the general responsibilities of the Board and the rights of the Shareholders hereunder.

11.  Shareholder Consents

     11.1 The Shareholders shall procure that neither NEWCO nor any of its Subsidiary Undertakings shall, and NEWCO agrees that it shall not and that it shall procure that its Subsidiary Undertakings do not, without the prior consent in writing of both Shareholders, subject to Clause 9.9 and 11.2:

          (a) (in the case of NEWCO only) make any change in the Memorandum and/or the Articles;

          (b) make any new issue of shares or loan stock or other equity securities (within the meaning of section 94(2) of the Companies Act) other than:

               (i) Shares or loan stock issued to the
               Shareholders in accordance with this Agreement pursuant to the joint funding commitment as set out in the then current Business Plan; and

               (ii) shares or loan stock issued to NEWCO or its wholly-owned subsidiaries by a Subsidiary
               Undertaking of NEWCO;

          (c) (in the case of NEWCO only) declare, pay, or otherwise effect any dividend except as permitted under Clause 13 or other distribution or any repurchase of Shares or redemption of capital;










                                             Exhibit 10(l)
                                             -------------
                                             (48 of 187)

          (d) incur, assume, guarantee or otherwise become liable for any Borrowing (including by any person who is not a member of the NEWCO Group), the effect of which would be to make the ratio of aggregate outstanding Borrowings of NEWCO and the NEWCO Group to the aggregate issued share capital (including any share premium thereon) and loan capital (which, for the avoidance of doubt, shall only mean loans to NEWCO from either Shareholder or any Shareholder affiliate) and retained earnings of NEWCO exceed 1:1;

          (e) make any material decision regarding technology and/or architecture, and for such purpose "material" will be deemed to mean that the decision, if implemented, would have a material effect on MCI as regards the continued compatibility of its systems with those of NEWCO or as regards MCI's plans for technology development (to the extent such plans are not inconsistent with MCI's obligations under this Agreement and the Related Agreements and are also not inconsistent with NEWCO's technology plans as set out in the then current AOPB) in either case by way of MCI needing to incur significant expenditure or charge/write off or otherwise;

          (f) either solely or jointly with any person, directly or indirectly carry on or be engaged in or be interested in any business other than the Business, and for such purpose "the Business" shall be deemed to include activities which are directly related or incidental to the conduct of the Business, such as (without limitation) the leasing of cars or the establishment and running of day care centres for employees;

          (g) agree to or effect any single or related series of dispositions or encumbrances of assets, the value of which shall be calculated by reference to the $ equivalent thereof at the exchange rate prevailing at the time of the transaction, exceeding an amount equal to 7.5% of the aggregate net assets of the NEWCO Group;






                                             Exhibit 10(l)
                                             -------------
                                             (49 of 187)

          (h) enter into any acquisition (including participation in joint ventures) having a value or commitment calculated by reference to the $ equivalent thereof at the exchange rate prevailing at the time of the transaction which exceeds an amount equal to 7.5% of the fixed assets of the NEWCO Group or have any Subsidiary Undertaking which is not a subsidiary;

          (i) enter into any material transaction with BT or its subsidiaries other than as contemplated by this Agreement or by the Related Agreements;

          (j) enter into or effect any voluntary liquidation (other than following written advice from an independent Registered Insolvency Practitioner that NEWCO is or will be trading while insolvent and that NEWCO should therefore enter into liquidation), merger or other similar business combination; and for such purpose the Registered Insolvency Practitioner shall be agreed between the Shareholders or, in default of such agreement within 7 days of notice from either Shareholder calling on the other so to agree, be a person chosen on the application of either party by the President for the time being of the Insolvency Practitioners' Association, who shall be instructed to give his advice as soon as reasonably practicable, and who shall be appointed as an expert and not as an arbitrator and whose decision as to the correctness of the advice shall be final and binding;

          (k) enter into any commitment for or, save to the extent already covered by a commitment approved under this Clause 11.1(k), effect any single expenditure or series of related expenditures in any Financial Year equal to or in excess of 7.5% of the annual budget for that Financial Year or equal to or in excess of 7.5% of the capital expenditure plan for that Financial Year as set out in the AOPB current for that Financial Year;








                                             Exhibit 10(l)
                                             -------------
                                             (50 of 187)

          (l) subject to Clause 20.4, approve, adopt, change or extend any Business Plan or AOPB save that, for the avoidance of doubt, this does not apply to the adoption of any AOPB established pursuant to Clauses 20.2 or 20.7;

          (m) appoint the CEO, chief operating officer, chief finance officer, chief technology officer or senior marketing officer;

          (n) approve or make any material deviation from any product plan included in the current AOPB;

          (o) enter into any material commitment or liability not in the ordinary course of business, other than as provided in the then current AOPB;

          (p) enter into any amendment of any of the material provisions of any of the Related Agreements (other than the Investment Agreement); or

          (q) propose or effect any change of the status of NEWCO from an unlimited company or become resident for tax purposes other than in the United Kingdom.

     11.2 Notwithstanding the provisions of Clause 11.1, the Board may take any action it considers necessary:

          (a) to enable NEWCO to perform its ongoing obligations or exercise its rights under any of the Related Agreements, subject to the action being clearly provided for in the AOPB or the Shareholders having previously approved the relevant action under Clause 11.1; or

          (b) to avoid NEWCO committing any criminal offence or breaching any applicable regulatory provision;

     and, in either case, if there is a dispute between the Shareholders as to whether such action is necessary, either Shareholder shall have the right to refer the matter for resolution to an independent barrister, who shall have been a Queen's Counsel for at least 10 years, who shall be agreed between the Shareholders or, in






                                             Exhibit 10(l)
                                             -------------
                                             (51 of 187)

     default of such agreement within 7 days of notice from either Shareholder calling on the other so to agree, to a person nominated on the application of either party by the Chairman for the time being of the General Council of the Bar of England and Wales who shall be instructed to reach his decision as soon as reasonably practicable, and who shall be appointed as an expert and not as an arbitrator and whose decision shall be final and binding.

     11.3 In the event that either Shareholder has withheld its consent to the occurrence of any of the matters identified in Clause 11.1(a) to (q) inclusive, but subject to Clause 20.7, duly authorised representatives of the Ultimate Parents shall meet as soon as practicable to attempt to resolve the matter. In the event that there is still no resolution of the matter within 10 working days of the date on which the relevant Shareholder has withheld its consent, the matter shall be referred to the chairman of BT and the chief executive officer of MCI to attempt to resolve the matter. Notwithstanding the foregoing, the matter may be referred immediately to the chairman of BT and chief executive officer of MCI at the instance of either Party. Notwithstanding the provisions of this Clause 11.3, there shall be no decision made for the purpose of Clause 11.1, and the action in question shall not occur, unless expressly signed in writing between the Shareholders.

     11.4 The provisions of this Clause 11 and those contained in Clause 8 shall cease to operate in the event that either Shareholder's Percentage Interest falls below
     7.5%.

     11.5 NEWCO agrees that it and its Subsidiary Undertakings will and the Shareholders shall procure that NEWCO and NEWCO's Subsidiary Undertakings will diligently pursue their rights under all contracts between NEWCO or any NEWCO Subsidiary Undertaking and the Shareholders or the Ultimate Parents or any of them or their affiliates, taking such steps as necessary in the best interests of










                                             Exhibit 10(l)
                                             -------------
                                             (52 of 187)

     the NEWCO Group, without regard for the interests of the Shareholders or the Ultimate Parents or their respective affiliates.

12.  Shareholders' Meetings

     12.1 Without prejudice to their individual rights under the Companies Act subsequently to require otherwise the Shareholders agree to support elective resolutions entitling NEWCO to:

          (a) dispense with the laying of Reports and Accounts before NEWCO in general meeting pursuant to Section 252 of the Companies Act;

          (b) dispense with the holding of Annual General
          Meetings of NEWCO pursuant to Section 366A of the Companies Act; and

          (c) dispense with the obligation to appoint auditors annually and to authorise the Board to fix the remuneration of the auditors in respect of each Financial Year pursuant to Section 386 of the Companies Act.

     12.2 The Board shall give reasonable notice of any general meeting of NEWCO together with an agenda setting out in reasonable detail the business to be transacted.


     12.3 The period of notice required for calling any general meeting of NEWCO whether annual or otherwise shall be at least 21 days. To the extent allowed by law the requirements of notice in respect of any meeting may be waived with the unanimous written consent of both Shareholders.

     12.4 If a resolution is to be proposed to the Shareholders in relation to any matter requiring the consent of both Shareholders under Clause 11.1 it shall be necessary to give not less than thirty days' notice of the meeting at which such resolution is to be proposed and such notice shall set out the form of proposed resolution, full details of the reasons for the proposed






                                             Exhibit 10(l)
                                             -------------
                                             (53 of 187)

     resolution together with sufficient other information to enable each Shareholder to make an informed decision as to the resolution proposed. Nothing in this Clause 12.4 shall affect the requirements of Clause 12.2 or the ability of any Shareholder to object to any matter raised at any general meeting of NEWCO on the grounds that no proper notice of such matter has been given.

     12.5 The quorum for all general meetings of NEWCO shall consist of at least the 'A' Shareholder and the 'B' Shareholder. If a quorum is not present within half an hour of the time fixed for any such meeting, that meeting shall be adjourned for five working days to be reconvened at the same time and place and both the Shareholders shall immediately be notified thereof, and those Shareholders present at the resumed meeting shall constitute a quorum provided they represent an aggregate Percentage Interest of 30% PROVIDED ALWAYS THAT unless the B Shareholder is present at such reconvened meeting the meeting shall not be quorate for the purposes of considering any resolution for which the consent of both Shareholders is required pursuant to the terms of Clause 11.1.

     12.6 Subject to the provisions of Section 381B of the Companies Act, a resolution signed by all the Shareholders shall have effect according to its terms notwithstanding that it was not passed at a duly convened general meeting of NEWCO. For the purposes of this provision the individual written consents of all the Shareholders to a particular resolution shall be treated as if they collectively consented to a resolution being duly passed at a validly convened Shareholders meeting.

13.  Dividend Policy

     13.1 Subject to the law of England and Wales and the terms hereof, the Board may declare a dividend, PROVIDED
     ALWAYS THAT such action shall be in accordance with the provisions of the Articles.










                                             Exhibit 10(l)
                                             -------------
                                             (54 of 187)

     13.2 Unless otherwise agreed between the Shareholders in writing pursuant to Clause 11.1(c), the Parties shall procure that no dividend shall be declared, paid or otherwise effected by NEWCO:

          (a) in the absence of sufficient Distributable
          Reserves; or

          (b) unless the Shareholders otherwise agree in writing, to the extent that the Business Plan for the then current Financial Year indicates that an injection of funds by Shareholders or by way of Borrowing remains outstanding in that current
          Financial Year; or

          (c) unless the Shareholders otherwise agree in writing, in respect of any Financial Year of an amount which is greater than the total of 65% of the combined after-tax net profits for that Financial Year for NEWCO and 65% of NEWCO's
          Distributable Reserves; or

          (d) otherwise than in the form of cash.

     13.3 Unless otherwise agreed between the Shareholders in writing, and in any event subject to the provisions of Clauses 13.1 and 13.2, the Parties shall procure that NEWCO declares a dividend in respect of each Financial Year which shall be no lower than an amount equal to 35% of the after-tax net profits for that Financial Year for NEWCO, subject always to there being sufficient cash available in NEWCO to effect such payment without the need for Borrowings or loans from Shareholders.


14.  Accounts and Auditors

     14.1 The Parties shall procure that:

          (a) the first Auditors shall be Messrs Coopers & Lybrand or such other firm of accountants of international repute as shall from time to time be appointed by the Shareholders in general meeting;







                                             Exhibit 10(l)
                                             -------------
                                             (55 of 187)

          (b) accounts for the NEWCO Group shall be audited annually and prepared in accordance with the then current Statements of Standard Accounting Practice in the United Kingdom and the requirements of the Companies Act, in each case as agreed by the Shareholders and in accordance with such other principles as may be agreed upon by the Shareholders, applied on a basis consistent from year to year;

          (c) NEWCO shall make available to each Shareholder simultaneously the consolidated audited accounts for the NEWCO Group and the reports of the Auditors thereon as soon as practicable after the issue by the Auditors of such reports;

          (d) NEWCO and each Subsidiary Undertaking of NEWCO shall also keep such other books and records and shall provide such other information as shall be reasonably requested by any Shareholder or its duly appointed agents or auditors for accounting and/or tax purposes and NEWCO shall provide access for them to the books and records of the NEWCO Group for those purposes during normal business hours;

          (e) without prejudice to (a) to (d) inclusive above, NEWCO shall, unless the Shareholders otherwise agree, maintain consolidated management accounts for the NEWCO Group in $ in accordance with US Generally Accepted Accounting Principles applied on a basis consistent from year to year in such manner and subject to such other principles as may be agreed between the Shareholders and NEWCO shall send a copy of such accounts each month and an annual set of such accounts at the end of each Financial Year to each Shareholder as soon as practicable following their preparation.

     14.2 The Shareholders shall use their respective best endeavours to procure that the management of NEWCO shall prepare its annual accounts in respect of each Financial Year for presentation to the Auditors within one month








                                             Exhibit 10(l)
                                             -------------
                                             (56 of 187)

     from the end of that Financial Year and use their respective best endeavours to ensure that the Auditors will issue their reports on such accounts within two months from the end of the Financial Year.

     14.3 Any Shareholder having a Percentage Interest of more than 15% shall have the right to request at any time that an audit of NEWCO be undertaken by the Auditors with the reasonable participation of such other auditors as may be appointed by such Shareholder in addition to the annual audit referred to in Clause 14.1(b), including being given access to the Auditors' working papers PROVIDED ALWAYS THAT this right may not be exercised by any Shareholder more than once in any Financial Year. Furthermore, any such audit shall be performed at the expense of the Shareholder requesting the audit.

     14.4 NEWCO will permit representatives of either Shareholder at their expense to visit and inspect all properties, books and records of the NEWCO Group and to discuss the affairs, finances and accounts of NEWCO with the principal officers of NEWCO, its solicitors and auditors, all at such reasonable times and as often as may be reasonably requested, subject to appropriate confidentiality agreements pursuant to which any such information received or otherwise obtained shall be held in confidence and subject to the terms of any confidentiality agreements with third parties to which NEWCO is subject.

15.  Financial Information

     15.1 The Shareholders shall procure that each Shareholder for so long as it remains such is supplied not later than 21 days after the end of each calendar quarter during a Financial Year with management accounts of the NEWCO Group including a balance sheet, a profit and loss account, a statement of source and application of funds and a comparison of actual performance with budget and such tax information as either Shareholder shall reasonably require.









                                             Exhibit 10(l)
                                             -------------
                                             (57 of 187)

     15.2 The Shareholders shall also procure that, unless the Board direct otherwise (which it shall not do without the consent of a 'B' Director) the Board is supplied not later than 21 days after the end of each calendar month with management accounts of the NEWCO Group including a balance sheet, profit and loss account, statement of source and application of funds, a comparison of actual performance with budget and, within 21 days of the end of each calendar quarter of each Financial Year, budget and cash flow forecasts showing the position of the NEWCO Group for the then next twelve month period together with such additional information as the Board or any Shareholder may request.

16.  UK Tax Matters

     16.1 Clause 16.1 to 16.4 apply in relation to any Financial Year in respect of which:

          (a) NEWCO has trading losses and other amounts eligible for relief from corporation tax ("Tax Losses") capable of being surrendered to any member of the BT Group (in this Clause 16 a "Claimant Company") by way of group relief under Chapter IV of Part X of ICTA ("group relief"); and

          (b) but for the surrender of such Tax Losses the Claimant Company would be liable to pay an amount of corporation tax in respect of its corresponding accounting period(s).

     16.2 If Clause 16.1 applies in relation to a Financial
     Year:

          (a) BT shall be entitled to call upon NEWCO to surrender up to that proportion of the Tax Losses available for surrender by way of group relief in respect of the Financial Year which corresponds to the mean weighted average of the 'A' Shareholder's Percentage Interest during the Financial Year, such Tax Losses to be surrendered to such Claimant Companies as BT shall direct (the amount of the Tax








                                             Exhibit 10(l)
                                             -------------
                                             (58 of 187)

          Losses so available being determined, in the absence of agreement between the Parties, by a mutually acceptable firm of chartered accountants in England and Wales ("the Independent Accountants") acting as experts and not arbitrators and whose decision shall be final and binding on all concerned);

          (b) NEWCO and, to the extent required by law, MCI shall give their consent to any such surrender under Section 412 ICTA in such form as may be required from time to time; and

          (c) the relevant Claimant Companies shall make claims for group relief in relation to the surrenders made pursuant to Clause 16.2(a) in such form as may be required from time to time.

     16.3 If a surrender of Tax Losses is made by NEWCO to a Claimant Company pursuant to Clause 16.2, BT (if it is the Claimant Company) shall pay to NEWCO, and if BT is not the Claimant Company, BT shall procure that the Claimant Company pays to NEWCO, by way of payment for group relief, an amount equal to the value of the Tax Losses so surrendered as determined in accordance with Clause 16.4.

     16.4 For the purposes of Clause 16.3 and this Clause
     16.4:

          (a) it shall be assumed that, and NEWCO shall procure that, Tax Losses in respect of any Financial Year of NEWCO which are not surrendered to Claimant Companies pursuant to Clause 16.2 are utilised for corporation tax purposes (whether by way of group relief surrender or set-off under
          Section 393 or 393A ICTA or otherwise) to the maximum possible extent and at the earliest possible times by NEWCO and its subsidiaries and that all relevant claims, elections, notices and consents are made or given as required by law within relevant time limits;








                                             Exhibit 10(l)
                                             -------------
                                             (59 of 187)

          (b) surrenders of Tax Losses made in respect of the same Financial Year shall be treated as if they were a single surrender;

          (c) the value of a surrender of Tax Losses (taking for this purpose surrenders in respect of earlier Financial Years before surrenders in respect of later Financial Years) made pursuant to this Clause 16 shall be equal to NEWCO's corporation tax liability (ignoring advance corporation tax) on an amount of Net Chargeable Profits of NEWCO equal to the amount of the Tax Losses surrendered and Net Chargeable Profits means for the relevant Financial Year the trading income (as defined in section 393(8) ICTA) of NEWCO less charges on income (as defined in section 338 ICTA), allowances, deductions or other reliefs which may be set-off against total profits for corporation tax of NEWCO but only to the extent that the aggregate of such charges, allowances, deductions or reliefs exceeds profits other than trading income of NEWCO chargeable to corporation tax; and

          (d) for the avoidance of doubt, the corporation tax liability referred to in (c) above will be computed using the statutory rates of corporation tax applicable to NEWCO for the relevant Financial
          Year; and

          (e) for the purposes of paragraph (c) above the relevant Net Chargeable Profits are those for the first Financial Year for which there are Net Chargeable Profits after the Financial Year in respect of which the surrender of Tax Losses is made in relation to which, and to the extent that, this paragraph (e) has not previously applied to such Net Chargeable Profits and if the amount of Tax Losses so surrendered exceeds the amount of such Net Chargeable Profits the value of the excess shall be determined by reference to the Net










                                             Exhibit 10(l)
                                             -------------
                                             (60 of 187)

          Chargeable Profits of the next Financial Year for which there are Net Chargeable Profits and so on until the value of the full amount of the Tax
          Losses has been determined;

          (f) payments for group relief pursuant to Clause
          16.3 shall be made 5 days before the date on which the related amount of corporation tax is payable by NEWCO and in circumstances where such corporation tax becomes payable on more than one date, payments for group relief shall be apportioned pro rata between such dates (and in each case such apportioned amounts shall be paid 5 days before the relevant tax payment dates);

          (g) where Tax Losses in respect of any Financial Year have been surrendered to more than one Claimant Company, the aggregate of such payments for group relief to be made on any occasion in relation to the surrender of such Tax Losses shall be apportioned between the relevant Claimant Companies pro rata to the relevant Tax Losses surrendered to them;

          (h) in the absence of agreement between the Parties amounts payable by Claimant Companies shall be determined by the Independent Accountants (acting as experts and not arbitrators) whose decision shall be final and binding on all concerned.

     16.5 If any payment for group relief is not made on or before the due date for payment set out in Clause 16.4(f) such payment shall carry interest at the rate of 2% over the base rate for the time being of Barclays Bank PLC from the due date to the date of actual payment.

     16.6 The Parties shall procure that an election shall be made by NEWCO and BTH under the provisions of Section 247 ICTA to permit all dividends paid and any payments (as referred to in Section 247(4) ICTA) made by NEWCO to BTH to be excluded from Sections 14(1) and 231 ICTA and from Sections 349 and 350 ICTA. Such election shall not be withdrawn. All dividends paid by NEWCO to the 'A' Shareholder shall, to the extent permitted by law, be







                                             Exhibit 10(l)
                                             -------------
                                             (61 of 187)

     paid without advance corporation tax under the election made pursuant to Section 247 ICTA unless the Parties otherwise agree.

     16.7 If NEWCO or any subsidiary of Newco ceases to be a member of a group of companies such that section 178 or section 179 of the Taxation of Chargeable Gains Act 1992 has effect in relation to any asset which NEWCO or such subsidiary acquires or has acquired from any member of the BT Group, BT shall indemnify and hold harmless NEWCO or the relevant subsidiary of NEWCO against any corporation tax incurred as a consequence of the application of either of those sections. The amount otherwise payable by way of indemnity hereunder shall be increased by such amount as is required to make NEWCO or the relevant subsidiary whole after payment of any tax due on the indemnity payment. BT shall, so far as legally permissible, be entitled to discharge its obligations under this Clause 16.7 in whole or in part by surrendering or procuring the surrender of such amount of trading losses or other amounts eligible for relief from corporation tax by way of group relief as is sufficient to relieve NEWCO or the relevant subsidiary from paying an amount equal to the relevant amount of corporation tax in respect of the relevant Financial Year, any such surrender being made without payment therefor.

     16.8 BT agrees to indemnify NEWCO for itself and as trustee for every other member of the NEWCO Group which is treated as a member of the BT VAT group (Registration No. 245719348) against the costs of all VAT, interest and penalties suffered by such a member of the NEWCO Group which would not have been recoverable from a member of the NEWCO Group but for the existence of the BT VAT Group. NEWCO agrees to indemnify BT for itself and as trustee for its subsidiaries (other than members of the NEWCO Group) against the costs of all VAT, interest and penalties suffered by BT or any such subsidiary which would not have been recoverable from BT or any such subsidiary had no member of the NEWCO Group been a member of the BT VAT Group.









                                             Exhibit 10(l)
                                             -------------
                                             (62 of 187)

     16.9 Unless the context otherwise requires any reference in this Clause 16 to NEWCO shall include a reference to any subsidiary of NEWCO and unless the Shareholders otherwise agree, no surrender of advance corporation tax or of Tax Losses shall be made by a member of the BT Group to NEWCO or any of its subsidiaries. For the avoidance of doubt, surrenders of Tax Losses to a Shareholder for periods other than Financial Years may be made on such terms as may be agreed between the relevant Shareholder and NEWCO.

17.  Shareholder Related Contracts

     17.1 Unless otherwise agreed by NEWCO and the Shareholders and the Ultimate Parents, the Ultimate Parents shall procure that transactions between NEWCO or any of its Subsidiary Undertakings and a Shareholder or any affiliate of a Shareholder shall be on terms and conditions substantially as favourable to NEWCO and its Subsidiary Undertakings as if such transaction had been entered into with a third party on an arm's length basis.


     17.2 Subject to Clause 17.3, to enable the Ultimate Parents to meet the needs of their customers pursuant to their obligations under the Distribution Agreements, the Parties acknowledge that NEWCO may need to acquire and to incorporate into Global Products or services (as defined in the Distribution Agreements) that are supplied to the Ultimate Parents global products and services from other vendors including from either of the Ultimate Parents or their affiliates.

     17.3 The Shareholders shall procure that NEWCO and its Subsidiary Undertakings shall purchase all products, services and facilities from the Ultimate Parents or their respective affiliates PROVIDED ALWAYS THAT this shall apply, and NEWCO and its Subsidiary Undertakings shall purchase such products, services and facilities from the Ultimate Parents or their respective affiliates, only if in each case the relevant Ultimate Parent (or such affiliate) can provide the same on terms at least as favourable as regards price, quality and service to NEWCO and its Subsidiary Undertakings as would be obtainable in






                                             Exhibit 10(l)
                                             -------------
                                             (63 of 187)

     an arm's length transaction from an other supplier of the same who is not an affiliate of NEWCO or a Shareholder. In the event that both Ultimate Parents (or their respective affiliates) offer or are able to offer to provide competitive products, services or facilities which are comparable, NEWCO and its Subsidiary Undertakings shall purchase the same from the Ultimate Parent (or affiliate) which offers to supply the same to NEWCO and its Subsidiary Undertakings on the more favourable terms.

     17.4 In their commercial dealings with the NEWCO Group the Parties shall and shall procure that their Subsidiary Undertakings shall offer to supply products, services and facilities to NEWCO and its Subsidiary Undertakings at not more than on an arm's length, cost plus reasonable market rate of return basis.

     17.5 Nothing contained in this Clause 17 shall be deemed to require any of the Parties to do anything or procure that their Subsidiary Undertakings do anything that would conflict with any regulatory licence or condition with which that Party or its Subsidiary Undertaking must comply.

     17.6 For the purpose of this Clause 17, it shall be assumed that the terms of the Related Agreements (but excluding items still to be agreed or added thereto and other than the Investment Agreement) as adopted at the date hereof comply with this Clause 17.

18.  Restrictions and Obligations on Shareholders

     18.1 Subject to the following terms of this Clause 18, while any Shareholder retains any Shares, that Shareholder and its Ultimate Parent undertakes to NEWCO and the other Shareholder and its Ultimate Parent that it shall not and shall procure that its subsidiaries shall not, and shall use its best endeavours to procure that none of its affiliates (excluding subsidiaries) shall, do or permit any of the following without the prior written consent of the other Ultimate Parent:








                                             Exhibit 10(l)
                                             -------------
                                             (64 of 187)

          (a) except in accordance with the Distribution Agreements to which it or its affiliate is a party, either solely or jointly with or on behalf of any person directly or indirectly carry on or be engaged or interested in the provision of Enhanced and Value-added Telecommunication Services anywhere in the world or International Outsourcing Services (except as the holder of investments or securities dealt in on a recognised stock exchange which does not involve that Shareholder (or its affiliates) beneficially owning more than 10% of the issued share capital of a company carrying on, either directly or through one or more subsidiaries, any such business) or appoint any person to be a director (or equivalent officer holder) of a business which provides such services other than as a director of NEWCO or its Subsidiary Undertakings;

          (b) except in accordance with the Distribution Agreements to which it or its affiliate is a party, solicit the custom of any person for the purpose of offering to that person Enhanced and Value-added Telecommunication Services or International Outsourcing Services;

          (c) solicit or entice away or endeavour to solicit or entice away any employee of, or seconded to, NEWCO or to any Subsidiary Undertaking of NEWCO, but without prejudice to the right of that Shareholder to terminate arrangements under which any of its staff are seconded to NEWCO or any such Subsidiary Undertaking or cause or permit any person directly or indirectly under its control to do any of the foregoing acts or things.

     18.2 Nothing in Clause 18.1 shall preclude or restrict either Ultimate Parent, Shareholder or their affiliates from providing any products, services or facilities within the respective Territories (as defined in the Distribution Agreements) covered by the Distribution Agreement to which it or its affiliate is a party:









                                             Exhibit 10(l)
                                             -------------
                                             (65 of 187)

          (a) to the extent that such provision is necessary in order to ensure continuity of service is maintained to fulfil existing contractual commitments to customers in circumstances where
          NEWCO has discontinued such service; or

          (b) which would otherwise be in breach of Clause
          18.1 but which that Ultimate Parent, Shareholder or any affiliate of an Ultimate Parent provided to customers by whatever means (including, without limitation, through marketing arrangements with third parties) prior to Early Start Completion, PROVIDED THAT such Ultimate Parent or Shareholder or affiliate shall procure that such products, services or facilities are discontinued and no longer actively marketed as soon as reasonably practicable following Early Start Completion and, in any event, within a period of 1 year from Early Start Completion or longer, to the extent justified by any customer contract the unexpired length of which as at Early Start Completion extends beyond such 1 year period; or

          (c) which would otherwise be in breach of Clause
          18.1 but which that Ultimate Parent, Shareholder or any affiliate of an Ultimate Parent provided to customers at a time after Early Start Completion but before any product, service or facility became Enhanced and Value-added Telecommunication Services due to regulatory changes, provided that such Ultimate Parent or Shareholder shall use reasonable endeavours to procure that such products, services or facilities are migrated to NEWCO and no longer actively marketed to customers as soon as reasonably practicable following the time at which such products, services or facilities first became Enhanced and Value-added Telecommunication Services.

     18.3 Neither BT nor BTH shall be in breach of its undertaking in Clause 18.1 as a consequence of any action taken by BT in complying with its obligations under the








                                             Exhibit 10(l)
                                             -------------
                                             (66 of 187)

     terms of the licence granted by the Secretary of State to BT on 22 June 1984 under Section 7 of the Telecommunications Act 1984 or BT or BTH complying with any other regulatory obligation imposed upon it by a relevant governmental or similar authority in the United Kingdom of Great Britain and Northern Ireland or the Isle of Man.

     18.4 Neither MCI nor MCH shall be in breach of its undertaking in Clause 18.1 as a consequence of any action taken by MCI or its affiliates in complying with its obligations in the United States of America under the terms of applicable regulatory certificates, licences, authorisations or with any other regulatory obligations imposed upon any of them by a relevant governmental or similar authority in the United States of America.

     18.5 If either BT, BTH, MCI or MCH as appropriate is prevented from complying with the provisions of Clause
     18.1 for the reasons set out in Clauses 18.3 or Clause 18.4, it shall use all reasonable endeavours to find an alternative means of ensuring it is able to comply with or achieve a similar financial effect as would be derived by NEWCO and its compliant distributor had there been such compliance with Clause 18.1 as soon as practicable, but if any such Party is not so able to comply with Clause 18.1, BT (in the case of BT or BTH) or MCI (in the case of MCI or MCH) shall pay to NEWCO an amount equal to any Profits made as a result of BT or MCI or their respective affiliates (for the purpose of this Clause 18.5, "the defaulting Ultimate Parent") not so complying with Clause 18.1, and such amount shall:

          (a) be paid quarterly in arrears to NEWCO, in $ within 30 days from the end of each calendar quarter;

          (b) be accompanied by a certificate signed by the defaulting Ultimate Parent showing details of the calculation of the payment (a copy of which shall be forwarded at the same time to the non-defaulting Ultimate Parent); and








                                             Exhibit 10(l)
                                             -------------
                                             (67 of 187)

          (c) unless otherwise agreed, be accompanied by self-billing invoices prepared and presented by the defaulting Ultimate Parent in respect of the payment of sums due to NEWCO hereunder, and the defaulting Ultimate Parent shall, in addition, pay any VAT and any other applicable sales taxes in presenting such invoices to NEWCO;

          (d) be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the defaulting Ultimate Parent shall:

               (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

               (ii) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

               (iii) furnish to NEWCO, within the period for payment permitted by the relevant law either an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or, if such receipts are not issued by the taxation authorities concerned, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

               (iv) to the extent that any such deduction or withholding is not creditable, relievable or allowable against NEWCO's liability to taxation on such sum, pay such additional amount after allowance for any further deduction or withholding thereon and any










                                             Exhibit 10(l)
                                             -------------
                                             (68 of 187)

               credit, relief or allowance therefor as shall leave NEWCO in the same after-tax position had no deduction or withholding been required;

          (e) if the non-defaulting Ultimate Parent serves notice in writing on NEWCO within 30 days of receipt of the copy of any certificate referred to in Clause 18.5(b) that it disputes the contents of the said certificate, the defaulting Ultimate Parent shall instruct its own auditors (for the purposes of this Clause 18.5 the "Auditors") to review and verify the said certificate;

          (f) the Auditors shall be instructed by the defaulting Ultimate Parent to reach their decision as soon as practicable and in any event within 60 days from the date of instructions and shall act as an expert and not as an arbitrator. The decision of the Auditors as to the sum to be paid pursuant to this Clause 18.5 shall be final and binding on the defaulting Ultimate Parent;

          (g) in the event of a discrepancy of more than 10 per cent the costs incurred by the Auditors in carrying out such exercise shall be borne by the defaulting Ultimate Parent, otherwise such costs shall be borne by the non-defaulting Ultimate
          Parent; and

          (h) for the purpose of this Clause 18.5, "Profits" shall mean the amount of profits which can be attributed to any particular service or services during the relevant quarterly period after taking into account accumulated losses from such service or services and including a reasonable contribution towards overheads to the intent that, overall, the defaulting Ultimate Parent shall have neither gained nor lost from the provision of such a service or services.

     18.6 Nothing in Clause 18.1 shall preclude or restrict BT
     (or its affiliates) from continuing to hold shares in McCaw Communications Inc. or Belize Telecommunications
     Limited.






                                             Exhibit 10(l)
                                             -------------
                                             (69 of 187)

     18.7 Nothing in Clause 18.1 shall preclude or restrict
     MCI (or its affiliates) from holding shares in AAP
     Telecommunications Pty Limited, Australia or Clear
     Communications Limited, New Zealand or preclude or restrict MCI (or its affiliates) from fulfilling their contractual obligations in respect of any sale or transfer of such shares.

     18.8 There shall be no breach of Clause 18.1 in the event that an Ultimate Parent or any of its affiliates shall directly or indirectly acquire any interest in any Non-Material Business, Provided That, if the ownership of such interest would otherwise be in breach of Clause 18.1, that Ultimate Parent shall serve notice as soon as practicable after such acquisition to NEWCO and the other Ultimate Parent that it intends to sell, dispose or otherwise divest itself of the Non-Material Business or the portion thereof that would otherwise cause a breach of Clause 18.1 and Further Provided That the completion of such divestiture takes place on or before the first anniversary of such acquisition of such Non-Material Business. For such purposes, "Non-Material Business" means a business or operation which directly or indirectly carries on or is engaged in the provision of Enhanced or Value-Added Services or International Outsourcing Services which did not, in the financial year of such Non-Material Business which is most recent to completion of its acquisition, exceed an aggregate revenue, in respect of such activities, of greater than 7.5% of the aggregate revenues of the NEWCO Group during the 12 months up to the date of such completion, as shown in the NEWCO Group's management accounts.

     18.9
          (a) MCI will, or will procure that its affiliates will, provide to BT such telecommunication services in the Americas (as defined in the MCI Distribution Agreement) as BT shall reasonably require to enable it to offer to customers outside the Americas services to locations in the Americas in response










                                             Exhibit 10(l)
                                             -------------
                                             (70 of 187)

          to competitors' voice international simple resale offerings in a manner that will not require BT to seek US regulatory approval.

          (b)  If

               (i)  MCI is unable or unwilling to provide
               such services to BT on such terms and prices that BT is, in its reasonable opinion, able to respond effectively to competitive services in the United Kingdom based on voice international simple resale; or

               (ii) BT at any time subsequently concludes, in its reasonable opinion, that the terms on which MCI offers to provide such services do not enable BT to respond effectively to competitive services based on voice international simple resale;

     BT and MCI shall consult together in good faith with a view to enabling BT to respond effectively to such services.

          (c) If BT and MCI are unable to agree on a method of so enabling BT, except by means of voice international simple resale, then:

               (i)  voice international simple resale shall
               thenceforward be deemed for the purposes of this Agreement to be included in the definition of "Enhanced and Value Added
               Services" for the purposes of this Agreement and the Related Agreements; and

               (ii) nothing in this Agreement (including, without limitation, the Shareholder consent rights contained in Clause 11) shall prevent or restrict NEWCO or the NEWCO Group from providing voice international simple resale to BT in accordance with this Clause 18.9(c); and









                                             Exhibit 10(l)
                                             -------------
                                             (71 of 187)

               (iii)     MCI shall provide to NEWCO, and
               through NEWCO to BT as applicable, such
               telecommunication services as may be
               reasonably required to distribute and deliver in the Americas the services offered by BT to customers outside the Americas. Such services shall be provided by MCI on fair and reasonable terms, with the intent that BT is put into the same financial position it would have been in had it been able itself to provide such services, such terms to be agreed by MCI, NEWCO and BT, such agreement not to be unreasonably withheld or delayed.

     18.10
          (a) BT will, or will procure that its affiliates will, provide to MCI such telecommunication services in the Territory (as defined in the BT Distribution Agreement) as MCI shall reasonably require to enable it to offer to customers outside the Territory services to locations in the Territory in response to competitors' voice international simple resale offerings.

          (b)  If

               (i) BT is unable or unwilling to provide such services to MCI on such terms and prices that MCI is, in its reasonable opinion, able to respond effectively to competitive services in the Americas based on voice international simple resale; or

               (ii) MCI at any time subsequently concludes, in its reasonable opinion, that the terms on which BT offers to provide such services do not enable MCI to respond effectively to competitive services based on voice international simple resale;

          MCI and BT shall consult together in good faith with a view to enabling MCI to respond effectively to such services.







                                             Exhibit 10(l)
                                             -------------
                                             (72 of 187)

          (c) If MCI and BT are unable to agree on a method of so enabling MCI, except by means of voice international simple resale, then:

               (i)  voice international simple resale shall
               thenceforward be deemed for the purposes of this Agreement to be included in the definition of "Enhanced and Value Added
               Services" for the purposes of this Agreement and the Related Agreements; and

               (ii) nothing in this Agreement (including, without limitation, the Shareholder consent rights contained in Clause 11) shall prevent or restrict NEWCO or the NEWCO Group from providing voice international simple resale to MCI in accordance with this Clause 18.10(c); and

               (iii)     BT shall provide to NEWCO, and
               through NEWCO to MCI as applicable, such telecommunication services as may be reasonably required to distribute and deliver in the Territory the services offered by MCI to customers outside the Territory. Such services shall be provided by BT on fair and reasonable terms, with the intent that MCI is put into the same financial position it would have been in had it been able itself to provide such services, such terms to be agreed by BT, NEWCO and MCI, such agreement not to be unreasonably withheld or delayed.

19.  Restrictive Trade Practices Act

     No provision of this Agreement or any Related Agreement, or any documents relating to the arrangements contemplated thereby, which is subject to registration under the RTPA shall come into effect until the day following the day on which particulars of this Agreement and the Related Agreements (and such documents) have been









                                             Exhibit 10(l)
                                             -------------
                                             (73 of 187)

     furnished to the Director General of Fair Trading pursuant to Section 24 of the RTPA (or such date following such furnishing of particulars as may be provided for in relation to any such restriction).

20.  Business Plan and AOPB

     20.1 The Shareholders shall use all reasonable endeavours to review the First Business Plan by March 2nd 1994 with the intent that it be revised to the satisfaction of both Shareholders, any revised version of which shall be agreed in writing by the Shareholders. The Shareholders shall also endeavour to agree (as part of the first AOPB only) prior to Closing a corporate structure chart for the NEWCO Group.

     20.2 The Shareholders shall use all reasonable endeavours to agree the AOPB for the first Financial Year prior to Closing. If there is no AOPB so agreed on Closing, the Shareholders shall require the Board to prepare a draft first AOPB within 10 working days of Closing, to be based on the parameters of the Business Plan and to be consistent with the Business Plan. The Shareholders shall procure that the draft first AOPB is presented for consideration by the Board within 5 working days of the end of such 10 working day period and, if approved by the Board by majority vote, shall become the First AOPB, subject to such modifications and revisions as the Shareholders may agree in writing.

     20.3 Each year covered by the Business Plan and AOPB will be a Financial Year, but for the purpose of the First AOPB agreed pursuant to Clause 20.2 the first Financial Year will be deemed to commence on Early Start Completion and end on 31st March 1995.

     20.4 The Shareholders shall procure that the CEO shall not less than 90 days before the end of each Financial Year submit a draft update of the Business Plan and a new AOPB for consideration by the Board which if unanimously approved by the Board in accordance with Clause 9.9, notwithstanding the provisions of Clause 11.1, or if








                                             Exhibit 10(l)
                                             -------------
                                             (74 of 187)

     agreed between the Shareholders pursuant to Clause
     11.1(l), shall become the Business Plan for the next five years and the AOPB for the next Financial Year.

     20.5 The Board shall endeavour to reach unanimous agreement on the updated Business Plan on the basis of the draft submitted by the CEO taking account of the submissions of the various directors. Should the Board be unable so to agree an updated Business Plan and AOPB at the meeting called to consider it then the meeting shall be adjourned for a period of 30 days to enable consultation and to see whether unanimous agreement can be reached on revisions to the updated Business Plan and AOPB which would enable the unanimous agreement of the Board to be obtained.

     20.6 The annual review and update of the Business Plan shall consist of a reforecast of the current Financial Year and a forecast for a minimum of five subsequent Financial Years, the first Financial Year of which shall be forecast on a monthly basis. The Parties agree that each Business Plan and AOPB shall each include:

          (a) a full financial statement for each Financial Year in the case of the Business Plan, or each calendar month in the Financial Year in the case of the AOPB including a full profit and loss statement, a balance sheet, a statement of the source and application of funds for each Financial Year or month, as the case may be; and

          (b) principles of account management, marketing, operational, product, technology, capital, and quality of service plans and budgets for NEWCO and the NEWCO Group and the joint funding commitment of the Shareholders to NEWCO; and

          (c) a forecast from each distributor of its anticipated sales for the relevant period, pursuant to meeting its obligations under the relevant
          Distribution Agreement;









                                             Exhibit 10(l)
                                             -------------
                                             (75 of 187)

     The format of the annual updates of the Business Plan and of each AOPB shall be similar to those of the initial
     Business Plan and AOPB.

     20.7 In the event that the Board do not unanimously agree pursuant to Clause 20.4 and the Shareholders do not agree on the AOPB pursuant to Clause 11.1 prior to expiry of the 90 day period referred to in Clause 20.4 then the following provisions of this Clause 20.7 shall apply:

          (a) in the event that the AOPB for a given
          Financial Year has not been adopted by the Board within 45 days of the AOPB being submitted to the Board for approval pursuant to Clause 20.4 due to the failure of MCH to consent to the approval of the AOPB then BTH shall give notice to MCH that it is invoking this Clause. Within 30 days of such notice the chairman of BT and the chief executive officer of MCI shall meet to attempt to agree an AOPB for the relevant Financial Year. In the event that there is still no agreement on the AOPB within 80 days of the submittal of the AOPB to the Board pursuant to Clause 20.4 then the question of adopting the AOPB shall be referred back to the Board who shall consider the matter in accordance with Clause 20.7(b); and

          (b) upon referral to the Board in accordance with Clause 20.7(a), NEWCO shall, and the Shareholders shall procure that NEWCO shall, until such time as the AOPB is adopted in accordance with Clause 20.4 or Clause 11.1(l), operate the NEWCO Group in accordance with the provisions of the then current Business Plan relating to the Financial Year in respect of which the AOPB should have been adopted, with such modifications as are necessary to reflect changes from such Business Plan that have already properly occurred in accordance with this Agreement and timing differences.











                                             Exhibit 10(l)
                                             -------------
                                             (76 of 187)

21.  Funding Obligations

     21.1 Each Shareholder shall provide funding for NEWCO as set forth in any duly approved AOPB and Business Plan (which in this Agreement shall mean funding whether provided by way of equity contributions or as debt in the form of shareholder loans) pro rata in accordance with its Percentage Interest and in accordance with the number of Shares of each class then held.

     21.2 Any loans from Shareholders to NEWCO shall be documented, the form of which shall be agreed from time to time between the Shareholders. Shareholder loans shall carry a commercial rate of interest. Shareholder loans may be provided by an affiliate of the relevant Shareholder and shall be on a full recourse basis.

     21.3 In respect of any Financial Year covered by a joint funding commitment as set out in the then current AOPB and Business Plan the Shareholders agree with each other and with NEWCO that NEWCO shall be entitled from time to time during each such Financial Year to require each Shareholder to provide moneys of such amount and at such times as set out in the joint funding commitment as being required by NEWCO during such Financial Year in return for the issue, credited as fully paid up, of such number of Shares to each Shareholder for the Issue Price as shall result in the Percentage Interest of each Shareholder being the same as its Percentage Interest immediately prior to such issue, with the 'A' Shareholder being issued with such proportion of 'A' and 'C' Shares as shall be equal to the proportion of voting rights carried on such Shares held by the 'A' Shareholder immediately prior to such issue.

     21.4 The Shareholders and NEWCO agree that the Issue
     Price for the purpose of Clause 21.3 shall be PS1,000 per Share, except if the provisions of Clause 6.11 and/or
     6.12 apply or if otherwise agreed between the Shareholders in writing.

     21.5 Each of the Shareholders shall pay to NEWCO the Issue Price on the Shares to be issued to it pursuant to Clause 21.3 in cleared funds within such period of notice






                                             Exhibit 10(l)
                                             -------------
                                             (77 of 187)

     that may be given by NEWCO in writing of the exercise of its right pursuant to Clause 21.3, which period shall not be less than 30 days. Any unutilised funds provided by the Shareholders shall be invested by NEWCO in short term interest bearing deposits at banks approved by the Board unless otherwise stipulated by the Board.

     21.6 The Shareholders intend that when, and to the extent, practicable NEWCO shall be financed out of its own resources.

22.  Breach of Funding Obligations

     22.1 Following the end of the notice period referred to in Clause 21.5 ("the First Period") NEWCO shall promptly notify both Shareholders and the Ultimate Parents of any breach of a Shareholder's funding obligations under Clause 21.3 and shall require in such notice that the defaulting Shareholder remedies that breach within 30 days from the end of the First Period.

     22.2 The Shareholders and NEWCO agree that Shares shall be issued by NEWCO to the Shareholders who have met their obligations under Clause 21.4 on the working day following the day when the monies from all the Shareholders have been received pursuant to Clause 21.5 or upon expiry of the 30 day notice period referred to in Clause 22.1 ("the Second Period"), whichever shall be the earlier.

     22.3 Subject to the provisions of Clause 22.4, if a Shareholder defaults in its obligations in Clause 21.5 and fails to remedy such default within the Second Period, then all rights of the defaulting Shareholder to require NEWCO to issue it with such Shares shall thereupon cease and NEWCO shall promptly offer in writing to issue to the non-defaulting Shareholder (the "Offer Notice") such number of Shares as follows:

          (a) where the 'A' Shareholder is the non-defaulting
          Shareholder, such number of 'A' Shares and 'C'
          Shares (as near as possible in proportion to the








                                             Exhibit 10(l)
                                             -------------
                                             (78 of 187)

          aggregate voting rights represented by the 'A' and 'C' Shares then held by the 'A' Shareholder to avoid fractions of shares and, in the event that fractions of shares would otherwise occur, the number of 'C' Shares offered shall be adjusted upwards and the number of 'A' Shares adjusted downwards accordingly) that together carry the same aggregate voting rights as the 'B' Shares would have carried that were to be issued to the 'B' Shareholder had the 'B' Shareholder fulfilled its obligation under Clause 21.5; or

          (b) where the 'B' Shareholder is the non-defaulting Shareholder, such number of 'B' Shares that carry the same aggregate voting rights as the 'A' and 'C' Shares would have carried that were to be issued to the 'A' Shareholder had the 'A' Shareholder fulfilled its obligation under Clause 21.5.

     22.4 The non-defaulting Shareholder shall have the right to accept NEWCO's offer pursuant to Clause 22.3 within 60 days of service of notice by NEWCO, failing which such rights shall lapse. If such offer is so accepted NEWCO shall issue the relevant Shares to the non-defaulting Shareholder forthwith upon receipt of the aggregate Issue Price in respect thereof that the defaulting Shareholder failed to pay.

     22.5 Without prejudice to the rights of NEWCO or any other Party hereunder, NEWCO shall have the right to charge, and shall charge, if so requested in writing by a Shareholder who has paid in full the sums due in respect of any issue of Shares prior to expiry of the Second Period, daily interest on all outstanding amounts under this Clause 22 after expiry of the Second Period until payment is received in full at the rate per annum equal to 2% above the Barclays Bank PLC base lending rate as current from time to time whether before or after judgment. Interest shall continue to accrue notwithstanding expiry or termination for any cause whatsoever of this Agreement.

     22.6 The provisions of this Clause 22 are intended to be cumulative and without prejudice to any other or






                                             Exhibit 10(l)
                                             -------------
                                             (79 of 187)

     additional remedies which may be available to the Shareholders or NEWCO, Provided That in the event that a Shareholder is in breach of its obligations under Clause 21 the non-defaulting Shareholder shall have the right to serve notice exercising those remedies which are consequent upon such breach constituting a Relevant Event within the meaning of Clause 29 only during the 60 day period specified in Clause 22.4. The Shareholders recognise the importance of the timely and efficient working of the funding arrangements to NEWCO's operations and for this reason have made provision for the events covered in the preceding Clauses. Nothing in this Agreement shall render any Shareholder under a legal or moral obligation to make good any funding default (whether actual or anticipated) of another Shareholder.

23.  Personnel

     23.1 Following Closing NEWCO and the Shareholders will co-operate with each other to decide on the employees of the NEWCO Group, both by reviewing those employees who are employed by companies within the NEWCO Group at Closing and by deciding upon new recruits.

     23.2 Personnel seconded on a temporary basis to NEWCO from a Shareholder or any affiliate shall retain all their rights and benefits as employees of that Shareholder or affiliate. All cost associated with the secondment of any such person to NEWCO shall be the responsibility of NEWCO unless otherwise agreed by the Parties.

     23.3 The Parties shall procure that NEWCO shall develop its own employee relations plans and practices.

     23.4 The Shareholders intend that, notwithstanding their willingness to make appropriately qualified technical personnel available to NEWCO on a temporary basis, NEWCO should become self-sufficient in personnel terms as soon as reasonably practicable in order to ensure the optimum employee commitment to NEWCO.









                                             Exhibit 10(l)
                                             -------------
                                             (80 of 187)

24.  Transfer of Shares

     24.1 No Party shall sell, assign, devise, bequeath, transfer, pledge, encumber or in any manner dispose of, or part with, its right, title, or interest (whether, in any case, legal or beneficial) in any Shares held by it except as provided in Clause 26 and Clause 30 and the Parties shall procure that NEWCO shall not cause or permit the transfer of any Shares held by a Party to be entered on the register of members of NEWCO except in accordance with such terms.

     24.2 Each Ultimate Parent undertakes itself not to and to procure that none of its subsidiaries shall, sell, assign, devise, bequeath, transfer, pledge, encumber or in any manner dispose of, or part with, its right, title, or interest (whether, in any case, legal or beneficial) in any shares held by it in MCH or BTH, as appropriate, except as provided in this Clause 24 and Clause 25.

     24.3 Neither Ultimate Parent shall transfer or permit the transfer of any legal or beneficial interest in any shares held in MCH or BTH as appropriate other than in respect of all (but not part of) such shares:

          (a) to a wholly-owned subsidiary PROVIDED THAT prior to any such wholly-owned subsidiary ceasing to be a wholly-owned subsidiary of the relevant Ultimate Parent, the relevant Ultimate Parent shall procure the transfer of all such shares held by that wholly-owned subsidiary to itself or to any other wholly-owned subsidiary of that relevant Ultimate Parent; or

          (b) in accordance with the provisions of Clause 25.

     24.4 Subject as otherwise provided in this Agreement, BT covenants and agrees that BTH shall at all times be a wholly-owned subsidiary of BT. Subject as otherwise provided in this Agreement, MCI covenants and agrees that MCH shall at all times be a wholly-owned subsidiary of MCI.








                                             Exhibit 10(l)
                                             -------------
                                             (81 of 187)

25.  Right of First Refusal on Transfer of Shares

     25.1 At any time after the fifth anniversary of the date of Closing, either Ultimate Parent (or its wholly-owned subsidiary) may sell its right, title and interest (both legal and beneficial) in all (but not part) of its shares in the Shareholder which is its affiliate (the "Holding Shares") to a third party subject to the right of first refusal of the other Ultimate Parent and the other terms set forth in this Clause 25.

     25.2 An Ultimate Parent's right to sell its right, title and interest in all its Holding Shares under Clause 25.1 may be exercised after the fifth anniversary of the date of Closing:

          (a) after the date a Relevant Event has occurred as referred to in Clause 29.1 in respect of the Shareholder which is the other Ultimate Parent's affiliate; or

          (b) at any time for a period of 1 year or, if later, 60 days following the determination referred to in (i) below, following the date of delivery to the Shareholders of management accounts in respect of any Financial Year under Clause 14.1(e) if, in respect of the three Financial Years ending with the Financial Year in respect of which such accounts have been delivered (each such Financial Year being a "Reference Financial Year" for the purpose of this Clause 25.2), NEWCO failed to meet the target revenue objectives set forth in the relevant AOPBs by more than 20% for any two Reference Financial Years when such revenue objectives are compared with the actual revenue figures shown in the management accounts for those Reference Financial Years, as adjusted following any review and audit referred to in (i) below, Provided That if MCI serves notice in writing on NEWCO within 30 days of receipt of the copy of the management accounts for any Reference Financial Year that it disputes the contents of the








                                             Exhibit 10(l)
                                             -------------
                                             (82 of 187)

          management accounts for any one or more Reference Financial Years, NEWCO shall instruct the Auditors to review and audit the said accounts and adjust them as necessary to ensure they comply with the provisions of Clause 14.1(e), in which event:

               (i) the Auditors shall be instructed by NEWCO to conclude their review and audit as soon as practicable and in any event within 60 days from the date of instructions and shall act as an expert and not as an arbitrator. The decision of the Auditors as to the form of the accounts shall be final and binding on the Shareholders; and

               (ii) in the event of a discrepancy as to revenue of less than 10 per cent the reasonable costs incurred by the Auditors in carrying out such exercise shall be borne by the Shareholder who made the request; otherwise such costs shall be borne by NEWCO.

     Provided That if there has previously been an audit carried out pursuant to the terms of this Clause 25.2(b) in respect of any Financial Year there will be no further right under Clause 25.2(b) for MCI to require the carrying out of an audit in respect of that Financial Year.

     25.3 If any Ultimate Parent or its wholly-owned subsidiary wishes to transfer the Holding Shares held by it or its wholly-owned subsidiary (hereinafter referred to as the "Retiring Ultimate Parent") otherwise than in accordance with Clause 24.3(a), such Ultimate Parent shall or (if the Holding Shares are held by its wholly-owned subsidiary) shall procure that its wholly-owned subsidiary shall first give a notice in writing (hereinafter referred to as a "Transfer Notice") during the periods referred to in Clause 25.2 to NEWCO and a copy thereof to the other Ultimate Parent (hereinafter referred to as "the Continuing Ultimate Parent") specifying that the Retiring Ultimate Parent (or its wholly-owned subsidiary) wishes to sell all of the Holding Shares which the Retiring Ultimate Parent (or its






                                             Exhibit 10(l)
                                             -------------
                                             (83 of 187)

     wholly-owned subsidiary) then currently holds (hereinafter referred to as "the Transfer Shares") and giving full details of the bona fide arms length offer from the third party in respect of the acquisition of the Holding Shares, consisting of a complete draft sale and purchase agreement ("the Draft Agreement") which includes, without limitation:

          (a) the identity of such third party to whom the Retiring Ultimate Parent (or its wholly-owned subsidiary) proposes to transfer the Transfer
          Shares (hereinafter referred to as "the Third
          Party"); and

          (b) the price at which such Third Party has agreed to purchase such Shares (hereinafter referred to as "the Third Party Price"); and

          (c) details of all warranties and indemnities sought by the Third Party and all other relevant terms;

     and which notice shall constitute NEWCO the agent of the Retiring Ultimate Parent (or its wholly-owned subsidiary) for the sale for cash of the Transfer Shares at the Third Party Price to the Continuing Ultimate Parent on the terms of the Draft Agreement.

     25.4 For the purpose of Clause 25.3:

          (a) if the Third Party Price is expressed other than as a fixed cash sum, subject to any purchase price adjustment based upon NEWCO's financial condition or performance, payable in full in one lump sum at the time of transfer then the Continuing Ultimate Parent shall be entitled by notice in writing to require NEWCO to instruct an independent investment bank located in the City of London as agreed between the Ultimate Parents or, in the absence of such agreement, appointed by the Auditors to determine (acting as an expert and not an arbitrator) the fair market value of such Third








                                             Exhibit 10(l)
                                             -------------
                                             (84 of 187)

          Party Price as if it had been expressed as a fixed cash sum payable in full at the time of transfer, but otherwise on the terms of the Draft Agreement (not taking into account any purchase price adjustment based on NEWCO's financial position or performance) and to furnish such certificate to NEWCO and each Ultimate Parent as soon as reasonably practicable thereafter;

          (b) the proposed Third Party must not be connected with the Retiring Ultimate Parent (the meaning of "connected" in this context shall be determined in accordance with the provisions of Section 839 of
          ICTA); and

          (c) if the Retiring Ultimate Parent's Shareholder affiliate's Percentage Interest is greater than 50% no Transfer Notice shall be valid unless and until the Retiring Ultimate Parent shall have first procured that a bona fide arm's length unconditional offer shall have been made to acquire all the shares held by the Continuing Ultimate Parent (or its wholly-owned subsidiary) in the Shareholder which is its affiliate at the same time as the Transfer Shares, which offer shall be at the same price per Share as the Third Party Price for the Holding Shares and otherwise on the same terms as in the Draft Agreement and shall remain open for so long as the offer in Clause 25.3 remains open.

     25.5 Any Retiring Ultimate Parent delivering a Transfer Notice shall procure that it or its wholly-owned subsidiary deposits with NEWCO the share certificate or certificates in respect of such Transfer Shares and a Transfer Notice once given shall be irrevocable. NEWCO shall return such share certificate forthwith on request if a sale is to be made pursuant to Clause 25.8.

     25.6 On receipt of the Transfer Notice or, if later, receipt of the determination certificate referred to in Clause 25.4(a), NEWCO shall immediately offer the Transfer Shares at the Third Party Price (which, if such certificate has been furnished, shall for the purposes of this Clause 25.6 and the remainder of this Clause 25 be






                                             Exhibit 10(l)
                                             -------------
                                             (85 of 187)

     the price stated therein) first to the Continuing Ultimate Parent and the Continuing Ultimate Parent shall notify NEWCO and the Retiring Ultimate Parent within 30 days of the date of receipt by it of such offer as to whether it wishes to accept or reject the Transfer Shares at the Third Party Price and with the benefit of the other terms of the Draft Agreement, with appropriate changes to take account of any determination made by the independent investment bank pursuant to Clause 25.4. If the Continuing Ultimate Parent fails to send any notice to the Retiring Ultimate Parent within such 30 day period it shall be deemed to have rejected such offer.

     25.7 If the Continuing Ultimate Parent notifies NEWCO that it wishes to purchase all of the Transfer Shares, NEWCO shall give notice thereof to the Retiring Ultimate Parent whereupon the Continuing Ultimate Parent and the Retiring Ultimate Parent (or its wholly-owned subsidiary) shall be bound to complete the sale for cash, which the Continuing Ultimate Parent agrees to pay to the Retiring Ultimate Parent, at the Third Party Price, within seven days of such notice or such longer period as may be strictly necessary to allow the Continuing Ultimate Parent and NEWCO to apply for and obtain all applicable statutory and regulatory approvals and consents necessary to effect a transfer of the Transfer Shares on terms that are satisfactory to the Continuing Ultimate Parent which shall include any period necessary for appeal against any initial decision which the Continuing Ultimate Parent wishes to bring, Provided That the Continuing Ultimate Parent shall use its best endeavours to obtain such approvals and consents as soon as reasonably practicable and such period shall not last for longer than 6 months, unless the Retiring Ultimate Parent and the Continuing Ultimate Parent otherwise agree in writing. Where BT is the Continuing Ultimate Parent and MCI is the Retiring Ultimate Parent under this Clause 25.7, MCI shall procure that immediately following the service of a notice by BT under this Clause 25.7, but prior to completion of the sale of the Transfer Shares, MCH shall take such steps as necessary to sell to MCI or another person nominated by MCI all MCH's shareholding and other interest in the MCH








                                             Exhibit 10(l)
                                             -------------
                                             (86 of 187)

     Asset Subsidiary (as defined in Clause 28.3), and with effect from completion of the sale of the Transfer Shares MCI undertakes to indemnify and keep indemnified BT, BTH, MCH and Newco against any costs, expenses, liability or claims that may arise in respect of or as a consequence of MCH's holding of shares in the MCH Asset Subsidiary.

     25.8 If the Continuing Ultimate Parent does not accept or is deemed not to accept the offer referred to in Clause
     25.6 within the 30 day period referred to therein, or if the purchase of the Transfer Shares is not completed within the time period specified in Clause 25.7, the Retiring Ultimate Parent shall use all reasonable endeavours at any time within three months after the expiry of the relevant period to transfer the Transfer Shares to the Third Party at a price and on terms no worse than as set out in the Draft Agreement or such longer period as may be strictly necessary to allow the Retiring Ultimate Parent and the Third Party to apply for and obtain all applicable statutory and regulatory approvals and consents necessary to effect a transfer of the Transfer Shares to the Third Party on terms that are satisfactory to the Retiring Ultimate Parent and the Third Party, which shall include any period necessary for appeal against any initial decision which either the Retiring Ultimate Parent or the Third Party wishes to bring, Provided That the Retiring Ultimate Parent shall use all reasonable endeavours to obtain such approvals and consents as soon as reasonably practicable and such period shall not last for longer than 6 months after expiry of such three month period, unless the Retiring Ultimate Parent and the Continuing Ultimate Parent otherwise agree in writing. During such 6 month period the Retiring Ultimate Parent shall not and shall procure that its wholly-owned subsidiary shall not (save with the consent in writing of the Continuing Ultimate Parent) transfer the Transfer Shares to any person other than the Third Party.

     25.9 If, notwithstanding compliance with its obligations under Clause 25.8, the Retiring Ultimate Parent or its wholly-owned subsidiary fails to transfer the Transfer Shares within the time period referred to in Clause 25.8 then the following provisions shall apply:






                                             Exhibit 10(l)
                                             -------------
                                             (87 of 187)

          (a) the Retiring Ultimate Parent and its affiliate
          Shareholder shall not be liable to the Continuing
          Ultimate Parent or the other Parties hereto in respect of such failure; and

          (b) the Continuing Ultimate Parent shall, if Clause 25.9(c) applies, reimburse (or procure that the person to whom the Transfer Shares are transferred reimburses) the Retiring Ultimate Parent in respect of any sums paid to NEWCO by the Shareholder which is the Retiring Ultimate Parent's affiliate pursuant to Clause 21 during the period from the date of service of the Transfer Notice until the actual date of transfer of the Transfer Shares; and

          (c) the Continuing Ultimate Parent shall be entitled at any time within 60 days following the expiry of such period, to require the Board to authorise some person to execute a transfer of the Transfer Shares to the Continuing Ultimate Parent or any other Person nominated by the Continuing Ultimate Parent for the Third Party Price and on the terms of the Draft Agreement (with appropriate modifications, where relevant, to reflect the Third Party Price), which Third Party Price the Continuing Ultimate Parent shall pay to NEWCO in consideration for and simultaneous with the transfer of the Transfer Shares, and NEWCO may give a good receipt for the purchase price of such Transfer Shares and:

               (i) the Continuing Ultimate Parent or such
               Person shall become indefeasibly entitled thereto; and

               (ii) the Retiring Ultimate Parent shall be entitled to receive the purchase price from NEWCO which shall in the meantime be held by NEWCO on trust for the Retiring Ultimate
               Parent but without interest; and










                                             Exhibit 10(l)
                                             -------------
                                             (88 of 187)

          (d) the Retiring Ultimate Parent shall not, save as provided in Clause 25.9(c), then sell and shall procure that its wholly-owned subsidiary shall not sell the Holding Shares pursuant to the giving of that particular Transfer Notice.

          (e) Where BT is the Continuing Ultimate Parent and MCI is the Retiring Ultimate Parent under this Clause 25.9, MCI shall procure that immediately following BT exercising its right in Clause 25.9(c) but prior to the completion of the transfer of Transfer Shares pursuant to Clause 25.9(c), MCH shall take such steps as necessary to sell to MCI or another person nominated by MCI all MCH's shareholding and other interest in the MCH Asset Subsidiary (as defined in Clause 28.3) and with effect from completion of the sale of the Transfer Shares MCI undertakes to indemnify and keep indemnified BT, BTH, MCH and Newco against any costs, expenses, liability or claims that may arise in respect of or as a consequence of MCH's holding of shares in the MCH Asset Subsidiary.

     25.10 The relevant Ultimate Parent shall procure that the relevant Shareholder affiliate of that Ultimate Parent shall register any transfer of Holding Shares effected in accordance with the terms of this Clause 25.

     25.11 No Transfer Notice may be given by either Ultimate
     Parent under this Clause 25 unless it is in respect of all Holding Shares held by that Ultimate Parent or its wholly-owned subsidiary.

     25.12 The Parties hereby agree that no Holding Shares may be transferred to a Third Party pursuant to this Clause
     25 unless and until:

          (a) the Parties and the Third Party have entered into a deed of adherence in the form as set out in
          Schedule 3; and










                                             Exhibit 10(l)
                                             -------------
                                             (89 of 187)

          (b) if the Third Party is a subsidiary, the 2ultimate holding company of such Third Party also executes a deed of adherence in the form as set out in Schedule 3.

     25.13
          (a) Each of the Parties hereto agrees to enter into the deed of adherence referred to in Clause 25.12 immediately prior to or simultaneously with the completion of the transfer of the Holding Shares pursuant to this Clause 25; and

          (b) The Continuing Ultimate Parent and NEWCO shall procure that, simultaneously with the transfer of the Holding Shares to the Third Party, NEWCO and that Third Party or that Third Party's affiliates as appropriate shall enter into agreements in similar form as the then current Distribution Agreement and Services Agreement between NEWCO and the Retiring Ultimate Parent or its affiliates, and such new form of Intellectual Property Agreement is entered into between NEWCO, the Third Party (or its affiliate) and the Continuing Ultimate Parent (or its affiliate) which only grants such rights from NEWCO to the Third Party during the life of such new distribution agreement as are strictly necessary to enable such Third Party or its affiliate to perform its obligations under the new distribution agreement and no more.

     25.14 Notwithstanding anything else in this Agreement or the Articles neither Ultimate Parent shall and each shall procure that no wholly-owned subsidiary shall transfer or assign the Holding Shares or any interest therein if this would materially adversely affect NEWCO under any regulatory provisions in a relevant jurisdiction.

     25.15 Any exercise of a right set out in this Clause 25 shall be without prejudice to any other rights of any Party which may exist.










                                             Exhibit 10(l)
                                             -------------
                                             (90 of 187)

26.  Put Option

     26.1 MCH shall have the right in the circumstances set out in Clause 26.2, exercisable by serving not less than 30 days and no more than 120 days' prior written notice ("the Option Notice") on BTH during any period referred to in Clause 26.2 ("the Option Period"), to require BTH to acquire all but not part of MCH's Shares ("the Option Shares") for a price per share to be determined in accordance with the terms of Clause 26.3 ("the Option Price") and BTH agrees unconditionally that it will purchase the Option Shares following service of such notice in accordance with the terms of this Clause 26. Any such notice shall be irrevocable.

     26.2 MCH's right in Clause 26.1 may be exercised:

          (a) after the date a Relevant Event has occurred as referred to in Clause 29.1 in respect of BTH or

          (b) after the fifth anniversary of the date of Closing at any time for a period of 1 year or, if later, 60 days following the determination referred to in (i) below, following the date of delivery to the Shareholders of management accounts in respect of any Financial Year under Clause 14.1(e) if, in respect of the three Financial Years ending with the Financial Year in respect of which such accounts have been delivered (each such Financial Year being a "Reference Financial Year" for the purpose of this Clause 26.2), NEWCO failed to meet the target revenue objectives set forth in the relevant AOPBs by more than 20% for any two Reference Financial Years when such revenue objectives are compared with the actual revenue figures shown in the management accounts for those Reference Financial Years, as adjusted following any review and audit referred to in (i) below, Provided That if MCI serves notice in writing on NEWCO within 30 days of receipt of the copy of the management accounts for any Reference Financial Year that it disputes the contents of the management accounts for any one or more Reference Financial Years, NEWCO shall instruct the Auditors






                                             Exhibit 10(l)
                                             -------------
                                             (91 of 187)

          to review and audit the said accounts and adjust them as necessary to ensure they comply with the provisions of Clause 14.1(e), in which event:

               (i) The Auditors shall be instructed by NEWCO to conclude their review and audit as soon as practicable and in any event within 60 days from the date of instructions and shall act as an expert and not as an arbitrator. The decision of the Auditors as to the form of the accounts shall be final and binding on the Shareholders; and

               (ii) In the event of a discrepancy as to revenue of less than 10 per cent the reasonable costs incurred by the Auditors in carrying out such exercise shall be borne by MCI otherwise such costs shall be borne by NEWCO;

     Provided That if there has previously been an audit carried out pursuant to the terms of this Clause 26.2(b) in respect of any Financial Year there will be no further right under Clause 26.2(b) for MCI to require the carrying out of an audit in respect of that Financial Year.

     26.3 The Option Price shall be such sum as may be agreed between the Shareholders no later than 30 days after the delivery of the Option Notice or, in default of such agreement within such time period, both Shareholders shall require NEWCO by notice in writing to instruct an independent investment bank located in the City of London (for the purpose of this Clause 26.3 "the Bankers") agreed between the Shareholders or, in the absence of such agreement within 7 days of the end of such 30 day period, appointed by the Auditors at the joint equal expense of the Shareholders to determine in writing the sum which in the Bankers' opinion (acting as experts and not as arbitrators) is the fair market value of the Option Shares at the date the Option Notice is served by MCH based upon the principles set out below:








                                             Exhibit 10(l)
                                             -------------
                                             (92 of 187)

          (a) the valuation of the NEWCO Group shall be on the basis that the NEWCO Group has carried on and will continue to carry on the Business independently in accordance with the policies from time to time adopted by the Board in accordance with this Agreement and the then current Business Plan and, if no such policies are agreed, on the same basis on which the NEWCO Group has been carrying on business prior to such date;

          (b) such fair market value shall, subject as provided below, be the 'B' Shareholder's
          Participating Interest of the value of the NEWCO
          Group;

          (c) account shall also be taken of the effect on NEWCO's Business of the loss of MCH as a Shareholder, including termination of all agreements between NEWCO and MCH or MCI, including all Related Agreements (other than the Investment Agreement), to the extent that such agreements will terminate as a consequence of the exercise of the option in this Clause 26 subject to any express provisions therein relating to continuity of rights and obligations following termination;

          (d) any restriction on the transferability of the Option Shares shall be disregarded; and

          (e) there shall also be taken into account in the value of the Option Shares the value to a potential transferee of the benefit and burden of being appointed an exclusive distributor of Services as defined in and on the same terms as the then current MCI Distribution Agreement (the "New Distribution Agreement"), and, the value of the benefit and burden of entering into the other Related Agreements (apart from the Investment Agreement), as then current, save that, with regard to the Intellectual Property Agreement, it shall be assumed that such new form of Intellectual Property Agreement which is entered into between NEWCO, the potential transferee (or its affiliate) and the Continuing Ultimate Parent (or its affiliate) only






                                             Exhibit 10(l)
                                             -------------
                                             (93 of 187)

          grants such rights from NEWCO to the potential transferee during the life of such New Distribution Agreement as are strictly necessary to enable such potential transferee to perform its obligations under the New Distribution Agreement and no more.

     26.4 The Bankers shall be at liberty to employ such professional firms of valuers as they consider fit to value any property owned by NEWCO. The Bankers' certificate referred to in Clause 26.3 as to the fair market value, a copy of which shall be provided forthwith to NEWCO and to each of the Shareholders, shall be conclusive and binding upon the Shareholders. NEWCO shall ensure that such certificate is provided within 30 days of instructing the Bankers. All Parties shall co-operate with and provide all information reasonably requested by the Bankers in order to enable them to make their determination pursuant to Clause 26.3.

     26.5 Upon service of the Option Notice referred to in Clause 26.1:

          (a) MCH shall deliver to NEWCO a duly executed stock transfer form in respect of the Option Shares and the relevant share certificate in respect thereof;

          (b) all of MCI's rights and obligations as Ultimate Parent and MCH's rights and obligations as a Shareholder pursuant to the terms hereof (without prejudice to any continuing obligations of MCH pursuant to the MCI Distribution Agreement and other Related Agreements) shall cease subject to the terms of Clause 31; and

          (c) all of MCH's rights to appoint 'B' Directors pursuant to Clause 8 shall cease and both MCI and MCH shall procure forthwith that (i) all the 'B' Directors are removed from office and (ii) that the











                                             Exhibit 10(l)
                                             -------------
                                             (94 of 187)

          'B' Directors, when offering their resignations to the Board, shall incorporate in their resignations an acknowledgement that they have no claims against NEWCO for loss of office or otherwise.

     26.6 Upon the expiry of the Option Notice referred to in Clause 26.1 or, if later, either:

          (a) 7 days following the determination of the Option Price pursuant to Clause 26.3; or

          (b) upon expiry of such longer period as may be strictly necessary to allow BT, BTH and NEWCO to apply for and obtain all applicable statutory and regulatory approvals and consents necessary to effect a transfer of the Option Shares on terms that are satisfactory to BT, BTH and NEWCO, which shall include any period necessary for appeal against any initial decision which such Party wishes to bring (which longer period shall not extend beyond 6 months from the date on which the Option Notice is served pursuant to Clause 26.1, unless BT and MCI otherwise agree in writing); then

     BTH shall pay the Option Price to MCH, together with interest thereon, which shall run at a rate equivalent to Barclays Bank base rate from time to time from the date of agreement or determination of the Option Price pursuant to Clause 26.3, whether before or after judgment.

     26.7 For the purpose of this Clause 26, MCH hereby irrevocably appoints NEWCO as its agent for the purpose of executing all necessary documents and taking all other necessary steps on MCH's behalf to effect the sale of the Option Shares to BTH.

     26.8 Any exercise of a right set out in this Clause 26 shall be without prejudice to other rights and remedies that may exist.










                                             Exhibit 10(l)
                                             -------------
                                             (95 of 187)

27.  Confidentiality

     27.1 The Parties shall and where practical shall procure that their respective affiliates shall keep confidential all information which is obtained by them under this Agreement whether that information is:

          (a) generated or commissioned by NEWCO; or

          (b) related to the business affairs of any of the Parties or of their affiliates.

     27.2 The restrictions in Clause 27.1 shall not apply to:

          (a) information which enters the public domain otherwise than by breach of this Agreement;

          (b) information already in the possession of a Party or any of its affiliates before disclosure to it under this Agreement and which was not acquired directly or indirectly from another Party or one of its affiliates and which is not the subject of a confidentiality undertaking in favour of the provider of such information;

          (c) information lawfully obtained from a third party who is free to disclose such information;

          (d) information developed or created by a Party or any of its affiliates (other than NEWCO) independently of this Agreement;

          (e) information required to be disclosed by a Shareholder or its Ultimate Parent to a third party contemplating purchasing shares in that Shareholder in order to permit such third party to decide whether or not to proceed and what price to offer PROVIDED THAT such third party shall prior to any such disclosure have entered into a confidentiality undertaking with such Shareholder and its Ultimate Parent in terms no less strict than the terms of Clause 27.1, Clause 27.2 and Clause 27.3;








                                             Exhibit 10(l)
                                             -------------
                                             (96 of 187)

          (f) information requested by any governmental or regulatory authority entitled by law to require the same PROVIDED ALWAYS THAT, prior to such disclosure if practicable, the disclosing Party shall notify in writing the owner of such information (where the identity of such owner can be determined) that such request has been made

     PROVIDED THAT the Party seeking to rely on an exemption contained in this Clause 27.2 shall provide such evidence as the other Parties may reasonably require to prove that the information sought to be exempted falls within the relevant category.

     27.3 The restrictions contained in Clause 27.1 shall last for a period of five years from the relevant disclosure and shall survive termination of this Agreement for whatever reason.

28.  Warranties and Undertakings

     28.1 Each of the Parties hereby warrants to the others as of the date of this Agreement and as of the date of Closing that:

          (a) it has been duly incorporated under the laws of the jurisdiction referred to at the head of this Agreement, having all power and authority under its corporate governance documentation to transact in all material respects all business conducted by it, to enter into this Agreement and the Related Agreements (other than the Investment Agreement) and to carry out the provisions of this Agreement and the Related Agreements (other than the Investment Agreement); and

          (b) this Agreement and the Related Agreements, when executed, (other than the Investment Agreement) have been or will be duly authorised by all necessary corporate action on its part and duly entered into by it and constitutes a legal, valid and binding agreement, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy,






                                             Exhibit 10(l)
                                             -------------
                                             (97 of 187)

          insolvency, reorganisation, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and

          (c) other than in respect of those contracts set forth in Schedule 5 entry into and the performance and observance of this Agreement and the Related Agreements (other than the Investment Agreement) will not:

               (i) conflict with, result in a breach of or constitute a default under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument affecting that Party or to which that Party or any of its affiliates is a party or by which any of their properties or assets may be bound; or

               (ii) violate any law, treaty, rule or
               regulation of any competent governmental or administrative authority applicable to that
               Party or any of its property or to which any of its property is subject; or

               (iii) violate any order, judgment or decree of any court or other governmental or administrative authority or any determination of an arbitrator,

          except where any such conflict, breach or default under (c)(i) above or any such violation under
          (c)(ii) or (iii) above would not have a material adverse effect on NEWCO and its Subsidiary
          Undertakings taken as a whole, or on that Party's ability to perform the transactions contemplated hereby; and

          (d) other than in respect of those contracts set forth in Schedule 5 to the best of its knowledge








                                             Exhibit 10(l)
                                             -------------
                                             (98 of 187)

          and belief there are no rights, claims or obligations belonging to or enforceable by any other person which may prejudice or otherwise adversely affect the ability of NEWCO to carry on the Business.

     28.2 BT and MCI undertake to each other to procure that, in respect of BTH (in the case of BT) and MCH (in the case of MCI) (each a "Holding Company") as follows:

          (a) save as expressly provided in this Agreement and the Related Agreements the Holding Company will not incur liabilities of any sort, except for unsecured loans at commercially reasonable rates of interest from BT or MCI or any of their respective affiliates, as appropriate, for the sole purpose of enabling the Holding Company to fulfil its funding obligations under Clause 21;

          (b) the memorandum and articles of association and equivalent bye-laws of each Holding Company are in the agreed form and there shall be no change proposed or made thereto without the consent of the other Ultimate Parent, such consent not to be unreasonably withheld or delayed;

          (c) immediately prior to Closing the Holding
          Company was dormant and had no trading record whatsoever, save for, in the case of BTH, BTH's shareholding in NEWCO shall be as follows, namely:-

          250 'A' ordinary shares of 10p each, 249 held by BTH, 1 by BT Nominees Limited on trust for BTH; and
          501 'C' ordinary shares of PS1 each held by BTH;

          (d) neither Holding Company will become insolvent under the laws of the relevant jurisdiction of its incorporation.

     28.3 MCI undertakes to BT to procure, in respect of MCH, that MCH shall not own any assets other than Shares in NEWCO, save that MCH shall be permitted to own shares in a wholly-owned subsidiary ("MCH's Asset Subsidiary") the aggregate value of which on the date it becomes owned by






                                             Exhibit 10(l)
                                             -------------
                                             (99 of 187)

     MCH shall not exceed the minimum value reasonably determined to be necessary to comply with the Internal Revenue Service's net worth requirements, as published in the Internal Revenue Bulletin or Treasury Regulations, for a corporate general partner in a general partnership to satisfy the partnership characteristic of unlimited liability, one of the four characteristics distinguishing a partnership from a corporation that is described in Treasury Regulation Section 301.7701-2. MCI shall procure that MCH's Asset Subsidiary shall not incur any liabilities of any sort other than for taxes.

     28.4 MCI shall procure that the chief financial officer or equivalent of MCI (the "CFO") shall, in respect of MCH and the MCH Asset Subsidiary, prepare annually and copy to BT, a certificate containing sufficient information for BT to reasonably assess the aggregate value of MCH's shareholding in the MCH Asset Subsidiary as against the aggregate value of MCH (the "Certificate"). MCI undertakes to BT to ensure that all the information contained in the Certificate prepared by the CFO is true and accurate. MCI shall also procure that MCH and the MCH Asset Subsidiary shall keep such other books and records and shall provide such other information as shall be reasonably requested from time to time by BT and that they shall provide access to the books and records of MCH and the MCH Asset Subsidiary for those purposes during normal business hours.

     28.5 If at any time BT wishes to value the shares held by MCH in the MCH Asset Subsidiary MCI shall procure that the CFO (as defined in Clause 28.4) issue a certificate stating the aggregate of the fixed and current assets of the MCH Asset Subsidiary. MCI undertakes to BT to ensure that all the information contained in the certificate prepared by the CFO pursuant to this Clause is true and accurate.

29.  Relevant Events

     29.1 The following shall be Relevant Events in respect of a Shareholder:








                                             Exhibit 10(l)
                                             -------------
                                             (100 of 187)

          (a) any breach by that Shareholder or that Shareholder's Ultimate Parent of any obligation, as specified in Clause 29.2, under this Agreement or a Related Agreement if:

               (i) all the Shareholders agree in writing that there has been such a breach of such an obligation; or

               (ii) there is a final non-appealable judgment, within the meaning of Clause 29.3 of a court, arbitrator or tribunal of competent jurisdiction that there has been such a breach of such an obligation; or

          (b) at any time after the fifth anniversary of the date of Closing, any breach of that Shareholder's obligation to provide funding under Clause 21.5 following a request made under Clause 21.3 ("the Original Request"), Provided That:

               (i) such breach is not remedied by the end of the Second Period as defined in Clause 22.2;
               and

               (ii) the other Shareholder has complied with its obligation to provide funding pursuant to Clauses 21.5 and 22.2, following a request from NEWCO pursuant to Clause 21.3 made at the same time as the Original Request; or

          (c) in the case of BTH, any breach by BT of clauses 5.1, 5.3, 7.1, 7.2, 7.3, 7.4 ,10.2 or 10.3 of the
          Investment Agreement if such breach also results in a Conversion Event as defined in the Certificate of Amendment; or

          (d) in the case of MCH, any material breach by MCI of clauses 9.4(a), 9.5 or 9.7(c) of the Investment
          Agreement; or

          (e) that Shareholder, whilst insolvent, compounds or enters into any re-organisation or other special arrangement with its creditors generally or is






                                             Exhibit 10(l)
                                             -------------
                                             (101 of 187)

          unable to pay its debts within the meaning of
          Section 123(1) of the Insolvency Act 1986 which Section shall apply for this purpose as if the sum of PS750 referred to in Section 123(1)(a) were PS100,000; or that Shareholder pursuant to or within the meaning of Title 11, United States Code, or any similar United States federal or state law providing for the relief of debtors (a "Bankruptcy Law") (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official under a Bankruptcy Law (a "Custodian") of it or for any substantial part of its properties; or (iv) makes a general assignment for the benefit of its creditors; or that a court of competent jurisdiction enters an order or decree under a Bankruptcy Law (i) for relief against that Shareholder in an involuntary case; (ii) appointing a Custodian of that Shareholder or for any substantial part of its properties; or (iii) winding up or liquidating that Shareholder and the order, decree or similar relief remains unstayed and in effect for 60 days; or

          (f) an administrative receiver or receiver is validly appointed over the whole of or a substantial part of the undertaking, property or assets of that Shareholder or an administration order is made in respect of that Shareholder; or

          (g) an order is made or an effective resolution is passed or any analogous proceedings are taken for the winding up of that Shareholder other than a members voluntary liquidation solely for the purpose of amalgamation or reconstruction; or

          (h) control of that Shareholder is acquired by any third party or group of connected third parties not having control of that Shareholder at the date of this Agreement (except either as a result of one








                                             Exhibit 10(l)
                                             -------------
                                             (102 of 187)

          Ultimate Parent taking control of the other
          Ultimate Parent or if such control is acquired with the actual or deemed consent of the other Shareholder's Ultimate Parent pursuant to Clause 29.4(b)) and, for the purposes of this Clause 29.1(h) "control" means ownership of shares carrying, or the ability to exercise, 50% or more of the total voting rights relating to the issued shares (as current from time to time) of the relevant Shareholder; or

          (i) any of the matters referred to in Clauses
          29.1(e) to (h) inclusive occurs in relation to any holding company for the time being of that Shareholder including that Shareholder's Ultimate
          Parent.

     29.2 For the purpose of Clause 29.1(a):

          (a) there shall be deemed to be a breach of any obligation, as specified in Clause 29.2, under this Agreement or a Related Agreement by BT or BTH if BT or BTH has knowingly acted or omitted to act in a manner which constitutes a breach of any one or more of the following obligations:

               (i) Clause 18.1(a) or (b) of this Agreement or, at any time after the fifth anniversary of the date of Closing, Clause 11.1; or

               (ii) clause 4.1 of the Intellectual Property
               Agreement, which sets out BT's obligation to provide material elements of the Technical Information and Source Code (as defined in the Intellectual Property Agreement) to NEWCO; and

          (b) (i) there shall be deemed to be a breach of any obligation, as specified in Clause 29.2, under this Agreement or a Related Agreement by BT or BTH for so long as NEWCO is a subsidiary of BT if, except if MCI so agrees in writing with NEWCO or as expressly provided for in the MCI Distribution Agreement, NEWCO knowingly;







                                             Exhibit 10(l)
                                             -------------
                                             (103 of 187)

                    (A) caused MCI Telecommunications
                    Corporation to cease to be an exclusive
                    distributor under the terms of the MCI
                    Distribution Agreement in circumstances
                    where no affiliate of MCI is appointed as an exclusive distributor by way of replacement or in substitution therefor; or

                    (B) appointed another distributor of
                    Global Products in the Territory (as
                    defined in the MCI Distribution
                    Agreement) or itself has sold Global
                    Products in such Territory in breach of
                    clause 4.1 of the MCI Distribution
                    Agreement; or

                    (C) failed to supply services pursuant to its obligations under clause 6 of the MCI
                    Distribution Agreement when there was no reason for NEWCO not to do so; and

               (ii) there shall be deemed to be a breach of any obligation, as specified in Clause 29.2, under this Agreement or a Related Agreement by BT or BTH for so long as NEWCO is a subsidiary of BT if, except if MCI so agrees in writing with NEWCO or as expressly provided for in the Intellectual Property Agreement, NEWCO knowingly failed to provide material elements of the Technical Information and Source Code (as defined in the Intellectual Property Agreement) to MCI in respect of which a licence is granted by NEWCO pursuant to clause
               3.4 or clause 6.1 of the Intellectual Property
               Agreement; and

          (c) there shall be deemed to be a breach of any obligation, as specified in Clause 29.2, under this











                                             Exhibit 10(l)
                                             -------------
                                             (104 of 187)

          Agreement or a Related Agreement by MCI or MCH if MCI or MCH has knowingly acted or omitted to act in a manner which constitutes a breach of any one or more of the following obligations:

               (i) Clause 18.1(a) and (b) of this Agreement;
               or

               (ii) MCI's obligations (or its affiliate's obligations) in clause 4.1 of the Intellectual Property Agreement to provide material elements of the Technical Information and Source Code (as defined in the Intellectual Property Agreement) to NEWCO; and

          (d) there shall be deemed to be a breach of any obligation, as specified in Clause 29.2, under this Agreement or a Related Agreement by MCI or MCH for so long as NEWCO is a subsidiary of MCI if, except if BT so agrees in writing with NEWCO or as expressly provided for in the Intellectual Property Agreement, NEWCO knowingly failed to provide material elements of the Technical Information and Source Code (as defined in the Intellectual Property Agreement) to BT in respect of which a licence is granted by NEWCO pursuant to clause 3.4 or clause 6.1 of the Intellectual Property Agreement.

          (e) For the avoidance of doubt the reference to "knowingly" in this Clause 29.2 shall apply only to the act or omission to act and not as to whether or not such act or omission to act amounted to a breach as described therein.

     29.3 For the purposes of this Clause 29 there shall be deemed to be a "final non-appealable judgment" in the following circumstances:

          (a) except during a Quick Cure Period as defined in Clause 29.3(b):









                                             Exhibit 10(l)
                                             -------------
                                             (105 of 187)

          there is a judgment or decision of a Court or tribunal of competent jurisdiction which is not an interim decision, which has become finally binding and which is either not subject to appeal or in respect of which any period (excluding any extension thereof) during which any right of appeal must be exercised ("the Appeal Period") or during which any application for leave for appeal must be made by the relevant Party has expired and the Appeal Period shall be deemed to have expired notwithstanding that it may be capable of extension (or a right of appeal exercised or an application for leave to appeal made) by application made after expiry of the Appeal Period in circumstances where the breach is not remedied within thirty days of the handing down of the judgment of the court at first instance

          Provided That if a Court of first instance declines (including following on application for a declaratory judgment) to rule in whole or in part as to whether there has been a breach as described in Clause 29.1(a), unless the Ultimate Parents otherwise agree in writing, this issue shall be submitted to arbitration in London in accordance with and subject to the provisions of the Arbitration Acts 1950 to 1979 by a single arbitrator to be appointed by agreement between the Ultimate Parents or, in default of such agreement within 30 days of the date of the relevant decision by the Court of first instance, to be appointed by the Chairman for the time being of the General Council of the Bar; the arbitrator shall be deemed to be a tribunal of competent jurisdiction as described above and the rules of the London Court of International Arbitration shall govern any such arbitration; or

          (b) During a Quick Cure Period, if there is a judgment or decision of a Court, arbitrator or tribunal of competent jurisdiction on a breach, other than that the subject of an earlier action








                                             Exhibit 10(l)
                                             -------------
                                             (106 of 187)

          under Clause 29.3(a) above, which is not an interim decision, in circumstances where any breach was not remedied within ninety days of the date on which notice was first served on the breaching Party in respect of such breach.

          Where the "Quick Cure Period" means in respect of an alleged breach (not being a breach referred to in (b) above) a period of two years from the earlier of the date on which a first instance judgment is handed down within the meaning of Clause 29.3(a) and the date on which an inter partes interlocutory injunction is granted pending judgment on such alleged breach unless a judgment is handed down from the Court of first instance (following any interlocutory injunction) finding that there has not been a breach in such circumstances, in which event the Quick Cure Period in respect of that alleged breach shall expire on the date of such judgment being handed down.

     29.4 If an Ultimate Parent provides written notice (a "Change of Control Notice") to BTH (in the case of MCI) or MCH (in the case of BT), (the "Receiving Shareholder") that it has in good faith decided to pursue a sale of such Ultimate Parent or other transaction that would result in a change of control (as defined in Clause 29.1(h)) of such Ultimate Parent (a "Change of Control Transaction") together with the identity of a purchaser (the "Potential Purchaser") who would obtain control of such Ultimate Parent pursuant to such sale or other transaction together with any other information with respect to the Potential Purchaser that would be required to be disclosed if a Schedule 13D were filed under the U.S. Securities Exchange Act of 1934 (as amended) on behalf of such Potential Purchaser, then

          (a) the Receiving Shareholder shall have the right to serve written notice ("Event Notice") on the other Shareholder within 30 days of receipt of the Change of Control Notice that it intends to treat such proposed Change of Control Transaction as a Relevant Event, if such Transaction is completed, and:






                                             Exhibit 10(l)
                                             -------------
                                             (107 of 187)

          (b) either:

               (i) if such Change of Control Transaction is subsequently completed by the Potential Purchaser, within 24 months of receipt of such Change of Control Notice, and an Event Notice has been given by the Receiving Shareholder, there shall be deemed to be a Relevant Event on the date of such completion pursuant to Clause 29.1(h); or

               (ii) if such Change of Control Transaction is subsequently completed without an Event Notice being given by the Receiving Shareholder, the Receiving Shareholder shall be deemed to have consented to such Transaction as referred to in Clause 29.1(h) and accordingly it shall not be a Relevant Event.

     For the avoidance of doubt, an Ultimate Parent shall be free to serve more than one Change of Control Notice at the same time.

     29.5 If at any time BTH's Percentage Interest is less than 50% and MCH's Percentage Interest is greater than 50% the following provisions shall apply:

          (a) from such time MCH shall cease to have the rights set out in Clause 26 and Clause 26 shall be construed as if each reference therein to MCH or MCI was to BTH or BT and each reference to 'B' Shareholder was to 'A' Shareholder and each reference to 'B' Directors was to 'A' Directors;

          (b) from such time Clause 30.1 shall be construed as if the following words were inserted after "MCH" the first time it occurs in such clause:













                                             Exhibit 10(l)
                                             -------------
                                             (108 of 187)

               "in the circumstances described in Clause
               29.1, with the exception of the circumstances described in Clause 29.1(a), (b), (c) or (d) or (i) (save to the extent (i) applies to (e), (f), (g) and (h))";

          (c) from such time Clause 30.7 shall be construed as if the following words had been deleted:

               "in the circumstances described in Clause 29.1 with the exception of the circumstances described in Clause 29.1(a), (b), (c), (d) or
               (i) (save to the extent (i) applies to (e), (f), (g) and (h));" and

          (d) from such time, Clause 29.2(b)(i) shall be construed as if each reference to BT or BTH was to MCI or MCH and as if each reference to MCI or MCH was to BT or BTH and as if each reference to MCI Telecommunications was to BT; and

          (e) from such time, in Clause 29.2(c)(i) there shall be added at the end "or, at any time after the fifth anniversary of the date of Closing, Clause 11.1."

30.  Call Options

     Call option for BT

     30.1 Upon the occurrence of a Relevant Event in respect of MCH, MCH shall be deemed, upon the date the Relevant Event occurs (for the purposes of Clauses 30.1 to 30.6 inclusive, the "Relevant Date"), to have served a notice to BTH offering to sell all of the Shares which MCH then currently holds (for such purposes, the "Relevant Shares") to BTH, and BTH shall have the right within 60 days of the Relevant Date to serve notice in writing to MCH (for such purposes, the "Relevant Notice") that it agrees unconditionally that it will buy the Relevant Shares within not more than 60 days following the service









                                             Exhibit 10(l)
                                             -------------
                                             (109 of 187)

     of such notice for a price per Share to be determined in accordance with the terms of this Clause 30 (for such purposes, the "Relevant Price"). Any such notice shall be irrevocable.

     30.2 The Relevant Price shall be such as may be agreed between the Shareholders no later than 30 days after the delivery of the Relevant Notice or, in default of such agreement within such time period, both Shareholders shall require NEWCO by notice in writing to instruct an independent investment bank located in the City of London (for the purpose of this Clause 30.2 "the Bankers") agreed between the Shareholders or, in the absence of such agreement within 7 days of the end of such 30 day period, appointed by the Auditors at the joint equal expense of the Shareholders to determine in writing the sum which in the Bankers' opinion (acting as experts and not as arbitrators) is the fair market value of the Relevant Shares at the date the Relevant Notice is served by BTH pursuant to Clause 30.1 based upon the same principles as would apply to the calculation of the price of the Relevant Shares if the Relevant Shares were Option Shares as set out in Clause 26.3.

     30.3 The Bankers shall be at liberty to employ such professional firms of valuers as they consider fit to value any property owned by NEWCO. The Bankers' determination referred to in Clause 30.2 as to the fair market value, a copy of which shall be provided forthwith to NEWCO and to each of the Shareholders, shall be conclusive and binding upon the Shareholders. NEWCO shall ensure that such certificate is provided within 30 days of instructing the Bankers. All Parties shall co-operate with and provide all information reasonably requested by the Bankers in order to enable them to make their determination pursuant to Clause 30.2.














                                             Exhibit 10(l)
                                             -------------
                                             (110 of 187)

     30.4 Upon service of the Relevant Notice:-

          (a) MCH shall deliver to NEWCO a duly executed stock transfer form in respect of the Relevant
          Shares and the relevant share certificate in respect thereof;

          (b) all of MCI's rights and obligations as Ultimate Parent and MCI's rights and obligations as a Shareholder pursuant to the terms hereof (without prejudice to any continuing obligations of MCH or its affiliates pursuant to the MCI Distribution Agreement and other Related Agreements) shall cease subject to the terms of Clause 31; and

          (c) all of MCH's rights to appoint 'B' Directors pursuant to Clause 8 shall cease and both MCI and MCH shall procure forthwith that (i) all the 'B' Directors are removed from office and (ii) that the 'B' Directors, when offering their resignations to the Board, shall incorporate in their resignations an acknowledgement that they have no claims against NEWCO for loss of office or otherwise.

     30.5 Upon expiry of the Relevant Notice referred to in Clause 30.1 or, if later, either:

          (a) 7 days following the determination of the Relevant Price pursuant to Clause 30.2; or

          (b) upon expiry of such longer period as may be strictly necessary to allow BT, BTH and NEWCO to apply for and obtain all applicable statutory and regulatory approvals and consents necessary to effect a transfer of the Relevant Shares on terms that are satisfactory to BT, BTH and NEWCO, which shall include any period necessary for appeal against any initial decision which such Party wishes to bring (which longer period shall not extend beyond 6 months from the date on which the Relevant Notice is served pursuant to Clause 30.1, unless BT and MCI otherwise agree in writing)








                                             Exhibit 10(l)
                                             -------------
                                             (111 of 187)

     BTH shall pay the Relevant Price to MCH, together with interest thereon, which shall run at a rate equivalent to Barclays Bank base rate from time to time from the date of agreement or determination of the Relevant Price pursuant to Clause 30.2, whether before or after judgment.

     30.6 For the purpose of Clause 30.1 to 30.5, MCH hereby irrevocably appoints NEWCO as its agent for the purpose of executing all necessary documents and taking all other necessary steps on MCH's behalf to effect the sale of the Relevant Shares to BTH.

     Call option for MCI

     30.7 Upon the occurrence of a Relevant Event in respect of BTH in the circumstances described in Clause 29.1 with the exception of the circumstances described in Clause 29.1(a), (b), (c), (d) or (i) (save to the extent (i) applies to (e), (f), (g) and (h)) BTH shall be deemed, upon the date the Relevant Event occurs (for the purposes of Clauses 30.7 to 30.12 inclusive, the "Relevant Date"), to have served a notice to MCH offering to sell all of the Shares which BTH then currently holds (for such purposes, the "Relevant Shares") to MCH, and MCH shall have the right within 60 days of the Relevant Date to serve notice in writing to BTH (for such purposes, the "Relevant Notice") that it agrees unconditionally that it will buy the Relevant Shares within not more than 60 days following the service of such notice for a price per Share to be determined in accordance with the following terms of this Clause 30 (for such purposes, the "Relevant Price"). Any such notice shall be irrevocable.

     30.8 The Relevant Price shall be such as may be agreed between the Shareholders no later than 30 days after the delivery of the Relevant Notice or, in default of such agreement within such time period, both Shareholders shall require NEWCO by notice in writing to instruct an independent investment bank located in the City of London (for the purpose of this Clause 30.8 "the Bankers") agreed between the Shareholders or, in the absence of








                                             Exhibit 10(l)
                                             -------------
                                             (112 of 187)

     such agreement within 7 days of the end of such 30 day period, appointed by the Auditors at the joint equal expense of the Shareholders to determine in writing the sum which in the Bankers' opinion (acting as experts and not as arbitrators) is the fair market value of the Relevant Shares at the date the Relevant Notice is served by BTH pursuant to Clause 30.7 based upon the same principles as would apply to the calculation of the price of the Relevant Shares if the Relevant Shares were Option Shares as set out in Clause 26.3.

     30.9 The Bankers shall be at liberty to employ such professional firms of valuers as they consider fit to value any property owned by NEWCO. The Bankers' determination referred to in Clause 30.8 as to the fair market value, a copy of which shall be provided forthwith to NEWCO and to each of the Shareholders, shall be conclusive and binding upon the Shareholders. NEWCO shall ensure that such certificate is provided within 30 days of instructing the Bankers. All Parties shall co-operate with and provide all information reasonably requested by the Bankers in order to enable them to make their determination pursuant to Clause 30.8.

     30.10 Upon serving the notice referred to in Clause 30.7:

          (a) BTH shall deliver to NEWCO a duly executed stock transfer form in respect of the Relevant
          Shares and the relevant share certificate in respect thereof;

          (b) all of BT's rights and obligations as Ultimate Parent and BTH's rights and obligations as a Shareholder pursuant to the terms hereof (without prejudice to any continuing obligations of BT pursuant to the BT Distribution Agreement and other Related Agreements) shall cease subject to the terms of Clause 31; and

          (c) all of BTH's rights to appoint 'A' Directors pursuant to Clause 8 shall cease and both BT and BTH shall procure forthwith that (i) all the 'A' Directors are removed from office and (ii) that the 'A' Directors, when offering their resignations to






                                             Exhibit 10(l)
                                             -------------
                                             (113 of 187)

          the Board, shall incorporate in their resignations an acknowledgement that they have no claims against NEWCO for loss of office or otherwise.

     30.11 Upon expiry of the Relevant Notice referred to in Clause 30.7 or, if later, either:

          (a) 7 days following the determination of the Relevant Price pursuant to Clause 30.8; or

          (b) upon expiry of such longer period as may be strictly necessary to allow MCI, MCH and NEWCO to apply for and obtain all applicable statutory and regulatory approvals and consents necessary to effect a transfer of the Relevant Shares on terms that are satisfactory to MCI, MCH and NEWCO, which shall include any period necessary for appeal against any initial decision which such Party wishes to bring (which longer period shall not extend beyond 6 months from the date on which the Relevant Notice is served pursuant to Clause 30.7, unless BT and MCI otherwise agree in writing)

     MCH shall pay the Relevant Price to BTH, together with interest thereon, which shall run at a rate equivalent to Barclays Bank base rate from time to time from the date of agreement or determination of the Relevant Price pursuant to Clause 30.8, whether before or after judgment.

     30.12 For the purpose of Clause 30.7 to 30.11, BTH hereby irrevocably appoints NEWCO as its agent for the purpose of executing all necessary documents and taking all other necessary steps on BTH's behalf to effect the sale of the Relevant Shares to MCH.

     30.13 Any exercise of a right set out in this Clause 30 shall be without prejudice to other rights and remedies that may exist.











                                             Exhibit 10(l)
                                             -------------
                                             (114 of 187)

31.  Termination and Liquidation of NEWCO

     31.1 This Agreement shall terminate automatically upon the date either Shareholder or its Ultimate Parent or any wholly-owned subsidiary of the Ultimate Parent ceases to hold Shares in NEWCO, and all further obligations of the Parties under this Agreement shall thereupon terminate without further liability except that:

          (a) such termination shall not constitute a waiver of any rights any Party may have by reason of a breach of this Agreement; and

          (b) Clause 27 shall continue in full force and effect.

     31.2 Each of the Shareholders shall procure that the provisions of Article 92 are given full effect.

     31.3 Without prejudice to any statutory obligations, nothing in this Agreement or the Related Agreements shall oblige either Shareholder or either Ultimate Parent to make any payments to NEWCO consequent upon the winding up of NEWCO or following written advice from an independent Registered Insolvency Practitioner to any of BT, MCI or NEWCO that NEWCO is or will be trading while insolvent and that NEWCO should therefore enter into liquidation and for such purpose the Registered Insolvency Practitioner shall be agreed between the Shareholders or, in default of such agreement within 7 days of notice from either Shareholder calling on the other so to agree, be a person chosen on the application of either Shareholder by the President for the time being of the Insolvency Practitioners' Association, who shall be instructed to reach his decision as soon as reasonably practicable, and who shall be appointed as an expert and not as an arbitrator and whose decision shall be final and binding.

     31.4 Each Ultimate Parent hereby indemnifies each other's affiliate which was a Shareholder against any liability to make any payment to NEWCO arising out of the winding up of NEWCO after such affiliate has ceased to be a Shareholder.







                                             Exhibit 10(l)
                                             -------------
                                             (115 of 187)

32.  Severability

     If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision.

33.  No Partnership or Agency

     Subject to Clause 41 and Schedule 4, nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor constitute one the agent of another in any manner or for any purpose whatsoever.

34.  Conflicts

     In the event of any ambiguity or conflict arising between the terms of this Agreement and the Articles the terms of this Agreement shall prevail as between the Shareholders to the extent of that ambiguity or conflict.

35.  Exercise of Voting Rights and Consents

     Each Party undertakes to exercise all voting and consent rights and powers of control available to it in relation to NEWCO in good faith so as to give full effect to the terms and conditions of this Agreement including where appropriate, the carrying into effect of such terms as if they were embodied in the Articles.













                                             Exhibit 10(l)
                                             -------------
                                             (116 of 187)

36.  Further Assurance

     At all times after the date that this Agreement becomes unconditional, the Parties shall at their own expense execute all such documents and do such acts and things as may reasonably be required for the purpose of giving full effect to this Agreement.

37.  Corporate and Trading Names

     For the avoidance of doubt, no licence is given by any of the Ultimate Parents under this Agreement to NEWCO to use any corporate trade name, mark, logo or symbol.

38.  Costs

     Each Party shall bear its own legal and professional advisers' costs and expenses incurred in connection with the negotiation and entering into of this Agreement. For the avoidance of doubt, NEWCO shall have no such costs.


39.  Waivers and Variations

     39.1 No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No waiver shall be effective unless expressed in writing signed by or on behalf of the Party granting it.

     39.2 No variation of this Agreement shall be effective unless made in writing and signed by each of the Parties.


40.  Notices

     40.1 Any and all notices pursuant to this Agreement shall be in writing and signed by (or by some person duly authorised by) the Party giving it and may be served by leaving it at, or sending it by facsimile (confirmed by registered post or air mail) or by hand to the address of






                                             Exhibit 10(l)
                                             -------------
                                             (117 of 187)

     the relevant recipient Party or Parties set out in Clause
     40.2 (or as otherwise notified from time to time hereunder). Any notice so served by facsimile or by hand shall be deemed to have been received on the next working day after the message has been transmitted or received.

     40.2 The addresses of the Parties for the purpose of Clause 40.1 are as follows:


          BRITISH TELECOMMUNICATIONS public limited company

               81 Newgate Street,
               London EC1A 7AJ,
               England

               Telephone: 071 - 356 5237
               Facsimile: 071 - 356 6135

               For the attention of:
               Colin Green,
               Solicitor and Chief Legal Adviser

          MOORGATE (TWELVE) LIMITED

               81 Newgate Street,
               London EC1A 7AJ,
               England

               Telephone: 071 - 356 5000
               Facsimile: 071 - 356 6135
               For the attention of:
               Colin Green,
               Solicitor and Chief Legal Adviser
















                                             Exhibit 10(l)
                                             -------------
                                             (118 of 187)

          MCI COMMUNICATIONS CORPORATION

               1801 Pennsylvania Avenue NW, Washington DC
               20006, USA

               Telephone: 202 - 872 1600
               Facsimile: 202 - 887 2047
               For the attention of: General Counsel


          MCI VENTURES CORPORATION

               1801 Pennsylvania Avenue NW, Washington DC
               20006, USA

               Telephone: 202 - 872 1600
               Facsimile: 202 - 887 2047
               For the attention of: General Counsel

          CONCERT COMMUNICATIONS COMPANY

               81 Newgate Street,
               London EC1A 7AJ,
               England

               Telephone: 071 - 356 4086
               Facsimile: 071 - 356 5947
               For the attention of:
               John Challis,
               Solicitor and Chief Legal Adviser


41.  United States Tax Treatment

     It is the intention of the Parties to the Agreement that NEWCO be treated as a partnership for no purpose whatsoever other than for U.S. Federal income tax purposes. Accordingly, the provisions of Schedule 4 are intended to achieve for the Parties an allocation of the profits and losses of NEWCO for U.S. Federal income tax purposes consistent with the requirements of the provisions of the U.S. Internal Revenue Code applicable








                                             Exhibit 10(l)
                                             -------------
                                             (119 of 187)

     to partnerships.  Furthermore, the provisions of Schedule
     4 shall be interpreted in a manner consistent with the requirements of the U.S. Internal Revenue Code.

42.  Assignment

     42.1 NEWCO shall not assign or purport to assign or otherwise deal with any of its rights and obligations hereunder, except with the express prior written consent of all of the other Parties.

     42.2 Neither BTH or MCH shall assign or purport to assign or otherwise deal with any of its rights and obligations hereunder, except with the express prior written consent of MCH or BTH as appropriate, save that no such consent shall be required where such assignment is to a permitted transferee (subject where necessary to the guarantee of its ultimate holding company) who has signed the deed of adherence pursuant to the terms of Clause 25.13.

43.  Obligations of NEWCO

     NEWCO shall have only those obligations under this Agreement that are expressly stated to apply to it.

44.  MCI Guarantee

     44.1 MCI hereby unconditionally and irrevocably guarantees to BT and NEWCO the due and punctual performance by MCH of MCH's obligations under this Agreement.

     44.2 This guarantee shall continue and remain in full force and effect until all the obligations of MCH shall have been duly performed and discharged to the satisfaction of BT and NEWCO.

     44.3 The guarantee shall not be affected in any way by any time or indulgence granted to MCH or any variation, compromise or release of any obligation hereunder nor by the liquidation or dissolution of MCH nor by the appointment of a receiver or administrator or Custodian








                                             Exhibit 10(l)
                                             -------------
                                             (120 of 187)

     (as defined in Clause 29.1(e)) nor by any circumstances affecting the obligations of MCH to meet its liabilities hereunder.

     44.4 MCI shall not be entitled to prove in the liquidation of MCH in competition with BT or NEWCO for so long as this guarantee shall subsist.

     44.5 BT or NEWCO may make one or more demands pursuant to this Clause PROVIDED THAT neither BT nor NEWCO shall have recourse against MCI unless and until a period of 30 days has expired from the date on which the relevant obligation should have been performed.

45.  BT Guarantee

     45.1 BT hereby unconditionally and irrevocably guarantees to MCI and NEWCO the due and punctual performance by BTH of BTH's obligations under this Agreement.

     45.2 This guarantee shall continue and remain in full force and effect until all the obligations of BTH shall have been duly performed and discharged to the satisfaction of MCI and NEWCO.

     45.3 The guarantee shall not be affected in any way by any time or indulgence granted to BTH or any variation, compromise or release of any obligation hereunder nor by the liquidation or dissolution of BTH nor by the appointment of a receiver or administrator nor by any circumstances affecting the obligations of BTH to meet its liabilities hereunder.

     45.4 BT shall not be entitled to prove in the liquidation of BTH in competition with MCI or NEWCO for so long as this guarantee shall subsist.

     45.5 MCI or NEWCO may make one or more demands pursuant to this Clause PROVIDED THAT neither MCI nor NEWCO shall have recourse against BT unless and until a period of 30 days has expired from the date on which the relevant obligation should have been performed.








                                             Exhibit 10(l)
                                             -------------
                                             (121 of 187)

46.  Entire Agreement

     This Agreement and the Related Agreements supersede all oral and written representations and agreements between the Parties relating to the subject matter hereof prior to the date hereof, and this Agreement and the Related Agreements represent the entire understanding between the parties in relation to the subject matter hereof and thereof.

47.  Governing Law

     This Agreement shall be governed by and construed and interpreted in accordance with English Law.

48.  Jurisdiction

     The Parties hereby agree that all disputes in relation to this Agreement shall, save where otherwise expressly agreed or implied, be subject to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof the Parties or their authorised representatives have set their hands the day and year first above written

SIGNED for
BRITISH TELECOMMUNICATIONS
public limited company by
                          ........................
                          Authorised Signatory
SIGNED for
MOORGATE (TWELVE) LIMITED by
                          ........................
                          Authorised Signatory
SIGNED for
MCI COMMUNICATIONS
CORPORATION by
                          ........................
                          Authorised Signatory










                                             Exhibit 10(l)
                                             -------------
                                             (122 of 187)

SIGNED for
MCI VENTURES CORPORATION by
                          ........................
                          Authorised Signatory

SIGNED for
CONCERT COMMUNICATIONS COMPANY by
                          ........................
                          Authorised Signatory









































                                             Exhibit 10(l)
                                             -------------
                                             (123 of 187)

                              SCHEDULE 1

                                Part I
          Form of Memorandum to be adopted prior to Closing

Company Number: 2840475

                        THE COMPANIES ACT 1985

             AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

                      MEMORANDUM OF ASSOCIATION

                                  OF

                    CONCERT COMMUNICATIONS COMPANY

1.   The name of the Company is Concert Communications
     Company.

2. The registered office of the Company will be situate in England and Wales.

3.   The objects for which the Company is established are:-

     3.1 To carry on trade or business concerning telecommunications;

     3.2 To carry on any other trade or business of a similar nature or any business which may in the opinion of the Board of Directors be conveniently carried on in connection with or ancillary to or calculated directly or indirectly to enhance or render more profitable any of the businesses of the Company;

     3.3 To enter into any arrangement with any governments or authorities (supreme, municipal, local or otherwise), or any persons, firms, companies or bodies corporate that may seem conducive to the Company's objects or any of them, to apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter,








                                             Exhibit 10(l)
                                             -------------
                                             (124 of 187)

     licence, power, authority, franchise, right, wayleave, or other rights, privileges or concessions which any government or other authority or any corporation or other public body may be empowered to grant or award and to pay for, aid in and contribute towards carrying the same into effect;

     3.4 To purchase or otherwise acquire and take options over all or any part of the business, goodwill, property and liabilities of any person, firm, company, or body corporate formed for all or any part of the purposes within the objects of the Company, and to conduct and carry on, or liquidate and wind up, any such business;

     3.5 To purchase, take on lease, or otherwise acquire for the purposes of the Company, any estates, lands, buildings, easements or dispose of or grant rights over any real or personal property of any kind necessary or convenient for the purposes of the Company;

     3.6 To purchase or otherwise acquire, erect, pull down, maintain, reconstruct and adapt any offices, studios, broadcasting or transmitting stations, workshops, plant, machinery and other things found necessary or convenient for the purposes of the Company;

     3.7 To conduct and promote research into any matter which may be of benefit to the businesses of the Company and to apply for and take out, purchase or otherwise acquire any designs, trade marks, brevets d'invention, patents, patent rights or inventions, copyright concessions or secret processes, which may be useful for the Company's objects, and to sell, assign and develop the same or grant licences to use the same and to otherwise deal with the same to the advantage of the Company;

     3.8 To manufacture, buy, sell, and generally deal in, any plant, machinery, apparatus, equipment, tools, goods or things of any description, which in the opinion of the Board of Directors may be conveniently dealt with by the Company in connection with any of its objects;










                                             Exhibit 10(l)
                                             -------------
                                             (125 of 187)

     3.9 To improve, construct, repair, manage, develop let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of or otherwise deal with the whole or any part of the real and personal property and rights of the Company on such terms as may be determined;

     3.10 To issue, or guarantee the issue of, or the payment of interest on, the shares, debentures, debenture stock, or other securities or obligations of any company or association;

     3.11 Upon any issue of shares, debentures or other securities of the Company, to employ brokers, commission agents and underwriters, and to provide for the remuneration of such persons for their services by payment in cash, or by the issue of shares, debentures or other securities of the Company, or by the granting of options to take the same, or in any other manner allowed by law;

     3.12 To draw, accept and make, and to endorse, discount and negotiate, cheques, bills of exchange, bills of lading, promissory notes and debentures and other negotiable or transferable instruments;

     3.13 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it;

     3.14 To advance and lend money or give credit on such terms as may seem expedient and with or without security and to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms and to secure or guarantee the payment of any sums of money or the performance of any








                                             Exhibit 10(l)
                                             -------------
                                             (126 of 187)

     obligation by any person, firm, company, or body corporate including any holding company or subsidiary in any manner;

     3.15 To invest and deal with the monies of the Company in such manner as may from time to time be determined and to hold or otherwise deal with any investments made;

     3.16 To acquire by subscription, tender, purchase or otherwise and hold, sell, deal with or dispose of any shares, stocks, debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof;

     3.17 To amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any person, firm, company or body corporate carrying on or proposing to carry on any business within the objects of the Company or which is capable of being carried on so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of any shares, stock or securities of any other interests in any such company or corporation, and to guarantee the contracts or liabilities of, subsidise or otherwise assist any such company or corporation;

     3.18 To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects of interests of the Company and to acquire, hold, dispose of shares, stock, securities and guarantee the payment of the dividend, interest or capital of any shares, stock or securities issued by or any other obligations of any such company;






                                             Exhibit 10(l)
                                             -------------
                                             (127 of 187)

     3.19 To apply for, promote, and obtain and to support the promotion by others of any statute, order, regulation, or other authorisation or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company's interests;

     3.20 To act as agents or brokers and as trustees for any person, firm, company or body corporate, and to undertake and perform sub-contracts;

     3.21 To remunerate any person, firm, company or body corporate, rendering services to the Company either by cash payments or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient;

     3.22 To insure the life of any person who may, in the opinion of the Board of Directors, be of value to the Company as having or holding for the Company interest, goodwill or influence or other assets and to pay the premiums on such insurance;

     3.23 To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easement and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as may be deemed expedient;

     3.24 To pay for any property, assets or rights acquired by the Company and to give consideration for any act or thing either in cash or fully or partly paid shares or by the issue of securities or obligations or partly in one mode and partly in another and generally on such terms as the Company may determine;











                                             Exhibit 10(l)
                                             -------------
                                             (128 of 187)

     3.25 To accept payment for any property or rights sold or otherwise disposed of or dealt with or for any services rendered by the Company, either in cash, by instalments or otherwise or in fully or partly paid-up shares or stock of any company or corporation, with or without preferred or deferred or special rights or restrictions voting or otherwise, or in debentures or mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as may be determined, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired;


     3.26 To grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependents of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes (whether contributory or non-contributory), with a view to providing pensions or other funds for any such persons as aforesaid or their dependents;

     3.27 To aid in the establishment and support of any schools and any educational, scientific, literary, religious, charitable or public institutions or trade societies, whether such institutions or societies be solely connected with the business carried on by the Company or its predecessors in business or not, and to institute and maintain any club or other establishment;

     3.28 To distribute among the members in specie any property of the Company, or any proceeds of sale of disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

     3.29 To do all or any of the above things in any part of the world, and either as principals, agents, trustees, brokers, contractors or otherwise, and either alone or in conjunction with others, and either or through agents, trustees, sub-contractors or otherwise;







                                             Exhibit 10(l)
                                             -------------
                                             (129 of 187)

     3.30 To procure the Company to be registered or recognised in any part of the world and to do all such other things as are incidental or conducive to the above objects or any of them;

     3.31 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company or to contract with any person, firm or body corporate to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription or any shares or securities of the Company.

4.   The liability of the members is unlimited.

It is hereby declares that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraphs or the order in which the same occur.






























                                             Exhibit 10(l)
                                             -------------
                                             (130 of 187)

We, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

------------------------------------------------------------

Names and Addresses of Subscribers           Number of
                                             shares taken
                                             by each
                                             subscriber
---------------------------------------------------------
Moorgate (Twelve) Limited                    One
81 Newgate Street, London, EC1A 7AJ
by a duly authorised officer

.....................................

BT Nominees Limited                          One
81 Newgate Street, London, EC1A 7AJ
by a duly authorised officer

.....................................

------------------------------------------------------------

Total Shares Taken                           Two

------------------------------------------------------------
Dated the      day of July 1993
Witness to both the above signatures:
D H Sanger
......................................


BT Centre
81 Newgate Street
London  EC1A 7AJ












                                             Exhibit 10(l)
                                             -------------
                                             (131 of 187)


                               Part II


                        THE COMPANIES ACT 1985


               UNLIMITED COMPANY HAVING A SHARE CAPITAL


                                 NEW

                       ARTICLES OF ASSOCIATION

                                - of -

                    CONCERT COMMUNICATIONS COMPANY

                (Adopted by Special Resolution passed
                   on the     day of          1993)

                -------------------------------------

                               GENERAL

1.   In these Articles:-

     "the Act" means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

     "'A' Director" means a director appointed pursuant to
     Article  58(A);

     "'A' Shareholder" means the holder for the time being of the 'A' Shares and the 'C' Shares;

     "'A' Shares" means the 'A' ordinary shares of 10p each in the capital of the Company from time to time in issue;

     "'B' Director" means a director appointed pursuant to
     Article  58(B);








                                             Exhibit 10(l)
                                             -------------
                                             (132 of 187)

     "'B' Shareholder" means the holder for the time being of the 'B' Shares;

     "'B' Shares" means the 'B' ordinary shares of 10p each in the capital of the Company from time to time in issue;

     "Board" means the Board of Directors of the Company for the time being;

     "clear days" in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

     "'C' Director" means a director appointed pursuant to
     Article 58(C);

     "'C' Shares" means the 'C' ordinary shares of PS1 each in the capital of the Company from time to time in issue;

     "Director" means a director of the Company whether an 'A' Director or a 'B' Director or a 'C' Director;

     "executed" includes any mode of execution;

     "secretary" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

     "Shareholder(s)" means the holders for the time being of all or any of the Shares;

     "Shares" means the share capital of the Company from time to time in issue;

     "the holder" in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

     "the seal" means the common seal of the Company;

     "the United Kingdom" means the United Kingdom of Great
     Britain and Northern Ireland;






                                             Exhibit 10(l)
                                             -------------
                                             (133 of 187)

     "working day" means Monday to Friday (inclusive) excluding both English public and bank holidays and days on which banks are authorised by law to close for business in New York City.

2. Save to the extent modified by Article 1 of these Articles, and unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force on the date of the adoption of these Articles.

3. The Company is a private company within the meaning of the Act and accordingly no invitation shall be made to the public to subscribe for any shares or debentures of the Company.

                SHARE CAPITAL AND VARIATION OF RIGHTS

4. (A) The authorised share capital of the Company at the date of adoption of these Articles is PS550,900 divided into:-

          (i)       250,000 'A' Shares;
          (ii)      249,000 'B' Shares; and
          (iii)     501,000 'C' Shares.

     (B) Each Share shall carry the right to one vote at general meetings of the Company and all the Shares shall rank pari passu for all purposes and regardless of the
     nominal value thereof or the price at which   they were
     issued.

5. (A) The Shares shall be under the control of the Directors and the Directors are authorised for the purposes of
Section 80 of the Act to allot any relevant securities (as defined by Section 80(2) of the Act) of the Company to a nominal amount of PS550,900 (being the nominal amount of authorised but unissued share capital of the Company at the date of adoption of these Articles) in accordance with any agreement in writing between all the Shareholders and the Company and in accordance with the provisions of these Articles and the Directors will be empowered to allot such shares as if Section 89(1) of the Act did not apply to any such allotment.






                                             Exhibit 10(l)
                                             -------------
                                             (134 of 187)

     (B) The general authority conferred by this Article 5 shall expire on the fifth anniversary of the date of the adoption of these Articles unless varied or revoked or renewed by the Company in general meeting.

     (C) The Directors shall be entitled under the general authority conferred by this Article 5 to make at any time before the expiry of such authority any offer or agreement which will or may require securities to be allotted after the expiry of such authority.

6. Except with the consent in writing of all the Shareholders or pursuant to any agreement between all the Shareholders, only 'A' Shares, 'B' Shares and 'C' Shares may be issued in the Company in accordance with Article 5, and no Shares shall be issued nil paid or partly paid.

7. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the holder on such terms and in such manner as may be provided by these Articles.

8. No resolution which purports to vary the rights attaching to any class of shares comprising the Shares shall be validly passed without the vote in favour of any such resolution by the Shareholder then holding such class of shares and, for the avoidance of doubt, the 'A' Shares, the 'B' Shares and the 'C' Shares shall each be a separate class, and any change to the rights attaching to the Shares of any particular class shall be an abrogation of the rights of each other class of Shares.

9. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

                          SHARE CERTIFICATES

10. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the



                                             Exhibit 10(l)
                                             -------------
                                             (135 of 187)

Directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

11. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

                          TRANSFER OF SHARES

12. No Share may be transferred without the written consent of all the Shareholders or pursuant to any agreement between all the Shareholders.

13. The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

14. The Directors shall register any transfer of Shares which is effected with the consent in writing of all the other
Shareholders or pursuant to any agreement between all the Shareholders.

                        INSTRUMENTS OF TRANSFER

15. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

16. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.






                                             Exhibit 10(l)
                                             -------------
                                             (136 of 187)

                     ALTERATION OF SHARE CAPITAL

17.  The Company may by ordinary resolution -
          (a) increase its share capital by new shares of such amount as the resolution prescribes;

          (b) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

18. The Company may not consolidate or sub-divide any of its shares, save with the consent in writing of the Shareholders or pursuant to an agreement between all the Shareholders.

19. The Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                           GENERAL MEETINGS

20. All general meetings other than annual general meetings shall be called extraordinary general meetings.

21. The Directors may call general meetings and, on the requisition of any Shareholder shall forthwith proceed to convene an extraordinary general meeting for a date not later than five weeks after receipt of the requisition.

                      NOTICE OF GENERAL MEETINGS

22. Any general meeting shall be called by at least twenty-one clear days notice but a general meeting may be called by shorter notice if it is so agreed by all the Shareholders entitled to attend and vote thereat.

23. The notice referred to in Article 22 shall be given to the Shareholders, Directors and the Auditors for the time being of the Company and shall specify the time and place of the meeting and, in the case of special business, the general nature of the business to be transacted and, in the case of an annual general meetings shall specify the meeting as such.
All business shall be deemed special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets,



                                             Exhibit 10(l)
                                             -------------
                                             (137 of 187)

and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of, the Auditors.


                   PROCEEDINGS AT GENERAL MEETINGS

24. No business shall be transacted at any meeting unless a quorum is present. The quorum for any meeting shall consist of the A Shareholder and the B Shareholder in each case present in person or by proxy. A corporation being a member shall be deemed to be personally present if represented by its representative duly authorised.

25. If within half an hour from the time appointed for any general meeting or if at any time during a meeting a quorum is not present the meeting shall be adjourned for five working days to be reconvened at the same time and place (and notice thereof shall be given forthwith to all the Shareholders) and if at the reconvened meeting a quorum is not present within half an hour from the time appointed for such reconvened meeting the Shareholders present shall be a quorum for all purposes of such reconvened meeting provided they represent in aggregate no less than 30% of the Shares carrying an entitlement to vote at general meetings.

26. The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Directors shall preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

27. If no Director is willing to act as chairman, or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

28. A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.





                                             Exhibit 10(l)
                                             -------------
                                             (138 of 187)

29. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at a reconvened meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the reconvened meeting and the general nature of the business to be transacted.

30. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded -

          (a) by the chairman; or
          (b) by any Shareholder.

and a demand by a person as proxy for a member shall be the same as a demand by the member.

31. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

32. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

33. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

34. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a casting vote in addition to any other vote he may have.





                                             Exhibit 10(l)
                                             -------------
                                             (139 of 187)

35. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

36. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

37. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members. In the case of a corporation which holds a share, the signature of any director or the secretary (or, in either case, the holder of an office equivalent thereto, including, without limitation, a vice president) or a duly authorised representative of the corporation shall be sufficient for the purposes of this Article 37.

                           VOTES OF MEMBERS

38. On a show of hands every Shareholder who (being an individual) is present in person, or (being a corporation) is present by a duly authorised representative, shall have one vote and on a poll every member shall have one vote for every Share of which he is the holder.

39.  With respect to Article  38 and subject as provided in
Article  58:-

          (a) no 'A' or 'C' Share shall confer any right to vote on a resolution for the appointment or removal from office of any 'B' Director; and





                                             Exhibit 10(l)
                                             -------------
                                             (140 of 187)

          (b) no 'B' Share shall confer any right to vote on a resolution for the appointment or removal from office of any 'A' Director.

40. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

41. A member in respect of whom an order had been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

42. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall he referred to the chairman whose decision shall be final and conclusive.

43. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.













                                             Exhibit 10(l)
                                             -------------
                                             (141 of 187)

44. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve) -

          "                        PLC/Limited
                            I/We,                   , of
                                          , being a
member/members of the above-named company, hereby appoint
                 of
     , or failing him,            of           , as my/our
proxy to vote in my/our name(s) and on my/our behalf at the annual/ extraordinary general meeting of the company to be
held on                19    , and at any adjournment thereof.
          Signed on              19               ."

45. Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve) -

          "                        PLC/Limited
                                 I/We,                   , of
                                                   , being a
     member/members of the above-named company, hereby appoint
                         of
                  , or failing him,            of           ,
     as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/ extraordinary general meeting of
     the company to be held on                19    , and at
     any adjournment thereof.

     This form is to be used in respect of the resolutions mentioned below as follows:
          Resolution No 1 *for *against
          Resolution No 2 *for *against.
          * Strike out whichever is not desired.











                                             Exhibit 10(l)
                                             -------------
                                             (142 of 187)

     Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

     Signed this                 day of             19   ."

46.  The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified
notarially or in some other way approved by the Directors may
-

          (a) be deposited at the office or at such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

          (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

          (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director;

     and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

47. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned










                                             Exhibit 10(l)
                                             -------------
                                             (143 of 187)

meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

48. Whenever the capital of the Company is divided into different classes of shares the rights attached to any class may not be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, without the consent in writing of the holders of three-fourths of the issued shares of that class, or without the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of that class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one person at least holding or representing by proxy one-half in nominal amount of the issued shares of the class and in the event that all the shares of any class are registered in the name of a single corporate Shareholder the quorum shall be one person being the duly authorised representative of such Shareholder and that the holders of the shares of the class shall, on a poll, have one vote in respect of every Share of that class held by them respectively.

                              DIRECTORS

49. The number of Directors (other than alternate directors) shall not be less than four nor more than eight.

                         ALTERNATE DIRECTORS

50. Any Director (other than an alternate director) may appoint any other Director, or any other person willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

51. An alternate director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the








                                             Exhibit 10(l)
                                             -------------
                                             (144 of 187)

functions of his appointor as a Director in his absence
(except as regards power to appoint an alternate director) but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.

52. An alternate director shall cease to be an alternate director if his appointor ceases to be a Director.

53. Any appointment or removal of an alternate director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

54. Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

                         POWERS OF DIRECTORS

55. Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions given by special resolution or as otherwise agreed by all the Shareholders, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of such memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

56. The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

                    DELEGATION OF DIRECTORS POWERS









                                             Exhibit 10(l)
                                             -------------
                                             (145 of 187)

57. The Directors may delegate any of their powers to any committee consisting of any two or more Directors one of whom must be an 'A' Director and one of whom must be a 'B' Director. They may also delegate to any managing director, chief executive officer or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

                       APPOINTMENT OF DIRECTORS

58. (A) The holders for the time being of a majority of the 'A' Shares and 'C' Shares shall have the right at any time by notice served on the Secretary of the Company at its registered office to appoint or remove up to six Directors each of which shall be designated a 'A' Director; and

     (B) The holders for the time being of a majority of the 'B' Shares shall have the right at any time by notice served on the Secretary of the Company at its registered office to appoint or remove up to two Directors each of which shall be designated a 'B' Director.

     (C) The Shareholders may, by unanimous resolution, appoint Directors each of which shall be designated a 'C'
     Director.

                           BORROWING POWERS

59. Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to Section 80 of the Act to issue debentures, debenture stock, and other securities (other than equity securities, subject to the terms










                                             Exhibit 10(l)
                                             -------------
                                             (146 of 187)

of these Articles) whether outright or as security for any debt, liability or obligation of the Company or any of its subsidiaries.

              DISQUALIFICATION AND REMOVAL OF DIRECTORS

60.  The office of Director shall be vacated if:-

          (a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

          (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

          (c) he is, or may be, suffering from mental disorder and either -

               (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

               (ii) an order is made by a court having
               jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

          (d) he resigns his office by notice to the Company;
          or

          (e) he is removed pursuant to the provisions of
          Article  58(A).

61. Unless and until otherwise determined by the Company by ordinary resolution, and subject to Article 58, either generally or in any particular case, no Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of seventy and any person proposed to be appointed a Director under these






                                             Exhibit 10(l)
                                             -------------
                                             (147 of 187)

Articles shall be capable of being appointed notwithstanding that he has attained the age of seventy, and no special notice need be given of any resolution for the appointment as a Director of any person who shall have attained the age of seventy, and it shall not be necessary to give to the members notice of the age of any Director or person proposed to be appointed as such.

                      REMUNERATION OF DIRECTORS

62. The Directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

                          DIRECTORS EXPENSES

63. The Directors (including alternate directors) may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

                 DIRECTORS APPOINTMENTS AND INTERESTS

64. Subject to the provisions of the Act, the Directors may appoint one or more of their number to the office of managing director, chief executive officer or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit.

65. Subject to the provisions of the Act, and PROVIDED THAT he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:-








                                             Exhibit 10(l)
                                             -------------
                                             (148 of 187)

          (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

          (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested; and

          (c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

66.  For the purposes of Article  65:-

          (a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

          (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

          (c) no notice need be given to the Directors, and no material interest shall be deemed to arise, to the extent that any interest of a Director in any transaction or arrangement in which the Company is interested arises as a consequence of that Director being a director or other officer of, or employed by, the 'A' Shareholder or the 'B' Shareholder or either of their respective holding companies or any subsidiary of either such holding company.






                                             Exhibit 10(l)
                                             -------------
                                             (149 of 187)

                  DIRECTORS' GRATUITIES AND PENSIONS

67. The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

                       PROCEEDINGS OF DIRECTORS

68. Subject as contained herein the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. The quorum for any meeting of Directors or committee of Directors shall be three Directors which shall consist of 2 'A' Directors and 1 'B' Director. If within half an hour from the time appointed for the meeting a quorum is not present or if at any time during a meeting a quorum as hereinbefore provided shall cease to be present the meeting shall stand adjourned to the day five working days thereafter at the same time and place and if at the reconvened meeting a quorum is not present within half an hour from the time appointed for such meeting the Directors then present shall be a quorum for all purposes of such reconvened meeting PROVIDED ALWAYS THAT at that reconvened meeting an 'A' Director shall be present. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

69. Notice of meetings of the Directors shall be given to all the Directors at least five working days prior to such meeting. Any two Directors may, and the Secretary, on the requisition of any two Directors shall, at any time summon a meeting of the Directors.










                                             Exhibit 10(l)
                                             -------------
                                             (150 of 187)

70. Questions arising at any meeting of Directors or any committee of Directors shall be decided by a majority of votes. A Director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. However, notwithstanding any other provisions of these Articles, no 'C' Director shall be entitled to vote in any circumstances.

71. Subject to Article 68, the continuing Directors may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors may act only for the purpose of filling vacancies or of calling a general meeting.

72. The Directors may appoint one of their number to be the chairman of the board of Directors who shall have no additional or casting vote. The Directors may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

73. All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

74. A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors; but a resolution signed by an alternate director need not also be signed by his appointor






                                             Exhibit 10(l)
                                             -------------
                                             (151 of 187)

and, if it is signed by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

75. In accordance with the provisions of Article 65, and subject to the provisions of Article 66, a Director shall be entitled to vote as a Director and be counted in the quorum in respect of any matter in which he has directly or indirectly an interest or duty (whether or not it may conflict with the interests of the Company).

76. Any Director may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications facilities whereby all the Directors participating in the meeting can hear each other, and the Directors participating in a meeting in this manner shall be deemed to be present in person at such meeting.

                              SECRETARY

77. Subject to the provisions of the Act, the secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.

                               MINUTES

78. The Directors shall cause minutes to be made in books kept for the purpose-

          (a) of all appointments of officers made by the Directors; and

          (b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

                               THE SEAL










                                             Exhibit 10(l)
                                             -------------
                                             (152 of 187)

79. (A) The seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or by a second Director.

     (B) The Company may have an official seal for use abroad under the provisions of the Act, where and as the Directors shall determine, and the Company may by writing under the Common Seal appoint any agents or agent, committees or committee abroad to be duly authorised agents of the Company for the purpose of affixing and using any such official seal, and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Common Seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

                              DIVIDENDS

80. Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

81. Subject to the provisions of the Act, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.

82. Any dividend or other moneys payable in respect of a share may be paid by telegraphic transfer to a bank account nominated by the relevant Shareholder or, failing such nomination, by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or






                                             Exhibit 10(l)
                                             -------------
                                             (153 of 187)

persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

83. No dividend or other moneys payable in respect of a share shall bear interest against the Company.

84. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the company.


                      CAPITALISATION OF PROFITS

85. The Directors may with the authority of an ordinary resolution of the Company (on a basis that avoids any fractions arising) -

          (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

          (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital









                                             Exhibit 10(l)
                                             -------------
                                             (154 of 187)

          redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid; and

          (c) authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.


                               NOTICES


86. Any notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

87. The Company may give any notice to a member either personally or by sending it by facsimile (with a confirmatory copy sent by post) or (in the case of a member resident in the United Kingdom) by first class post or (in the case of a member not so resident) by express airmail service in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

88. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

89. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.






                                             Exhibit 10(l)
                                             -------------
                                             (155 of 187)

90. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Any notice given by facsimile shall be deemed to have been received upon the receipt of a signal by the sender's machine that the notice has been received. Any notice given by first class post shall be deemed to have been received two working days from the date of posting. Any notice given by express airmail service shall be deemed to be received on the first working day following the day of despatch.

91. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

                              WINDING UP

92. The Company shall be wound up forthwith upon the occurrence of the dissolution, bankruptcy or insolvency of the A Shareholder or any assignment, arrangement or compromise entered into by either the A Shareholder with its creditors generally and the Directors and the Shareholders shall take all necessary steps within their power:

     (a) to convene a meeting of Shareholders at the earliest possible date after such occurrence to consider a resolution to place the Company in members' voluntary liquidation at which meeting each Shareholder shall, and shall be deemed to have, voted in favour of the passing of such resolution; or












                                             Exhibit 10(l)
                                             -------------
                                             (156 of 187)

     (b) if the Company is insolvent at the time of such occurrence, otherwise to bring about the winding up of the Company.

93. If the Company is wound up, the liquidator shall, to the extent reasonably practicable and as permitted by law, but subject as otherwise sanctioned or directed by extraordinary resolution of the Company, divide among the members in specie the whole of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members . The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                              INDEMNITY

94. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. No Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article 119 shall only have effect insofar as its provisions are not avoided by the Act.

                             GROUP RELIEF

95. Tax Losses shall not be surrendered by way of group relief to the A Shareholder in excess of the proportion of the A Shareholder's interest in the Company for the relevant Financial Year of the Company. In this Article "Tax Losses" shall mean amounts available for surrender by way of group







                                             Exhibit 10(l)
                                             -------------
                                             (157 of 187)

relief; "group relief" shall have the same meaning as it has for Chapter IV, Part X of the Income and Corporation Taxes Act 1988 ("the Group Relief Legislation"); "Financial Year" shall mean accounting period for the purposes of the Group Relief Legislation; and the "A Shareholder's interest in the Company" means the aggregate voting rights attached to the aggregate number of Shares held by the A Shareholder expressed as a percentage of the total voting rights attached to Shares in issue to be found for an accounting period of the Company by taking the mean average of such percentages on a daily basis throughout the accounting period.







































                                             Exhibit 10(l)
                                             -------------
                                             (158 of 187)

                              SCHEDULE 2

          Particulars of NEWCO immediately following Closing

Shareholder         Number and Class of Shares Held


BTH                 50,000 'A' Shares and 100,200 'C' Shares

MCH                 49,800 'B' Shares








































                                             Exhibit 10(l)
                                             -------------
                                             (159 of 187)

                              SCHEDULE 3

                      Form of Deed of Adherence

THIS DEED OF ADHERENCE is made the [      ] day of [     ]


BETWEEN


1. BRITISH TELECOMMUNICATIONS public limited company ("BT") a company incorporated in England and Wales under registration number 1800000, the registered office of which is at 81 Newgate Street, London, EC1A 7AJ, England
     ("BT")

2. MOORGATE (TWELVE) LIMITED a company incorporated in England and Wales under registration number 2653079, the registered office of which is at 81 Newgate Street, London, EC1A 7AJ, England ("BTH")

3. MCI COMMUNICATIONS CORPORATION a company incorporated under the laws of Delaware, the principal office of which is at 1801 Pennsylvania Avenue, NW, Washington DC 20006,
     USA ("MCI")

4. MCI VENTURES CORPORATION a company incorporated under the laws of Delaware, the principal office of which is at 1801 Pennsylvania Avenue, NW, Washington DC 20006, USA
     ("MCH")

5. CONCERT COMMUNICATIONS COMPANY an unlimited company incorporated in England and Wales under registration number 2840475, the registered office of which is at 81 Newgate Street, London, EC1A 7AJ England ("NEWCO")

6. [] a company incorporated in [ ] under registration number [], the registered office of which is at [] ("New
     Ultimate Parent")











                                             Exhibit 10(l)
                                             -------------
                                             (160 of 187)

WHEREAS

(A)  This Deed of Adherence is supplemental to a Joint Venture
     Agreement dated [] made between BT, BTH, MCI, MCH, and
     NEWCO (the "JV Agreement")

(B) The New Ultimate Parent has agreed to acquire the entire issued share capital of [BTH/MCH] (the "Holding Shares") from [BT/MCI] ("the Retiring Ultimate Parent") and has agreed to execute this Deed of Adherence pursuant to Clause 25.13 of the JV Agreement as a pre-condition of becoming a shareholder of [BTH/MCH].

(C) The New Ultimate Parent has agreed to assume the obligations of the Retiring Ultimate Parent.

WITNESSETH as follows:-

1. Unless otherwise stated, all expressions defined in the JV Agreement shall bear the same meaning herein. The expression the "Continuing Parties" shall mean [MCI/BT], BTH, MCH and NEWCO.

2. The New Ultimate Parent confirms that it has been supplied with a copy of the JV Agreement and in consideration of both the Retiring Ultimate Parent and the Continuing Parties agreeing to allow the New Ultimate Parent to acquire the Holding Shares, the New Ultimate Parent hereby covenants with each of the Continuing Parties to observe and perform and to be bound by all the provisions of the JV Agreement to the intent and effect that with effect from the date on which the New Ultimate Parent is registered as a shareholder of [BTH/MCH]:

     (a) the New Ultimate Parent shall be deemed to be a party to the JV Agreement to the extent provided for by this Deed and so that the term "[BT/MCI]" or "the Ultimate Parent", as appropriate, shall be deemed to mean the New Ultimate Parent; and

      (b) the Retiring Ultimate Parent shall be released from its continuing obligations hereunder, but such release shall not constitute a waiver of any rights any Party may have by reason of a breach of this






                                             Exhibit 10(l)
                                             -------------
                                             (161 of 187)

          Agreement prior to such date and Clause 27 of the JV Agreement shall continue in full force and effect.

3.   The Continuing Parties hereby agree that the New Ultimate
     Parent shall be entitled to all the benefits conferred by the JV Agreement on the Retiring Ultimate Parent.

4.   For the purposes of Clause 40 of the JV Agreement
     (relating to notices) any notice shall be sent to the New
     Ultimate Parent at its address set out above or at such other address as it may notify to each of the Continuing
     Parties for this purpose.

5. This Deed shall be governed and construed in accordance with the laws of England and Wales.

THIS DEED has been executed on the date first before written


EXECUTED by BRITISH                )
TELECOMMUNICATIONS public          )
limited company by means           )
of these signatures and            )
DELIVERED                          )


EXECUTED by                        )
MOORGATE (TWELVE) LIMITED          )
by means of these signatures       )
and DELIVERED                      )


EXECUTED by                        )
MCI COMMUNICATIONS CORPORATION     )
by means of these signatures       )
and DELIVERED                      )













                                             Exhibit 10(l)
                                             -------------
                                             (162 of 187)

EXECUTED by                        )
MCI VENTURES CORPORATION           )
by means of these signatures       )
and DELIVERED                      )


EXECUTED by                        )
CONCERT COMMUNICATIONS COMPANY     )
by means of these signatures       )
and DELIVERED                      )


EXECUTED by                        )
[NEW ULTIMATE PARENT]              )
by means of these signatures       )
and DELIVERED                      )


































                                             Exhibit 10(l)
                                             -------------
                                             (163 of 187)

                              SCHEDULE 4

                     United States Tax Treatment

Pursuant to Clause 41 of the Agreement, the Parties have agreed to abide by the provisions set out hereunder.

ARTICLE I.  DEFINITIONS.

For the purposes of this Schedule 4, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) or the meaning given to such term in the Agreement.

1.1  Adjusted Capital Account Deficit.

"Adjusted Capital Account Deficit" means, with respect to any Shareholder, the deficit balance, if any, in such Shareholder's Capital Account as of the end of the relevant
Fiscal Year, after giving effect to the following adjustments:

          (i) such Capital Account shall be deemed to be increased by any amounts that such Shareholder is obligated to restore to NEWCO (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (1) the penultimate sentence of Regulation Section
          1.704-2(g)(1) or (2) the penultimate sentence of Regulation Section 1.704-2(i)(5); and

          (ii) such Capital Account shall be deemed to be decreased by the items described in Regulation
          Sections 1.704-1(b) (2) (ii) (d) (4), (5), and (6).

1.2  Book Tax Value.

"Book Tax Value" means, with respect to any asset of NEWCO, the adjusted tax basis of such asset as of the relevant date for U.S. Federal income tax purposes, except as follows:











                                             Exhibit 10(l)
                                             -------------
                                             (164 of 187)

          (i)  the Book Tax Values of all Partnership assets
          (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:

               (1) the acquisition of an additional interest in NEWCO by any new or existing Shareholder in exchange for more than a de minimis Capital
               Contribution;

               (2)  the distribution by NEWCO to a
               Shareholder of more than a de minimis amount of money or NEWCO property as consideration for an interest in NEWCO; and

               (3)  the liquidation of NEWCO within the
               meaning of Regulation Section 1.704-1(b) (2)
               (iv) (f) (5) (ii); and

          (ii) if the Book Tax Value of an asset has been determined or adjusted pursuant to subsection (i) above, such Book Tax Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 4.1.

The foregoing definition of Book Tax Value is intended to comply with the provisions of Regulation Section 1.704-1(b)
(2) (iv) and shall be interpreted and applied consistently therewith.

1.3  Capital Account.

"Capital Account" has the meaning given to it in Section 2.3.

1.4  Capital Contribution.

"Capital Contribution" means those contributions made or to be made to the capital of NEWCO by the Shareholders and credited to their respective Capital Accounts pursuant to Article II valuing any asset contributed by a Shareholder at its fair market value.







                                             Exhibit 10(l)
                                             -------------
                                             (165 of 187)

1.5  Capital Transactions.

"Capital Transactions" means a Transfer or taking of all or substantially all of NEWCO's property (including, without limitation, eminent domain or condemnation proceedings).

1.6  Code.

"Code" means the United States Internal Revenue Code of 1986, as amended from time to time or any successor statute. A reference to a Section of the Code shall be deemed to include any amendatory or successor provision therein.

1.7  Depreciation.

"Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. Federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Tax Value of an asset differs from its adjusted basis for U.S. Federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Tax Value as the U.S. Federal income tax depreciation amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each Fiscal Year shall be determined under a method reasonably selected by the Tax Matters Shareholder.

1.8  Fiscal Year.

"Fiscal Year" means the tax year of NEWCO, which shall be a fiscal year ending on March 31.

1.9  Independent Accountant.

"Independent Accountant" means Coopers & Lybrand or such other internationally recognised firm of certified public accountants as the Shareholders may select.








                                             Exhibit 10(l)
                                             -------------
                                             (166 of 187)

1.10 Nonrecourse Liability.

"Nonrecourse Liability" means any NEWCO liability (or portion thereof) for which no Shareholder or Related Person bears the economic risk of loss for that liability under Regulation
Sections 1.752-1(a)(2) and 1.752-2.

1.11 Partner Nonrecourse Debt.

"Partner Nonrecourse Debt" has the meaning ascribed to such term in Regulation Section 1.704-2(b)(4).

1.12 Partner Nonrecourse Debt Minimum Gain.

"Partner Nonrecourse Debt Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Partner Nonrecourse Debt, that should be realised by NEWCO if it disposed of the NEWCO property subject to such Partner Nonrecourse Debt in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance with Regulation Sections 1.704-2(i) (3) and (k), and the determination of a Shareholder's share of minimum gain attributable to a Partner Nonrecourse Debt in accordance with Regulation Section 1.704-2(i) (5).

1.13 Partner Nonrecourse Deductions.

"Partner Nonrecourse Deductions" means the excess, if any, of
(i) the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain during any Fiscal Year over (ii) the aggregate amount of any distributions during such Fiscal Year of proceeds of a Partner Nonrecourse Debt that are allocable to an increase in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulation Sections 1.704-2(i) (2).

1.14 Partnership Minimum Gain.

"Partnership Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Nonrecourse Liability of NEWCO, that should be realized by NEWCO if it disposed of the NEWCO property subject to such Nonrecourse Liability in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in






                                             Exhibit 10(l)
                                             -------------
                                             (167 of 187)

accordance with Regulation Sections 1.704-2(d) and (k), and the determination of a Shareholder's share of Partnership
Minimum Gain in accordance with Regulation Section 1.704-2(e).

1.15 Profits and Losses.

"Profits" and "Losses" means, for each Fiscal Year or part thereof, the taxable income or loss of NEWCO for such Fiscal Year determined, solely for U.S. Federal income tax purposes, in accordance with Code Section 703(a) (for this purpose, all terms of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a) (1) shall be included in taxable income or loss), with the following adjustments:

          (i)  any income of NEWCO that is exempt from U.S.
          Federal income tax shall be added to such taxable income or loss;

          (ii) any expenditure of NEWCO not deductible in computing U.S. taxable income and not properly chargeable to the Shareholders' Capital Accounts as described in Code Section 705(a) (2) (B) or treated as such pursuant to Regulation Section 1.704-1(b)
          (2) (iv) (i) shall be subtracted from such U.S.
          taxable income or loss;

          (iii) any Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss;

          (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for U.S. Federal income tax purposes shall be computed with reference to the Book Tax Value of property disposed of, rather than the adjusted tax basis of such property; and











                                             Exhibit 10(l)
                                             -------------
                                             (168 of 187)

          (v) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction, or other item thereof allocated pursuant to Section
          4.3 (i) (2) and (i) (4).

1.16 Regulation.

"Regulation" means the income tax regulations promulgated under the Code by the U.S. Department of the Treasury (whether final or temporary), as such regulations may be amended from time to time. A reference to the Regulations shall be deemed to include any amendatory or successor provision therein.

1.17 Regulatory Allocations.

"Regulatory Allocations" has the meaning given to it in
Section 3.3(a) (vi).

1.18 Tax Return.

"Tax Return" means the annual U.S. Federal income tax return of NEWCO, whether on Form 1065 or such other form as may hereafter be prescribed by the U.S. Internal Revenue Service.

1.19 Tax Matters Shareholder.

"Tax Matters Shareholder" means MCH which shall be the tax matters partner pursuant to Code Section 6231(a)(7). MCH shall not file any tax return (whether federal or state) with respect to the partnership (in its capacity as tax matters partner) without the approval of BTH, which approval shall not be unreasonably withheld. BTH shall be deemed to have given such approval if BTH does not indicate its written objection (which may be delivered by facsimile) to MCH within 45 days of the filing deadline referred to in Section 4.2. If BTH does not approve of any proposed filing of a tax return by MCH, BTH and MCH shall seek, in good faith, to resolve their disagreement. If they cannot resolve their disagreement within 10 days, either of BTH or MCH may request that the disagreement be resolved by the Independent Accountants and the Independent Accountants shall be instructed to resolve the dispute in such manner as they believe will maximize, in the








                                             Exhibit 10(l)
                                             -------------
                                             (169 of 187)

aggregate, the Federal, state and local income tax advantages and will minimize, in the aggregate, the Federal, state, and local income tax detriments, available to NEWCO's Shareholders. MCH shall take any steps necessary pursuant to Code Section 6223(a) to designate BTH a "notice partner" if BTH so requests. MCH shall keep BTH informed of administrative and judicial proceedings relating to the adjustment at the partnership level of "partnership items" (as defined in Code Section 6231(a)(3)), shall provide BTH with copies of any written materials MCH receives from or submits to the IRS, shall inform BTH of any meetings with the IRS and shall permit BTH to participate in such meetings. MCH shall advise BTH if any written proposed adjustment by the Internal Revenue Service would increase BTH's U.S. Federal income tax liability (or decrease its U.S. Federal income tax benefits) by more than $100,000 in any fiscal year. If MCH proposes that such adjustment be approved, MCH shall not concede such adjustment without BTH's approval, which will not be unreasonably withheld. In the event of a disagreement between MCH and BTH with respect to such adjustment, the procedures for resolution set for above shall apply. Nothing in this Agreement is intended to waive any rights, including rights to participate in administrative and judicial proceedings, that BTH may have under Code Sections 6221 to 6233.

1.20 Transfer.

"Transfer" means a sale, transfer, assignment, or other disposition.

ARTICLE II. INVESTMENT OBLIGATIONS

2.1  Capital Contributions.

The initial Capital Contributions made to NEWCO by the Shareholders shall be the amounts paid by the Shareholders pursuant to Clause 6.2(a) together with, in the case of the A
Shareholder, any amount paid by the A Shareholder by way of subscription for Shares prior to Closing.











                                             Exhibit 10(l)
                                             -------------
                                             (170 of 187)

2.2  Additional Capital Contributions.

Shareholders shall make additional Capital Contributions or loans to NEWCO in accordance with Clause 21 of the Agreement.

2.3  Capital Accounts

A Capital Account shall be maintained for each Shareholder on the books of NEWCO in compliance with the requirements of Code
Section 704(b) and the Regulations thereunder. Each Capital Account shall be increased by (i) the Capital Contributions of such Shareholder, (ii) allocations to such Shareholder of income and gain (or items thereof) as set forth in Article III, and (iii) any positive adjustment to such Capital Account by reason of an adjustment to the Book Tax Value of NEWCO assets. Each Capital Account shall be decreased by (i) the amount of any cash and the fair market value of any property (net of any liabilities secured by such property that such Shareholder is considered to assume or take subject to under Code Section 752 and the Regulations thereunder), and (ii) Losses, Partner Nonrecourse Deductions, and items of loss or deduction allocated to such Shareholder as set forth in
Article III, and (iii) any negative adjustment to such Capital Account by reason of an adjustment to the Book Tax value of NEWCO assets.


ARTICLE III.   PROFITS AND LOSSES.

3.1  Book Tax Allocation of Profit and Losses.

          (a) This Section 3.1 and Section 3.2 set forth the general rules for book tax allocations to the Shareholders, including allocations with respect to operations and liquidation of NEWCO for maintaining books, solely for U.S. Federal income tax purposes, reflecting the Shareholders' Capital Accounts, or share of Profit, Losses, or other items, or distributions pursuant to this Agreement as required for U.S. Federal income tax purposes under Code Section 704(b) and the Regulations thereunder.









                                             Exhibit 10(l)
                                             -------------
                                             (171 of 187)

          These provisions do not apply to the requirement that NEWCO maintain books and records for financial reporting purposes in accordance with Section 14.1 of the Agreement. Commencing on the date hereof, Profits and Losses, other than those Profits and Losses arising from Capital Transactions described in Section 3.2, shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

3.2 Book Tax Allocation of Profits and Losses From Capital
Transactions.  The Profits and Losses of NEWCO resulting from
Capital Transactions shall be allocated as follows:

          (a) Profits. Profits from Capital Transactions shall be allocated as follows:

               (i) First, to the Shareholders with negative balances in their Capital Accounts in proportion to such negative balances, until such balances equal zero;

               (ii) Second, to the Shareholders the minimum amount necessary to place the Capital Account balances of the Shareholders in the same proportion as their Percentage Interests; and

               (iii) Third, the balance shall be allocated to the Shareholders in accordance with their respective Percentage Interests.

          (b) Losses. Losses from Capital Transactions shall be allocated as follows:

               (i) First, to the Shareholders with positive balances in their Capital Accounts, in proportion to such positive balances, until such balances equal zero, and

               (ii) Second, any remaining loss shall be allocated to the Shareholders in accordance with their respective Percentage Interests.








                                             Exhibit 10(l)
                                             -------------
                                             (172 of 187)

3.3 Limitations on Book Tax Allocations.

Notwithstanding the general allocation rules set forth in
Section 3.2, the following special allocation rules and limitations shall apply for maintaining books reflecting the Shareholders' Capital Accounts, or share of Profits, Losses, or other items, or distributions pursuant to this Agreement, as required for U.S. Federal income tax purposes under Regulation Section 1.704-1(b) under the circumstances described.

          (a)  Deficit Capital Account and Nonrecourse Debt
          Rules.

               (i)  Limitations on Loss Allocations. The
               losses allocated to any Shareholder pursuant to Section 3.1 or 3.2 with respect to any Fiscal Year shall not exceed the maximum amount of losses that can be so allocated without causing such Shareholder to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All losses in excess of the limitation set forth in this Section 3.3(a)(i) shall be allocated (A) first, to those Shareholders who will not be subject to this limitation, in the ratio that their Percentage Interests bear to each other, and (B) second, any remaining amount to the Shareholders in the manner required by the Code and the Regulations.

               (ii) Qualified Income Offset.  If in any
               Fiscal Year a Shareholder unexpectedly
               receives an adjustment, allocation or
               distribution described in Regulation Section
               1.704-l(b) (2) (ii) (d) (4), (5), or (6), and
               such adjustment, allocation, or distribution causes or increases an Adjusted Capital Account Deficit for such Shareholder, then, before any other allocations are made under this Agreement or otherwise, such Shareholder shall be allocated items of income and gain








                                             Exhibit 10(l)
                                             -------------
                                             (173 of 187)

               (consisting of a pro rata portion of each item of NEWCO income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account
               Deficit as quickly as possible.

               (iii) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, except as provided in Regulation Section 1.704-2(f)(2 ),
               (3), or (5) each Shareholder shall be
               allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Shareholder's share of the net decrease in Partnership Minimum Gain during such Fiscal Year. If NEWCO has discretion on the applicability of an exception provided pursuant to Regulations Section 1.704-2(f)
               (5), the Tax Matters Shareholder may exercise such discretion on behalf of NEWCO. The Tax Matters Shareholder may, if the application of this Partnership Minimum Gain Chargeback requirement would cause a distortion in the economic arrangement among the Shareholders, ask the U.S. Internal Revenue Service to waive the minimum gain chargeback requirement pursuant to Regulation Section 1.704-2(f)(4). To the extent that this Section 3.3(a)(iii) is inconsistent with Regulation Section 1.704-2(f) or incomplete with respect to such Regulations, the Partnership Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Regulation.

               (iv) Partner Nonrecourse Debt Minimum Gain
               Chargeback. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, then, except as provided in Regulation Section 1.704-2(i)(4), each
               Shareholder with a share of Partner








                                             Exhibit 10(l)
                                             -------------
                                             (174 of 187)

               Nonrecourse Debt Minimum Gain shall be
               allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Shareholder's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such Fiscal Year. The Tax Matters Shareholder may, if the application of this Partner Nonrecourse Debt Minimum Gain Chargeback requirement would cause a distortion in the economic arrangement among the Shareholders, ask the U.S. Internal Revenue Service to waive the minimum gain chargeback requirement pursuant to Regulations Sections 1.704-2(f) (4) and 1.704-2(i)(4). To
               the extent that this Section 3.3(a) (iv) is inconsistent with Regulation Section 1.704-2(i) or incomplete with respect to such Regulations, the Partner Nonrecourse Debt Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Regulation.

               (v) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated among the shareholders in accordance with the ratios in which the Shareholders share the economic risk of loss for the Partner Nonrecourse Debt that gave rise to those deductions. This allocation is intended to comply with the requirements of Regulation
               Section 1.704-2(i) and shall be interpreted and applied consistently therewith.

               (vi) Limited Effect and Interpretation. The special rules set forth in Sections 3.3(a)(i),
               (ii), (iii), (iv), and (v) (the "Regulatory
               Allocations") shall be applied only to the extent required by applicable Regulations for the resulting allocations provided for in this










                                             Exhibit 10(l)
                                             -------------
                                             (175 of 187)

               Section 3.3, taking into account such
               Regulatory Allocations, to be respected for Federal income tax purposes. The Regulatory
               Allocations are intended to comply with
               therequirements of Regulation Section
               1.704-1(b), 1.704-2, and 1.752-1 through
               1.752-5 and shall be interpreted and applied consistently therewith.

               (vii) 704(b) Curative Allocations.    Section
               3.3(a)(i) and (ii) may not be consistent with the manner in which the Shareholders intend to divide NEWCO Profits, Losses, and similar items. Accordingly, Profits, Losses, and other items will be allocated among the Shareholders in a manner consistent with Regulation Sections 1.704-1(b) and 1.704-2 and
               Section 3.3(a) so as to negate as rapidly as possible any deviation from the manner in which NEWCO Profits, Losses, and similar items are intended to be allocated among the Shareholders pursuant to Section 3.1 that is caused by Section 3.3(a)(i) and (ii).

               (viii) Change in Regulations.  If the
               Regulations' incorporation of the Regulatory
               Allocations are hereafter changed or if new
               Regulations are hereafter adopted, and such changed or new regulations, in the opinion of the Tax Matters Shareholder, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article 4 would not be respected for Federal income tax purposes, the Tax Matters Shareholder shall propose such reasonable amendments to this Agreement as, in the opinion of the Tax Matters Shareholder, are necessary or desirable, taking into account the interests of the Shareholders as a whole and all other relevant factors to avoid or








                                             Exhibit 10(l)
                                             -------------
                                             (176 of 187)

               reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Shareholder pursuant to this Agreement. Subject to the approval of BTH, which shall not be unreasonably withheld, the Shareholders shall adopt such amendments.

          (b)  Special Allocations in the Event of Audit
          Adjustments. The following special allocations shall be made in the following order:

               (i) If for any taxable period of NEWCO, NEWCO is deemed to have income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from NEWCO's provision of services, or its grant of a license or sublicense to its intangible property to any Shareholder or Affiliate of any Shareholder, such income shall be allocated to the Shareholder that received such services, license or sublicense (or the Shareholder whose Affiliate received such services, license or sublicense) and any related deemed cash distribution shall be treated as having been made to the same Shareholder.

               (ii) If for any taxable period of NEWCO, NEWCO is deemed to have a reduction in income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from NEWCO's provision of services, or its grant of a license or sublicense to its intangible property to any Shareholder or Affiliate of any Shareholder, such reduction in income shall be allocated to the Shareholder that received such services, license or sublicense (or the Shareholder whose Affiliate received such services, license or sublicense) and any related deemed cash contribution shall be treated as having been made by the same Shareholder.







                                             Exhibit 10(l)
                                             -------------
                                             (177 of 187)

               (iii) If for any taxable period of a
               Shareholder, such Shareholder is deemed to have income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Shareholder's provision of services, or its grant of a license or sublicense to its intangible property to NEWCO, any NEWCO deduction associated with such redetermination of income shall be allocated to the Shareholder that provided such services, license or sublicense and any related deemed cash contribution shall be treated as having been made by the same Shareholder.

               (iv) If for any taxable period of a Sharehold-

               er, such Shareholder is deemed to have a reduction in income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Shareholder's provision of services, or its grant of a licence or sublicense to its intangible property to NEWCO, any reduction of a NEWCO deduction associated with such redetermination shall be allocated to the Shareholder that provided such services, license or sublicense, and any related deemed cash distribution shall be treated as having been made to the same Shareholder.

3.4   Restoration of Negative Capital Accounts.

At no time shall a Shareholder with a negative balance in its Capital Account have any obligation to NEWCO or to another
Shareholder to restore such negative balance.

3.5 Allocations to Transferred NEWCO Interests. Profits, losses, gains, deductions and expenses allocated to a NEWCO interest transferred during a Fiscal Year shall be allocated to each Person who was the holder of a NEWCO interest for an










                                             Exhibit 10(l)
                                             -------------
                                             (178 of 187)

interim period during such Fiscal Year in respect of which interim period the books of NEWCO shall be closed, or in any other manner permitted by the Code and agreed to by the transferee and the transferor of the NEWCO interest. The effective date of the assignment shall be the actual date of the transfer as recorded on the books of NEWCO.

3.6  Tax Allocations.  Code Section 704(c).

          (a) In General. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of NEWCO shall, solely for U.S. federal income tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to NEWCO for U.S. federal income tax purposes and its initial fair market value.

          (b)  Revaluations.  In the event the assets
          reflected in the Capital Accounts of the Shareholders are adjusted pursuant to Code Section 704(b) and the Regulations thereunder, subsequent allocations of income, gain, loss, and deduction with respect to any asset so adjusted shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and the value as adjusted in the same manner as under Code Section 704(c) and the Regulations thereunder.

          (c) 704(c) Ceiling Allocations. To correct any distortions in allocations ("704(c) Ceiling Allocations") created by the rules of Code Section 704(c) and the regulations thereunder (the "ceiling rule"), NEWCO may make allocations of items that differ from the allocation of such items for book purposes so that, to the extent possible, equal allocations of book and tax items may be made to noncontributing Shareholders. Such allocations shall be made in the discretion of the Tax Matters Shareholder and shall be consistent with the requirements of the Regulations under Code Section 704(c). If NEWCO does not have other tax items of






                                             Exhibit 10(l)
                                             -------------
                                             (179 of 187)

          income, gain, loss, or deduction sufficient in amount and of the same type to equalize allocations of book and tax items, the Tax Matters Shareholder may elect to make 704(c) Ceiling Allocations in the next succeeding taxable year in which it has sufficient other items of the same type.

ARTICLE IV.  ACCOUNTING, REPORTS AND TAX MATTERS.

4.1  Books and Records.

In addition to the financial information required to be kept by Sections 14 and 15 of the Agreement, NEWCO shall maintain such books and records as are necessary for the preparation of U.S. Federal, state, and local income and franchise tax returns (in U.S. dollars) and shall maintain such books and records in the manner requested by the Tax Matters Shareholder for the review of the U.S. Internal Revenue Service.

4.2  Annual Tax Returns.

The Independent Accountants shall prepare all required U.S. income and franchise tax returns, drafts of which shall be furnished to the Shareholders 60 days before the filing deadline as extended for review. Subject to Section 1.19, the Tax Matters Shareholder shall approve of such tax returns and file all required U.S. income and franchise tax returns. The Tax Matters Shareholder is hereby authorized to take all acts, make all elections, and take whatever reasonable steps are required to maximize, in the aggregate, the Federal, state and local income tax advantages available to NEWCO's Shareholders and shall defend all tax audits and litigation with respect thereto.

4.3 Withholding. NEWCO shall comply with all withholding requirements under U.S. Federal, state, and local law and shall remit amounts withheld to, and files required forms with, the applicable authorities. To the extent NEWCO is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Shareholder, the amount withheld shall be treated as a









                                             Exhibit 10(l)
                                             -------------
                                             (180 of 187)

distribution in the amount of the withholding to that Shareholder. In the event of any claimed overwithholding, the Shareholder shall have no rights against NEWCO or any other Shareholder. In the event of any claimed overwithholding, the Shareholder shall have no rights against NEWCO or any other Shareholder. If the amount required to be withheld was not withheld from actual distributions, NEWCO may, at its option,
(i) require the Shareholder to which the withholding was credited to reimburse NEWCO for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. Each Shareholder agrees to furnish NEWCO with any representations and forms as shall reasonably be requested by NEWCO to assist it in determining the extent of, and in fulfilling, its withholding obligations.

ARTICLE V - OTHER MATTERS

5.1 Tax Losses (as defined for the purposes of Clause 16) shall not be surrendered by way of group relief to the A Shareholder in excess of the proportion set forth in Claus 16.2(a). The references in paragraphs (a) to (d) below to "MCH's share of UK tax loss" in relation to a Financial Year shall mean the proportion of the Tax Losses for the Financial Year which may not be surrendered to Claimant Companies (as defined in Clause 16.1(a)) by virtue of the restriction in Clause 16.2(a).

5.2 In accordance with the principles set out in Section 5.1 above, NEWCO will, in relation to each Financial Year, issue:

          (a) An annual statement of the amount of MCH's share of UK tax loss attributable to its interest in NEWCO;

          (b) An annual certification that no portion of MCH's share of UK tax loss, expenses, or deductions taken into account in computing MCH's share of UK tax loss has been, or will be, used to offset the income of any other person other than NEWCO under the income tax laws of any country other than the









                                             Exhibit 10(l)
                                             -------------
                                             (181 of 187)

          US, (for this purpose any agreement between NEWCO and its UK shareholders whereby, company's losses have been surrendered to any of its UK shareholder(s) will be forwarded in writing to
          MCH); and

          (c) An annual certification that arrangements have been made to ensure that no portion of MCH's share of UK tax loss will be used to offset the income of another person other than NEWCO under the laws of a country other than the US and that MCH will be informed of any such foreign use of any portion of MCH's share of UK tax loss;

          (d) Company shall notify MCH in writing if in any Financial Year up to and including the 15th Financial Year following the year in which MCH's share of UK tax loss was incurred, any portion of the losses, expenses, or deductions taken into account in computing MCH's share of company's UK tax loss is used by any means to offset the income of any other person other than NEWCO under the income tax laws of a country other than the US.



























                                             Exhibit 10(l)
                                             -------------
                                             (182 of 187)

                              SCHEDULE 5

                          List of Contracts

The Infonet Shareholders Services Agreement and related sales, marketing and support arrangements with Infonet.

The Intellectual Property Co-Development Agreement among certain parties and MCI Telecommunications Corporation dated
December 18, 1992 and related agreements.

MCI Calling Card Marketing Arrangements, to the extent MCI
Calling Card services may be an Enhanced and Value Added
Telecommunications Service.

MCI Mail Distribution Agreements.

MCI's participation in FNA.
































                                             Exhibit 10(l)
                                             -------------
                                             (183 of 187)

                              SCHEDULE 6

Treatment of Newco Funding from Early Start Completion to
Closing

Pursuant to Clause 6.10(c) of the Agreement, the Parties agree to comply with the terms of this Schedule 6 in order to calculate the Loss Adjustment.

1.   Definitions

For the purposes of this Schedule 6, capitalised terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined);

"Losses" means the total expenses of NEWCO less its total revenues for the Early Start Term as set out in the Statement;

"the Loss Adjustment" means an amount equal to (a) 0.6956 multiplied by (b) the Losses;

"Accrued Start-up Costs" means any Start-up Costs of MCI and any MCI and BT Initial Development Costs;

"the Statement" means the statement prepared by NEWCO pursuant to Clause 2 of this Schedule 6;

"Start-up Costs" has the same meaning as in the Early Start
Agreement;


2.   The Statement

     NEWCO shall prepare and submit to the Shareholders at the same time as the proposed Closing Balance Sheet pursuant to Clause 6.5 of the Agreement, a consolidated statement of the profit and loss of the NEWCO Group for the Early Start Term (the "Statement") for the purpose of determining the Losses. Such Statement shall be in the format set out in the First AOPB and shall be prepared in accordance with all relevant statutes and generally









                                             Exhibit 10(l)
                                             -------------
                                             (184 of 187)

     accepted United Kingdom accounting principles, including all relevant Statements of Standard Accounting Practice consistent with such principles, practices and standards as are applied by BT in its consolidated audited accounts subject to the software and technology development expenditure being treated as an expense. Such Statement shall not include any Accrued Start-up Costs.

3.   Syncordia Goodwill

     No goodwill created as a consequence of completion of the Syncordia Acquisition Agreement shall be treated as:

          (a) an asset in the Early Start Balance Sheet and/or the Closing Balance Sheet except as provided in Clause 6.10(b) of this Agreement; or

          (b) as a loss for the calculation of Losses.
































                                             Exhibit 10(l)
                                             -------------
                                             (185 of 187)

                               ANNEX 1

                        Form of Comfort Letter
                        from the EC Commission

ARTICLE 85(3) COMFORT LETTER EXHIBIT

Closing Condition 2.(b)(ii)(C)
Version 1


[Commission of The European Communities
Directorate-General for Competition IV/B- ]


Re:  Case No. IV [    ]
     Notification of BT/MCI Agreements

Dear Sirs,

I refer to the above notification.

[The Commission has made a number of observations in relation to the agreements. The parties have agreed to amend the agreements in order to reflect the Commission's observations.]

On the basis of the information provided on notification concerning the agreements between BT and MCI, the Commission's
Directorate-General for Competition has now completed a preliminary examination of this case.

The result of this examination is that the agreements [as amended] appear to contain restrictions of competition falling under the prohibition of Article 85(1) of the EEC Treaty, namely
     ...
However, the Directorate-General for Competition takes the view that you have provided sufficient prima facie justification for an exemption to be granted by the Commission [or that the agreements would be eligible for exemption under
Article 85(3) of the Treaty].









                                             Exhibit 10(l)
                                             -------------
                                             (186 of 187)

It has been agreed with you that the notification under consideration may be dealt with by means of an administrative letter closing the file.

A notice concerning the agreements was published in the Official Journal of the European Communities No. C... of ...
. The Directorate-General for Competition has received no [or has received] observations from interested third parties following publication of that notice.

The Directorate-General for Competition, therefore, considers that it is not necessary to conclude the procedure by proposing to the Commission to adopt a formal decision granting an exemption under Article 85(3), as laid down in
Article 6 of Council Regulation 17/62, and the file will thus be closed.


However, the case could be reconsidered if the factual or legal situation changes as regards an essential aspect of the agreements which affects their evaluation.


Naturally any re-opening of this file would be without prejudice to the legal consequence of the notification, particularly as regards the immunity from fines provided by
Article 15(5) of Council Regulation 17/62.

Yours faithfully

Director



















                                             Exhibit 10(l)
                                             -------------
                                             (187 of 187)

ARTICLE 85(3) COMFORT LETTER EXHIBIT

Closing Condition 2.(b)(ii)(C)
Version 2

[Commission of The European Communities
Directorate-General for Competition IV/B- ]

Re:  Case No. IV [    ]
     Notification of BT/MCI Agreements

Dear Sirs,

I refer to your notification of .... of the above agreements.

The Commission has made a number of observations in relation to these agreements. Reference is made in particular to my letter of .... .  The parties have agreed to amend the
agreements [or to give the undertaking, or comply with the
condition that ....] in order to reflect the Commission's
observations, and give that amendment [or undertaking, or indicated their willingness to comply with that condition] to the Commission by letter dated .... .

On that basis I can therefore confirm that, at this stage of the procedure, I have come to the conclusion that the conditions for an individual exemption under Article 85(3) appear to be fulfilled.

Thus, it will be proposed to the Commission to initiate a procedure under Article 6 of Regulation No. 17, in order for an exemption pursuant to Article 85(3) of the Treaty to be made. In this respect, my services are preparing, in conformity with the application of Article 19(3) of Regulation No. 17, the publication of a summary of your notification in order to invite all interested third parties to submit their observations to the Commission.

Yours faithfully

Director